Exhibit 10.1
Execution Version

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT
AGREEMENT, dated as of September 18, 2023 (this “Amendment”), is entered into by Laureate Education, Inc., a public benefit corporation formed under the laws of the State of Delaware (the “Borrower”), the other Credit Parties party hereto, Citibank, N.A., as Administrative Agent and Collateral Agent (in such capacities, the “Administrative Agent”), and certain financial institutions listed on the signature pages hereto.

RECITALS

WHEREAS, reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of October 7, 2019, by and among the Borrower, the lending institutions party thereto from time to time and Citibank, N.A., as administrative agent and collateral agent (as amended by the First Amendment, dated as of July 20, 2020, as further amended by the Second Amendment, dated as of December 23, 2022, the “Credit Agreement” and, as further amended hereby, the “Amended Credit Agreement”);

WHEREAS, in accordance with Section 12.9 of the Credit Agreement, Citibank, N.A. desires to resign as Administrative Agent and Collateral Agent (in such capacities, the “Retiring Agent”) under the Credit Agreement and other Credit Documents, the Required Lenders and the Borrower have agreed to appoint Goldman Sachs Bank USA as the successor administrative agent and collateral agent (in such capacities, the “Successor Agent”) and the Successor Agent agrees to act as the successor Administrative Agent and Collateral Agent under the Credit Agreement and other Credit Documents following the effectiveness of the resignation of the Retiring Agent after the date hereof;

WHEREAS, pursuant to the Credit Agreement, the Revolving Credit Lenders thereunder (each, a “Series 2024 Revolving Credit Lender”) previously provided Series 2024 Revolving Credit Commitments (as defined in the Credit Agreement) to the Borrower on the Closing Date (such commitments, the “Series 2024 Revolving Credit Commitments” and any Revolving Credit Loans in respect thereof, the “Series 2024 Revolving Credit Loans”);

WHEREAS, in accordance with Section 2.15(b) of the Credit Agreement, the Borrower has made an Revolving Credit Extension Request (as defined in the Credit Agreement) to all Series 2024 Revolving Credit Lenders with Series 2024 Revolving Credit Commitments to convert their Series 2024 Revolving Credit Commitments into a new Class of Revolving Credit Commitments (the “Series 2028 Extended Revolving Credit Commitments”) upon the terms and subject to the conditions set forth herein;

WHEREAS, each of Citibank, N.A. (“Citibank”) and Goldman Sachs Lending Partners LLC (“GSLP”), in its capacity as a Series 2024 Revolving Credit Lender (together, the “Extending Revolving Credit Lenders”, and each, an “Extending Revolving Credit Lender”), agrees to convert its Series 2024 Revolving Credit Commitments into Series 2028 Extended Revolving Credit Commitments and each Extending Revolving Credit Lender (after giving effect to the Series 2028 Extended Revolving Credit Commitment Reduction (as defined below)) agrees to provide Series

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Exhibit 10.1
2028 Extended Revolving Credit Commitments in the amount set forth opposite such Extending Revolving Credit Lender’s name on Schedule II attached hereto upon the terms and subject to the conditions set forth herein;

WHEREAS, in accordance with Section 2.15 of the Credit Agreement, each Series 2024 Revolving Credit Lender that does not agree to convert its Series 2024 Revolving Credit Commitments into Series 2028 Revolving Credit Commitments shall remain as a Revolving Lender with Series 2024 Revolving Credit Commitments under and as defined in the Amended Credit Agreement;

WHEREAS, in accordance with Section 2.14 of the Credit Agreement, the Borrower has elected to increase the Series 2028 Extended Revolving Credit Commitments (the “Series 2028 Revolving Credit Commitment Increase”) and each of Goldman Sachs Bank USA (“Goldman Sachs”) and Scotiabank (as defined below) (the “Series 2028 Incremental Revolving Credit Lenders” and, together with the Extending Revolving Credit Lenders, the “Series 2028 Revolving Credit Lenders”) has agreed to provide incremental revolving commitments (the “Series 2028 Incremental Revolving Credit Commitments” and, together with the Series 2028 Extended Revolving Credit Commitments, the “Series 2028 Revolving Credit Commitments”) in the amount set forth opposite such Series 2028 Revolving Credit Lender’s name on Schedule II attached hereto upon the terms and subject to the conditions set forth herein;

WHEREAS, in accordance with the provisions of Sections 2.14(d) and 2.15(d) of the Credit Agreement, the Borrower wishes to amend the Credit Agreement to establish the Series 2028 Revolving Credit Commitments as more fully set forth in Section 3 below;

WHEREAS, in accordance with Section 4.2 of the Credit Agreement, in connection with and after giving effect to the establishment of the Series 2028 Revolving Credit Commitments, the Borrower has elected to permanently reduce the remaining Series 2024 Revolving Credit Commitments of the non-extending Series 2024 Revolving Credit Lenders to the amounts set forth in Schedule III attached hereto (the “Series 2024 Revolving Credit Commitment Reduction”);

WHEREAS, each of Goldman Sachs, Citi (as defined in the Engagement Letter) and The Bank of Nova Scotia (“Scotiabank”) has agreed to act as a joint lead arranger and a joint bookrunner (the “Lead Arrangers”) of this Amendment;

WHEREAS, the Borrower, the Successor Agent (as the Administrative Agent) and the Series 2028 Revolving Credit Lenders (constituting the Required Lenders) wish to make further amendments to the Credit Agreement as are permitted to be made pursuant to Section 13.1 of the Credit Agreement, in each case, as more fully set forth in Section 5 below; and

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

Section 1. Defined Terms; Interpretation; Etc. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement. This Amendment is a “Joinder Agreement”, “Extension Amendment” and a “Credit Document” (each as defined in the Credit Agreement).

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Section 2.    Agency Resignation and Appointment.

(a)This Amendment constitutes the request and notice required pursuant to Section
12.9 of the Credit Agreement.

(b)The Retiring Agent hereby provides notice of its resignation as Administrative Agent and Collateral Agent under the Credit Agreement and the other Credit Documents, effective upon the Agency Transfer Date (as defined below).

(c)In accordance with Section 12.9 of the Credit Agreement, the Required Lenders and the Borrower agree that Goldman Sachs Bank USA shall be appointed as the Successor Agent subject to the execution of an agency transfer agreement among the Resigning Agent, the Successor Agent and the Borrower, which shall be effectuated on a date after the Third Amendment Effective Date (such date, the “Agency Transfer Date”).

Section 3.    Series 2028 Revolving Credit Commitments; Letters of Credit.

(a)This Amendment constitutes the request and notice required pursuant to Section 2.15(b) of the Credit Agreement.

(b)Subject to and on the terms and conditions of this Amendment, each Extending Revolving Credit Lender agrees to convert all of its Series 2024 Revolving Credit Commitments to Series 2028 Extended Revolving Credit Commitments. In accordance with Section 4.2 of the Credit Agreement, in connection with and after giving effect to the establishment of the Series 2028 Extended Revolving Credit Commitments, the Borrower has elected to permanently reduce the Series 2028 Extended Revolving Credit Commitments held by the Extending Revolving Credit Lenders listed on Schedule I attached hereto to the amount set forth opposite such Series 2028 Extending Revolving Credit Lender’s name (the “Series 2028 Extended Revolving Credit Commitment Reduction”). Each Extending Revolving Credit Lender, on a several and not joint basis, agrees to extend to the Borrower, on the Third Amendment Effective Date, the Series 2028 Extended Revolving Credit Commitments (for the avoidance of doubt, after giving effect to the Series 2028 Extended Revolving Credit Commitment Reduction) in an amount equal to such Extending Revolving Credit Lender’s Series 2028 Extended Revolving Credit Commitment set forth on Schedule II attached hereto.

(c)Subject to and on the terms and conditions of and after giving effect to the foregoing clause (b) of this Amendment, each Series 2028 Incremental Revolving Credit Lender hereby agrees to commit to provide, on a several and not joint basis, its respective Series 2028 Incremental Revolving Credit Commitment as set forth on Schedule II attached hereto.

(d)Each Series 2028 Incremental Revolving Credit Lender agrees to make Series 2028 Revolving Credit Loans to the Borrower in Dollars or Alternative Currencies at any time and from time to time from the Third Amendment Effective Date prior to (but not on) the Series 2028 Revolving Credit Maturity Date, which Series 2028 Revolving Credit Loan shall not exceed, for any such Series 2028 Incremental Revolving Credit Lender at the time of any such incurrence thereof, the Series 2028 Revolving Credit Commitment of such Series 2028 Incremental Revolving Credit Lender as set forth on Schedule II attached hereto. After giving effect to the establishment of the Series 2028 Extended Revolving Credit Commitments, the Series 2028 Extended Revolving

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Credit Commitment Reduction and the Series 2028 Revolving Credit Commitment Increase, the aggregate amount of the Series 2028 Revolving Credit Commitments shall be $155,000,000.

(e)Each Series 2028 Incremental Revolving Credit Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement, (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Amended Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a Lender.

(f)From and after the Third Amendment Effective Date, (i) each Series 2028 Revolving Credit Lender acknowledges and agrees that upon the execution of this Amendment, it shall be a “Series 2028 Revolving Credit Lender”, a “Revolving Credit Lender” and a “Lender” for all purposes under the Amended Credit Agreement and the other Credit Documents and perform all of the obligations of, and have all the rights of, a Lender thereunder, (ii) each of the Series 2028 Revolving Credit Commitments of each Series 2028 Revolving Credit Lender shall be a “Series 2028 Revolving Credit Commitment” and a “Revolving Credit Commitment” for all purposes under the Amended Credit Agreement and the other Credit Documents and (iii) the Revolving Credit Loan of each Series 2028 Revolving Credit Lender under the Series 2028 Revolving Credit Commitments shall each be a “Series 2028 Revolving Credit Loan” and a “Revolving Credit Loan” for all purposes under the Amended Credit Agreement and the other Credit Documents.

(g)Subject to the satisfaction of the conditions set forth in Section 7 below, on the Third Amendment Effective Date, substantially concurrently with the establishment of the Series 2028 Revolving Credit Commitments, each Series 2024 Revolving Credit Loan and Swingline Loan outstanding under the Credit Agreement immediately prior to the effectiveness of this Amendment, shall be repaid in full (together with all accrued and unpaid interest on, and all other amounts owing in respect of, such Series 2024 Revolving Credit Loans and Swingline Loans) with a concurrent pro rata borrowing under the new Series 2028 Revolving Credit Commitments and 2024 Revolving Credit Commitments, with such borrowings and allocations as the Administrative Agent may reasonably require of the Revolving Credit Lenders to accomplish such resulting outstanding borrowing to be pro rata (the “Revolving Credit Loan Repayment”).

(h)Each Series 2028 Revolving Credit Lender hereby automatically and without further action is deemed to have acquired a participation in any outstanding Letters of Credit such that, after giving effect thereto, each Revolving Credit Lender shall have a participation in any such outstanding Letters of Credit equal to such Revolving Credit Lender’s Revolving Credit

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Exhibit 10.1

Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit.

(i)Pursuant to Section 3.6(a) of the Credit Agreement, the Borrower has chosen to replace each Letter of Credit Issuer (other than the Letter of Credit Issuer set forth in clause (b) of the definition of “Letter of Credit Issuer” in the Amended Credit Agreement) and the Borrower hereby adds Goldman Sachs, and Goldman Sachs agrees to act, as a Letter of Credit Issuer on terms set forth in the Amended Credit Agreement. This Amendment constitutes the notice by the Borrower required pursuant to Section 3.6(a) of the Credit Agreement. On the Third Amendment Effective Date, the Borrower shall pay to the replaced Letter of Credit Issuers all accrued and unpaid fees pursuant to Sections 4.1(c) and 4.1(d) of the Credit Agreement (for the avoidance of doubt, other than with respect to any Existing Letter of Credit’s Issuing Bank). As of the Third Amendment Effective Date, the only Letter of Credit existing under the Amended Credit Agreement is the letter of credit listed on Schedule IV attached hereto.

(j)The Administrative Agent shall be authorized to mark the Register accordingly to reflect the amendments and adjustments set forth herein.

Section 4.    Series 2024 Revolving Credit Commitment Reduction.

(a)This Amendment constitutes the notice required pursuant to Section 4.2 of the Credit Agreement.

(b)After giving effect to the establishment of the Series 2028 Revolving Credit Commitments, the Borrower has elected to permanently reduce the aggregate amount of the Series 2024 Revolving Credit Commitments of the Series 2024 Revolving Credit Lenders to
$145,000,000 and the Series 2024 Revolving Credit Commitments of each of the Series 2024 Revolving Credit Lenders after giving effect to the Series 2024 Revolving Commitment Reduction is as set forth on Schedule III attached hereto.

Section 5. Amendments to the Credit Agreement. Effective as of the Third Amendment Effective Date after giving effect to the Series 2028 Extended Revolving Credit Commitment Reduction, the Series 2028 Revolving Credit Commitment Increase and the Series 2024 Revolving Credit Commitment Reduction as set forth above, the Borrower, the Administrative Agent and the Series 2028 Revolving Credit Lenders (constituting the Required Lenders after giving effect thereto) agree that (a) the Credit Agreement is hereby amended in its entirety to read as set forth in the Amended Credit Agreement attached as Exhibit A attached hereto and (b) Schedules 1.1(g) and 10.4 of the Amended Credit Agreement are hereby amended and restated as set forth in Exhibit B attached hereto.

Section 6. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders party hereto and the Administrative Agent that, as of the date hereof:

(a)After giving effect to this Amendment, the representations and warranties set forth in Section 8 of the Amended Credit Agreement are true and correct in all material respects on and as of the date hereof to the same extent as if made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such

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Exhibit 10.1

representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that to the extent any such representation and warranty is already qualified by materiality or Material Adverse Effect, such representation and warranty shall be true and correct in all respects.

(b)The Borrower and each Material Subsidiary (i) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (ii) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

(c)Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Amendment and performance of the Amended Credit Agreement and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment and the Amended Credit Agreement.

(d)The execution and delivery of this Amendment and the performance of the Amended Credit Agreement by each Credit Party does not and will not (i) require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, where the failure to obtain such registration, consent or approval or give such notice, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (ii) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party (other than Liens created under the Credit Documents) pursuant to, the terms of any Contractual Requirement;

(e)This Amendment has been duly executed and delivered by each Credit Party and this Amendment is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; and

(f)No Default or Event of Default has occurred and is continuing.

Section 7. Amendment Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent set forth in this Section 7 (the date on which such conditions are satisfied (or waived by the Administrative Agent and the Series 2028 Revolving Credit Lenders) is referred to herein as the “Third Amendment Effective Date”):

(a)the Administrative Agent (or its counsel) shall have received from (i) the Borrower and (ii) each Series 2028 Revolving Credit Lender (constituting the Required Lenders) a duly executed and delivered counterpart of this Amendment signed by each such party;

(b)the Lead Arrangers will have received, at least two (2) days prior to the Third Amendment Effective Date, all documentation and other information (to the extent such

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Exhibit 10.1

documentation and other information has been requested, and the Borrower has been afforded, a reasonable amount of time prior to such date) required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation;

(c)all fees and reasonable out-of-pocket expenses due and payable to each 2028 Revolving Credit Lender, the Lead Arrangers and the Administrative Agent required to be paid on or prior to the Third Amendment Effective Date pursuant to the certain Engagement Letter, dated as of September 17, 2023 (the “Engagement Letter”), by and among the Borrower, Goldman Sachs and Citi, shall have been paid, so long as any such expenses not expressly set forth in the Engagement Letter have been invoiced at least three (3) Business Day prior to the Third Amendment Effective Date;

(d)the Administrative Agent’s and the Series 2028 Revolving Credit Lenders’ receipt of the following, each properly executed by an Authorized Officer of the Borrower (other than opinions of counsel) and each in form and substance reasonably satisfactory to the Administrative Agent and the Series 2028 Revolving Credit Lenders:

(i)executed legal opinions from (i) Simpson Thacher & Bartlett LLP as counsel to the Credit Parties and (ii) McGuireWoods LLP as special Maryland counsel to the Credit Parties organized under the laws of the State of Maryland;

(ii)(x) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Authorized Officers of the Borrower, as the Administrative Agent or the Series 2028 Revolving Credit Lenders may reasonably require, (A) certifying that attached thereto is a true and complete copy of the resolutions or written consents of the governing body of each Credit Party authorizing the execution, delivery and performance of this Amendment, and that such resolutions or written consents have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, (B) identifying by name and title and bearing the signatures of the officers or authorized signatories of each Credit Party authorized to sign this Amendment and (C) certifying (I) that attached thereto is a true and complete copy of the articles of incorporation or organization, as applicable, of each Credit Party, certified by the relevant authority of the jurisdiction of organization of the each Credit Party, and a true and correct copy of its bylaws or operating agreement, as applicable and (II) that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) and (y) a good standing (or equivalent) certificate as of a recent date for each Credit Party, from the relevant authority of its jurisdiction of organization;

(iii)a certificate from an Authorized Officer of the Borrower to the effect that after giving effect to the consummation of the transactions contemplated hereby, the Borrower, on a consolidated basis with its Subsidiaries on the Third Amendment Effective Date, is Solvent;

(iv)a certificate of a responsible officer as to the matters set forth in Sections 6(a) and 7(e) of this Amendment; and

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Exhibit 10.1

(v)a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3 of the Amended Credit Agreement; and

(vi)a Notice of Prepayment (whether in writing or by telephone) meeting the requirements of Section 5.1 of the Amended Credit Agreement.

(e)no Event of Default under the Credit Agreement shall exist immediately before or immediately after giving effect to the proposed Borrowing contemplated hereby and the extensions of credit to be made on the Third Amendment Effective Date; and

(f)the Revolving Credit Loan Repayment, the Series 2028 Extended Revolving Credit Commitment Reduction and the Series 2024 Revolving Credit Commitment Reduction shall have occurred.

Section 8. Reaffirmation. Each of the Borrower and the Guarantor hereby
(a) acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and (b) reaffirms, as applicable, its guarantees, pledges, grants of security interests and other obligations under and subject to the terms of each of the Credit Documents to which it is party and agrees that, notwithstanding the effectiveness of this Amendment or any of the transactions contemplated hereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Credit Documents to which it is a party, as modified or supplemented in connection with this Amendment and the transactions contemplated hereby, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all of the Obligations. Each of the Borrower and the Guarantor acknowledges and agrees that each Credit Document to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

Section 9. Effect of Amendment. Except as expressly provided in this Amendment, nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Credit Document in similar or different circumstances. This Amendment shall constitute a “Credit Document”. By its execution of this Amendment, each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation but, rather, a supplement of the terms of a pre-existing indebtedness and related agreement, as evidenced by the Credit Agreement. On and after the Third Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Amended Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Amended Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

Section 10. Lead Arrangers. The Lead Arrangers shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Agents and the Arrangers pursuant to Section 12.3, Section 12.7 and Section 13.5 of the Amended Credit Agreement.

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Section 11. Full Force and Effect. Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

Section 12. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 13. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 14. Submission to Jurisdiction; Waiver of Jury Trial. Section 14.13 of the Credit Agreement is hereby incorporated by reference herein. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 15. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 16. Entire Agreement. This Amendment, the Amended Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

Section 17. Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

[Remainder of page intentionally left blank]

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Exhibit 10.1
DocuSign Envelope ID: BB4228E4-EB61-4880-959D-2B6AE6B00FCD

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

LAUREATE EDUCATION, INC., as Borrower By: Name: Adam C. Morse Title: Senior Vice President, Corporate Finance and Treasurer
EXETER STREET HOLDINGS LLC, as Guarantor By: Name: Adam C. Morse Title: Treasurer

[Signature Page to Third Amendment]

Exhibit 10.1
CITIBANK, N.A.,
as Administrative Agent, as Collateral Agent and as a Series 2028 Revoliring Credit Lender

By: ----4-J'
Name: Karan Kapoor
Title: Vice President

Signature Page to Third Amendment

Exhibit 10.1
GOLDMAN SACHS BANK USA,
as a Series 2028 Incremental Revolving Credit Lender and a Letter of Credit Issuer

By:      Name: Dan Starr
Title: Authorized Signatory

[Signature Page to Third Amendment]

Exhibit 10.1

GOLDMAN SACHS LENDING PARTNERS LLC,
as a Series 2028 Extending Revolving Credit Lender

By:      Name: Dan Starr
Title: Authorized Signatory

[Signature Page to Third Amendment]

Exhibit 10.1
THE BANK OF NOVA SCOTIA,
as a Series 2028 Revolving Credit Lender

By:      Name: Sarah Shaikh
Title: Managing Director

[Signature Page to Third Amendment]

Exhibit 10.1
EXHIBIT A AMENDED CREDIT AGREEMENT
See attached.

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Exhibit 10.1

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of October 7, 2019,

as amended by that certain First Amendment, dated as of July 20, 2020, that certain Second Amendment, dated as of December 23, 2022 and that certain Third Amendment, dated as of September 18, 2023,

among

LAUREATE EDUCATION, INC.,
as the Borrower,

The Several Lenders
from Time to Time Parties Hereto, and
CITIBANK, N.A.
as Administrative Agent and Collateral Agent

(to be replaced by GOLDMAN SACHS BANK USA as Successor Agent (as defined in the Third Amendment) after giving effect to the agency transfer on the Agency Transfer Date (As defined in the Third Amendment))

————————————————————————

Citibank, N.A. JPMorgan Chase Bank, N.A.
Barclays Bank PLC BMO Capital Markets Corp.
Credit Suisse Loan Funding LLC Goldman Sachs Lending Partners LLC and
Macquarie Capital (USA) Inc.
as Joint Lead Arrangers and Joint Bookrunners

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Exhibit 10.1
TABLE OF CONTENTS

Page

SECTION 1.    Definitions    1
1.1Defined Terms    1
1.2Other Interpretive Provisions    57
1.3Accounting Terms    57
1.4Rounding    58
1.5References to Agreements, Laws, Etc    58
1.6Exchange Rates    58
1.7Determinations of Status    58
1.8Not-For-Profit Universities    59
1.9Divisions    60
1.10Rates    60
SECTION 2.    Amount and Terms of Credit    60
2.1Commitments    60
2.2Minimum Amount of Each Borrowing; Maximum Number of Borrowings    63
2.3Notice of Borrowing    63
2.4Disbursement of Funds    64
2.5Repayment of Loans; Evidence of Debt    65
2.6Conversions and Continuations    66
2.7Pro Rata Borrowings    67
2.8Interest    67
2.9Interest Periods    68
2.10Increased Costs, Illegality, Etc.    69
2.11Compensation    71
2.12Change of Lending Office    72
2.13Notice of Certain Costs    72
2.14Incremental Facilities    72
2.15Option to Extend    73
2.16Permitted Debt Exchanges    76
2.17Termination of Defaulting Lender; Cure    79
2.18Reallocation of Defaulting Lender Commitment    80
SECTION 3.    Letters of Credit    81
3.1Letters of Credit    81
3.2Letter of Credit Requests    82
3.3Letter of Credit Participations    83
3.4Agreement to Repay Letter of Credit Drawings    85
3.5Increased Costs    87
3.6New or Successor Letter of Credit Issuer    87
3.7Role of Letter of Credit Issuer    88
3.8Cash Collateral; Other    89
3.9Applicability of ISP and UCP    90
3.10Conflict with Issuer Documents    90
3.11Letters of Credit Issued for Restricted Subsidiaries    90
3.12Existing Letters of Credit    90

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SECTION 4.    Fees; Commitments    90
4.1Fees    90
4.2Voluntary Reduction of Commitments    91
4.3Mandatory Termination of Commitments    92
SECTION 5.    Payments    92
5.1Voluntary Prepayments    92
5.2Mandatory Prepayments    93
5.3Method and Place of Payment    94
5.4Net Payments    94
5.5Computations of Interest and Fees    98
5.6Limit on Rate of Interest    99
SECTION 6.    Conditions Precedent to Initial Borrowing    99
SECTION 7.    Conditions Precedent to All Credit Events    101
7.1No Default; Representations and Warranties    101
7.2Notice of Borrowing; Letter of Credit Request    101
SECTION 8.    Representations, Warranties and Agreements    102
8.1Corporate Status    102
8.2Corporate Power and Authority    102
8.3No Violation    102
8.4Litigation    103
8.5Margin Regulations    103
8.6Governmental Approvals    103
8.7Investment Company Act    103
8.8True and Complete Disclosure    103
8.9Financial Condition; Financial Statements    104
8.10Tax Matters    104
8.11Compliance with ERISA    104
8.12Subsidiaries    105
8.13Intellectual Property    105
8.14Environmental Laws    105
8.15Properties    105
8.16Solvency    105
8.17Anti-Corruption Laws and Sanctions    105
SECTION 9.    Affirmative Covenants    106
9.1Information Covenants    106
9.2Books, Records and Inspections    110
9.3Maintenance of Insurance    110
9.4Payment of Taxes    110
9.5Consolidated Corporate Franchises    110
9.6Compliance with Statutes, Regulations, Etc.    111
9.7ERISA    111
9.8Maintenance of Properties    112
9.9Transactions with Affiliates    112
9.10End of Fiscal Years; Fiscal Quarters    112

2

US-DOCS\144294102.18

Exhibit 10.1

9.11Additional Guarantors and Grantors    113
9.12Pledge of Additional Stock and Evidence of Indebtedness    113
9.13Use of Proceeds    113
9.14Further Assurances    114
SECTION 10.    Negative Covenants    115
10.1Limitation on Indebtedness    115
10.2Limitation on Liens    122
10.3Limitation on Fundamental Changes    126
10.4Limitation on Sale of Assets    131
10.5Limitation on Investments    133
10.6Limitation on Restricted Payments    136
10.7Limitations on Debt Payments and Amendments    140
10.8Changes in Business    141
10.9Financial Covenant    141
10.10Use of Proceeds    141
SECTION 11.    Events of Default    141
11.1Payments    141
11.2Representations, Etc.    141
11.3Covenants    141
11.4Default Under Other Agreements    142
11.5Bankruptcy, Etc.    142
11.6ERISA    143
11.7Guarantee    143
11.8Pledge Agreement    143
11.9Security Agreement    143
11.10Mortgages    143
11.11Judgments    144
11.12Change of Control    144
11.13Subordination    144
11.14Allocation of Payments    144
SECTION 12.    The Agents    145
12.1Appointment    145
12.2Delegation of Duties    146
12.3Exculpatory Provisions    146
12.4Reliance by Agents    146
12.5Notice of Default    147
12.6Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders    147
12.7Indemnification    148
12.8Agents in their Individual Capacity    149
12.9Successor Agents    150
12.10Withholding Tax    151
12.11Security Documents and Guarantee    151
12.12Other Agents; Arrangers    152
12.13Erroneous Payments    152

3

US-DOCS\144294102.18

Exhibit 10.1

SECTION 13.    Miscellaneous    154
13.1Amendments and Waivers    154
13.2Notices    157
13.3No Waiver; Cumulative Remedies    157
13.4Survival of Representations and Warranties    157
13.5Payment of Expenses; Indemnification    157
13.6Successors and Assigns; Participations and Assignments    159
13.7Replacements of Lenders under Certain Circumstances    164
13.8Adjustments; Set-off    165
13.9Counterparts    166
13.10Severability    166
13.11Integration    166
13.12GOVERNING LAW    166
13.13Submission to Jurisdiction; Waivers    166
13.14Acknowledgments    167
13.15WAIVERS OF JURY TRIAL    168
13.16Confidentiality    168
13.17Direct Website Communications    169
13.18USA PATRIOT Act; Beneficial Ownership Regulation    171
13.19Judgment Currency    171
13.20Payments Set Aside    171
13.21Acknowledgement and Consent to Bail-In of Affected Financial Institutions    172
13.22Effect of Amendment and Restatement of the Existing Credit Agreement.    172
13.23Acknowledgement Regarding Any Supported QFCs    173
SECTION 14.    Parallel Debt    174
14.1Parallel Debtors    174
14.2Corresponding Debt    174
14.3Collateral Agent    174
14.4Collections    174
14.5Acknowledgments    174
14.6Simultaneous Maturity    175
14.7No Common Property; Administration Agreement    175
SECTION 15.    Release of Existing Dormant Subsidiaries    175

SCHEDULES
Schedule 1.1(a)    Mortgaged Properties Schedule 1.1(b)    Commitments Schedule 1.1(c)    Excluded Subsidiaries Schedule 1.1(d)    Lending Offices
Schedule 1.1(e)    Secured Hedge Agreements Schedule 1.1(f)    Unrestricted Subsidiaries Schedule 1.1(g)    Dormant Subsidiaries Schedule 1.1(h)    Existing Letters of Credit Schedule 8.4    Litigation
Schedule 8.12    Subsidiaries
Schedule 9.9    Affiliate Transactions
Schedule 9.14    Post-Closing Actions

4

US-DOCS\144294102.18

Exhibit 10.1
Schedule 10.1(g)    Indebtedness Schedule 10.1(x)    Operating Leases Schedule 10.2    Liens
Schedule 10.4    Scheduled Dispositions
Schedule 10.5    Investments
Schedule 13.2    Notice Addresses

EXHIBITS
Exhibit A    [Reserved]
Exhibit B    [Reserved]
Exhibit C    Form of Perfection Certificate
Exhibit D-1    [Reserved]
Exhibit D-2    [Reserved]
Exhibit D-3    [Reserved]
Exhibit E    Form of Letter of Credit Request
Exhibit F-1    Form of Legal Opinion of DLA Piper LLP (US) Exhibit F-2    Form of Legal Opinion of Chief Legal Officer Exhibit G    Form of Assignment and Acceptance
Exhibit H-1    [Reserved]
Exhibit H-2    Form of Promissory Note (Revolving Credit Loans) Exhibit I    Form of Joinder Agreement
Exhibit J    Form of First-Lien Intercreditor Agreement
Exhibit K    Form of Second-Lien Intercreditor Agreement

v

US-DOCS\144294102.18

Exhibit 10.1
THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 7, 2019 (as amended by that certain First Amendment, dated as of July 20, 2020, that certain Second Amendment, dated as of December 23, 2022 and that certain Third Amendment, dated as of September 18, 2023), among Laureate Education, Inc., a Delaware public benefit corporation (the “Borrower”), the lending institutions from time to time parties hereto (each a “Lender” and, collectively, the “Lenders”) and Citibank, N.A. (“Citi”), as Administrative Agent and Collateral Agent (such terms and each other capitalized term used but not defined in this preamble having the meaning provided in Section 1).

WHEREAS, the Borrower has requested that the Lenders provide credit facilities for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein;

WHEREAS, the Borrower is a party to that certain Second Amended and Restated Credit Agreement, dated as of April 26, 2017, among the Borrower, the several lenders from time to time parties thereto and Citibank, N.A. as administrative agent and collateral agent (as amended by the First Amendment, dated as of February 1, 2018, the “Existing Credit Agreement”);

WHEREAS, the Borrower, each Lender that is also a party to the Existing Credit Agreement, each other Lender party hereto and the Administrative Agent have entered into this Agreement in order to (1) amend and restate the Existing Credit Agreement in its entirety to read as set forth in this Agreement, (2) re-evidence the Loans and any Letters of Credit outstanding as of the Closing Date and other “Obligations” under (and as defined herein) the Existing Credit Agreement (including indemnities),
(3) extend the termination date in respect of the existing revolving credit facility under the Existing Credit Agreement and (4) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodation to or for the benefit of the Borrower (the amendment and restatement of the Existing Credit Agreement and the other transactions described in this paragraph are collectively referred to herein as the “Transactions”);

WHEREAS, it is the intent of the parties hereto that (1) the grants of security interests, Mortgages and Liens by the Borrower and any Guarantor that is a Domestic Subsidiary under and pursuant to the Credit Documents (other than the Released Credit Parties) shall continue unaltered to secure, guarantee, support and otherwise benefit the Obligations of the Borrower and the other Credit Parties (other than any Released Credit Party) under the Existing Credit Agreement and this Agreement and each other Credit Document and each of the foregoing shall continue in full force and effect in accordance with its terms except as expressly amended thereby or hereby or terminated or released in connection with or pursuant to this Agreement, and the parties hereto hereby ratify and confirm such terms thereof as being in full force and effect and unaltered by this Agreement and (2) it is agreed and understood that this Agreement does not constitute a novation, satisfaction, payment or reborrowing of any “Obligation” or the “Secured Obligations” under the Existing Credit Agreement or any other Credit Document except as expressly modified by this Agreement, nor does it operate as a waiver of any right, power or remedy of any Lender under any Credit Document;

NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Existing Credit Agreement, and the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 1.    Definitions.

1.1Defined Terms.

(a) As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

US-DOCS\144294102.18

Exhibit 10.1

“ABR” shall mean, with respect to Loans denominated in Dollars, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1%, (c) the Adjusted Term SOFR for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1% and (d) the Floor, provided, that if the ABR shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB or the Adjusted Term SOFR, respectively.

“ABR Loan” shall mean each Loan bearing interest at the rate provided in Section 2.8(a).
Loans denominated in Alternative Currencies shall not be ABR Loans.

“ABR Term SOFR Determination Day” shall have the meaning specified in the definition of “Term SOFR”.

“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to the Borrower and its Restricted Subsidiaries therein were to such Pro Forma Entity and its Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in a manner not inconsistent with GAAP.

“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Adjusted Eurodollar Rate” shall mean, with respect to any Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the Eurodollar Rate for such Interest Period multiplied by (b) the Statutory Reserve; provided that if the Adjusted Eurodollar Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.

“Adjusted Term SOFR” shall mean, with respect to any Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) Term SOFR for such calculation plus
(b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Adjusted Total Revolving Credit Commitment” shall mean at any time the Total Revolving Credit Commitment less the aggregate Revolving Credit Commitments of all Defaulting Lenders.

“Adjusted Total Term Loan Commitment” shall mean at any time the Total Term Loan Commitment less the Term Loan Commitments of all Defaulting Lenders.

“Administrative Agent” shall mean Citibank, N.A., as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent pursuant to Section 12.

“Administrative Agent’s Office” shall mean the Administrative Agent’s (or its designated Affiliate’s) applicable address and, as appropriate, account as set forth on Schedule 13.2, or such other address or account with respect to the Borrower as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

US-DOCS\144294102.18

Exhibit 10.1

“Administrative Questionnaire” shall have the meaning provided in Section 13.6(b).

“Affected Financial Institution” shall mean (a) any EEA Financial Institution of (b) any UK Financial Institution.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” (“controlling”) and “controlled” shall have meanings correlative thereto.

“Affiliated Institutional Lender” shall mean any investment fund or entity managed or advised by Affiliates of a Sponsor that is a bona fide debt fund and that extends credit or buys loans in the ordinary course of business.

“Affiliated Lender” shall mean a Lender that is a Sponsor or any Affiliate thereof, other than (x) Holdings, any Subsidiary of Holdings or the Borrower, (y) any Affiliated Institutional Lender or
(z) any natural person.

“Agent Party” and “Agent Parties” shall have the meanings provided in Section 13.17.

“Agents” shall mean the Administrative Agent, the Collateral Agent, each Co-Syndication Agent, each Co-Documentation Agent and each Joint Lead Arranger and Joint Bookrunner.

“Aggregate Multicurrency Exposures” shall have the meaning provided in Section
5.2(a).

“Aggregate Revolving Credit Outstandings” shall have the meaning provided in Section
5.2(a).

“Agreement” shall mean this Third Amended and Restated Credit Agreement as amended by the First Amendment, Second Amendment and Third Amendment and as the same may be further amended, supplemented or otherwise modified from time to time.

“Alternative Currency” shall mean (a) Euro, (b) Sterling and (c) any other currency that is freely transferable and convertible into Dollars in the London interbank eurodollar market, and that has been requested by the Borrower in a notice to the Administrative Agent and agreed upon by the Administrative Agent and all Revolving Credit Lenders in respect of Revolving Credit Loans and each applicable Letter of Credit Issuer in respect of Letters of Credit.

“Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable ABR Margin” shall mean at any date, with respect to each ABR Loan that is a Series 2024 Revolving Credit Loan or a Series 2028 Revolving Credit Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date.

US-DOCS\144294102.18

Exhibit 10.1

Status	Applicable ABR Margin for Series 2024 Revolving Credit Loans and Series 2028 Revolving Credit Loans
Level I Status	1.50%
Level II Status	1.25%
Level III Status	1.00%
Level IV Status	0.75%

Notwithstanding the foregoing, (i) with respect to any Series 2024 Revolving Credit Loans, Level II Status shall apply during the period from and including the Closing Date to, but excluding, the Trigger Date and (ii) with respect to any Series 2028 Revolving Credit Loans, Level IV Status shall apply during the period from and including the Third Amendment Effective Date to, but excluding, the day following the date on which Section 9.1 Financials were delivered to the Administrative Agent for the fiscal quarter ending on September 30, 2023. The Applicable ABR Margin for any Term Loan shall be set forth in the respective Joinder Agreement.

“Applicable Amount” shall mean, at any time (the “Applicable Amount Reference Time”), an amount equal to:

(a)an amount (which shall not be less than zero) equal to 50% of Cumulative Consolidated Net Income of the Borrower and the Restricted Subsidiaries for the period from the first day of the first fiscal quarter commencing after the Closing Date until the last day of the then most recent fiscal quarter or Fiscal Year, as applicable, for which Section 9.1 Financials have been delivered; provided, however, if (i) the Consolidated Total Debt to Consolidated EBITDA Ratio is less than or equal to 2.50 to 1.00 as of the last day of a fiscal quarter and (ii) the Borrower or any Restricted Subsidiary has utilized capacity under Section 10.5(x), Section 10.6(i) or Section 10.7(a)(iii) during such fiscal quarter, the amount equal to 50% of the Cumulative Net Income of the Borrower and its Restricted Subsidiaries for such fiscal quarter shall not exceed the Limited Applicable Amount;    minus

(b)the sum, without duplication, of:

(i)the aggregate amount of Investments made pursuant to Section 10.5(g)(vi)(y) and Section 10.5(s)(z) following the Closing Date and prior to the Applicable Amount Reference Time;

(ii)the aggregate amount of dividends pursuant to Section 10.6(c)(ii)(z) following the Closing Date and prior to the Applicable Amount Reference Time; and

(iii)the aggregate amount of prepayments, repurchases and redemptions of any Permitted Additional Debt pursuant to Section 10.7(a)(i)(B)(II)(3) following the Closing Date and prior to the Applicable Amount Reference Time.

“Applicable Date” shall mean (i) with respect to any fiscal quarter commencing on January 1 of any year, the last Business Day of March of such year, (ii) with respect to any fiscal quarter commencing on April 1 of any year, the last Business Day of June of such year, (iii) with respect to any fiscal quarter commencing on July 1 of any year, the last Business Day of September of such year and (iv) with respect to any fiscal quarter commencing on October 1 of any year, the last Business Day of December of such year.

“Applicable Equity Amount” shall mean, at any time (the “Applicable Equity Amount Reference Time”), an amount equal to, without duplication, (a) 100% of the aggregate amount of cash and

US-DOCS\144294102.18

Exhibit 10.1
the fair market value (determined in good faith by the Borrower) of marketable securities or other assets contributed to, or any proceeds of an equity issuance received by, the Borrower or any Guarantor from any Person other than the Borrower or any Subsidiary thereof, and the fair market value of the equity of any Person other than the Borrower or any Subsidiary of the Borrower that is merged (in a merger where the only consideration is Stock of the Borrower (excluding Disqualified Stock)) with (A) a Guarantor or (B) any other Restricted Subsidiary (provided that with respect to any merger of such Person with any Restricted Subsidiary other than a Guarantor, such transaction shall be treated for purposes of this Agreement, including the definition of “Applicable Equity Amount” and Section 10.5, as (x) the merger of such Person with a Guarantor, immediately followed by (y) an Investment, in an amount equal to the fair market value of the equity of such Person, by such Guarantor in such Restricted Subsidiary, and such Investment shall be required to comply with Section 10.5), in each case, from and including the Business Day immediately following the Closing Date through and including the Applicable Equity Amount Reference Time, including (i) proceeds from the issuance of Stock or Stock Equivalents of any direct or indirect holding company of the Borrower and (ii) 100% of the aggregate fair market value of any marketable securities or other assets contributed to the Borrower or any Guarantor other than by the Borrower or a Subsidiary, but excluding in any case all proceeds from the issuance of Disqualified Stock (provided that for purposes of Section 10.6 the Applicable Equity Amount shall only be increased by the amount of capital contributions made in cash to, or cash proceeds of any equity issuance received by, the Borrower) minus (b) the sum, without duplication, of:

(i)the aggregate amount of Investments made pursuant to Section 10.5(g)(vi)(x) and Section 10.5(s)(y) following the Closing Date and prior to the Applicable Equity Amount Reference Time;

(ii)the aggregate amount of dividends pursuant to Section 10.6(c)(ii)(y) following the Closing Date and prior to the Applicable Equity Amount Reference Time; and

(iii)the aggregate amount of prepayments, repurchases and redemptions of any Permitted Additional Debt pursuant to Section 10.7(a)(i)(B)(II)(2) following the Closing Date and prior to the Applicable Amount Reference Time.

“Applicable Margin” shall mean, at any date, with respect to each Eurodollar Rate Loan, RFR Loan and Term SOFR Loan that is a Series 2024 Revolving Credit Loan or a Series 2028 Revolving Credit Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date.

Status	Applicable Margin for Eurodollar Rate Loans/Term SOFR Loans/RFR Loans
Level I Status	2.50%
Level II Status	2.25%
Level III Status	2.00%
Level IV Status	1.75%

Notwithstanding the foregoing, (i) with respect to each Eurodollar Rate Loan, RFR Loan and Term SOFR Loan that is a Series 2024 Revolving Credit Loan, Level II Status shall apply during the period from and including the Closing Date to, but excluding, the Trigger Date and (ii) with respect to each Eurodollar Rate Loan, RFR Loan and Term SOFR Loan that is a Series 2028 Revolving Credit Loan, Level IV Status shall apply during the period from and including the Third Amendment Effective Date to, but excluding, the day following the date on which Section 9.1 Financials were delivered to the Administrative Agent for the fiscal quarter ending on September 30, 2023. The Applicable Term SOFR Margin for any Term Loan shall be set forth in the respective Joinder Agreement.

US-DOCS\144294102.18

Exhibit 10.1

“Applicable Period” shall have the meaning provided in Section 1.7.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender,
(b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“ASC” shall mean accounting standards codification under GAAP, as in effect from time to time.

“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit G, or such other form as may be approved by the Administrative Agent.

“Authorized Officer” shall mean the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Administrative Officer, the Chief Operating Officer, the Treasurer, the Vice President of Treasury, any Senior Vice President, or any other senior officer of the Borrower (and including any substantially equivalent officer) designated as such in writing to the Administrative Agent by the Borrower.

“Available Commitment” shall mean, with respect to the Revolving Credit Lenders, collectively, at any time of determination, an amount equal to the excess, if any, of (a) the amount of the Total Revolving Credit Commitment over (b) the sum of (i) the aggregate Dollar Equivalent principal amount of all Revolving Credit Loans then outstanding and (ii) the aggregate Letter of Credit Outstandings at such time (the “Available Revolving Commitment”).

“Available Revolving Commitment” shall have the meaning provided in the definition of “Available Commitment”.

“Available Tenor” shall mean, as any date of determination and with respect to the then- current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculation with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.10(c)(i).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” shall have the meaning provided in Section 11.5.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

US-DOCS\144294102.18

Exhibit 10.1

“Benchmark” shall mean, initially, (a) with respect to amounts denominated in Dollars, the Term SOFR Reference Rate, (b) with respect to amounts denominated in Sterling, SONIA and (c) with respect to amounts denominated in Euro, Eurodollar Rate; provided that if a Benchmark Discontinuance Event has occurred with respect to the then-current Benchmark, then “Benchmark” shall mean the applicable Replacement Benchmark to the extent such Replacement Benchmark has replaced such prior benchmark rate pursuant to Section 2.10(c). Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Discontinuance Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark;

(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark, the U.S. Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, which states that the administrator of such Benchmark has ceased or will cease to provide all Available Tenors of such Benchmark permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark;

(3)all Available Tenors of such Benchmark are not published by the administrator for five consecutive Business Days and such failure is not the result of a temporary moratorium, embargo or disruption declared by the administrator of such Benchmark or by the regulatory supervisor for the administrator of such Benchmark;

(4)a public statement or publication of information by the administrator of such Benchmark that it has invoked or will invoke, permanently or indefinitely, its insufficient submissions policy; or

(5)a public statement by the regulatory supervisor for the administrator of such Benchmark or any Governmental Authority having jurisdiction over the Administrative Agent announcing that all available Tenors of such Benchmark are not, or as of a specific future date will not be, representative or may no longer be used.

“Benchmark Replacement Date” shall mean (a) for purposes of clauses (1) and (2) of the definition of “Benchmark Discontinuance Event,” the later of (i) the date of such public statement or publication of information and (ii) the date on which the administrator of such Benchmark permanently or indefinitely ceases to provide all Available Tenors of such Benchmark, (b) for purposes of clause (3) of the definition of “Benchmark Discontinuance Event,” the first Business Day following such five consecutive Business Days, (c) for purposes of clause (4) of the definition of “Benchmark Discontinuance Event,” the later of (i) the date of such public statement or publication of information and (ii) the date such insufficient submissions policy is invoked, and (d) for purposes of clause (5) of the definition of “Benchmark Discontinuance Event,” the later of (i) the date of such public statement and (ii) the date as of which the then-current Benchmark may no longer be used (or, if applicable, is no longer representative).

US-DOCS\144294102.18

Exhibit 10.1

“Benchmark Transition Determination” shall mean (i) the determination of the Administrative Agent (which determination shall be conclusive absent manifest error) that one or more Benchmark Discontinuance Events has occurred with respect to the then-current Benchmark, or (ii) the notification by the Borrower or Required Lenders to the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders, as applicable, have determined that one or more Benchmark Discontinuance Events has occurred with respect to such Benchmark.

“Benchmark Transition Start Date” shall mean for purposes of a Benchmark Discontinuance Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Discontinuance Event is a statement or publication of a prospective event, the 90th day prior to the expected date of such event as of such statement or publication (or if the expected date of such prospective event is fewer than 90 days after such statement or publication of information, the date of such statement or publication of information).

“Benchmark Unavailability Period” shall mean the period (a) beginning at the time that a Benchmark Replacement Date has occurred if, at any such time, either (i) no amendment to this Agreement setting forth a Replacement Benchmark has been made effective or (ii) in the determination of the Administrative Agent, adequate and reasonable means do not exist for determining the Replacement Benchmark that has replaced the then-current Benchmark for all purposes pursuant to a then-effective amendment to this Agreement and (b) ending at the time that either (A) both (i) an amendment to this Agreement setting forth a Replacement Benchmark has been made effective and (ii) in the determination of the Administrative Agent, adequate and reasonable means exist for determining the Replacement Benchmark that has replaced the then-current Benchmark pursuant to a then-effective amendment to this Agreement.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrower” shall have the meanings provided in the preamble to this Agreement. “Borrowing” shall mean and include the incurrence of one Class and Type of Loan on a given date (or resulting from conversions on a given date) having a single Maturity Date and, in the case of Term SOFR Term Loans and Eurodollar Rate Loans, the same Interest Period.

“Business Day” shall mean any day excluding Saturday, Sunday and any day that in the jurisdiction where the Administrative Agent’s Office for Loans in Dollars is located shall be a legal holiday or a day on which banking institutions in New York City are authorized by law or other governmental actions to close; provided, however,

(a)if such day relates to any interest rate settings as to a Term SOFR Loan, any fundings, disbursements, settlements and payments in Dollars in respect of any such Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Loan, such day shall be a U.S. Government Securities Business Day;

(b)if such day relates to any interest rate settings as to a Eurodollar Rate Loans denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of

US-DOCS\144294102.18

Exhibit 10.1

any such Eurodollar Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, such day shall be a TARGET Day; and

(c)if such day relates to any interest rate settings as to RFR Loan, any fundings, disbursements, settlements and payments in Sterling in respect of an RFR Loan denominated in Sterling, or any other dealings in Sterling to be carried out pursuant to this Agreement in respect of any such RFR Loan, such day shall be a an RFR Business Day.

“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on a consolidated statement of cash flows of the Borrower and its Subsidiaries.

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Cash Collateralize” shall have the meaning provided in Section 3.8(d).

“Cash Management Program” shall mean, as to any Person, (a) any purchasing card program established to enable such Person and staff of such Person to purchase goods and supplies from vendors, (b) any travel and entertainment card program, including purchasing card programs, established to enable headquarters and staff of such Person to make payments for expenses incurred related to travel and entertainment and (c) any payments-on-behalf-of (POBO) or receipts-on-behalf-of (ROBO) programs or (d) any other cash management programs involving any agreement or arrangement to provide treasury management, depository, overdraft, letters of credit, automated clearinghouse, electronic funds transfer, cash pooling and similar programs.

“Casualty Event” shall mean, with respect to any property of the Borrower or any Restricted Subsidiary, any loss of or damage to, or any condemnation or other taking by a Governmental Authority of, such property for which the Borrower or any Restricted Subsidiary receives insurance proceeds, or proceeds of a condemnation award or other compensation.

“Change in Law” shall mean (a) the adoption of any law, treaty, order, policy, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender with any guideline, request, directive or order issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law).

“Change of Control” shall mean and be deemed to have occurred, unless pursuant to a transaction permitted under Section 10.3(h), if any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than the Permitted Holders, shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Stock of the Borrower that exceeds 35% thereof, unless the Permitted Holders have, at

US-DOCS\144294102.18

Exhibit 10.1

such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of the Borrower.

“Class”, when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans (of a particular Series, including the Series 2024 Revolving Credit Loans and Series 2028 Revolving Credit Loans), Term Loans (of a particular Series) and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment (of a particular Series, including the Series 2024 Revolving Credit Commitment and Series 2028 Revolving Credit Commitment) or a Term Loan Commitment (of a particular Series).

“Closing Date” shall mean October 7, 2019.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” shall mean all property pledged or purported to be pledged to secure Obligations pursuant to the Security Documents.

“Collateral Agent” shall mean Citibank, N.A., as collateral agent under the Security Documents, or any successor collateral agent pursuant to Section 12.

“Commitments” shall mean, with respect to each Lender (to the extent applicable, and including each Class of Commitments), such Lender’s Term Loan Commitment and Revolving Credit Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning provided in Section 13.17.

“Confidential Information” shall have the meaning provided in Section 13.16.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, plus:

(a)without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for the Borrower and the Restricted Subsidiaries for such period:

(i)total interest expense and to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, bank fees and costs of surety bonds in connection with financing activities,

(ii)provision for taxes based on income, profits or capital gains, including federal, foreign, state, franchise, excise and similar taxes and foreign withholding Taxes paid or accrued during such period, including any penalties and interest relating to such taxes or any tax examinations,

US-DOCS\144294102.18

Exhibit 10.1

(iii)depreciation and amortization, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees, and expenses, and deferred costs incurred in connection with program development.

(iv)Non-Cash Charges, plus, to the extent deducted in the calculation of Net Income in such period, the cash amount actually paid in such period with respect to items described in clause (d) of the definition of “Non-Cash Charges”,

(v)restructuring charges, severance, business optimization expenses or reserves (including restructuring costs related to acquisitions after the date hereof and to closure and/or consolidation of facilities), limited in the aggregate to 15% of Consolidated EBITDA in any consecutive four-quarter period,

(vi)the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly-owned Subsidiary deducted (and not added back) in such period in arriving at Consolidated Net Income,

(vii)[reserved],

(viii)any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Stock or Stock Equivalents of the Borrower (other than Disqualified Stock),

(ix)the amount of net cost savings projected by the Borrower in good faith to be realized as a result of specified actions taken or determined to be taken prior to or during such period (which cost savings shall be subject only to certification by management of the Borrower and shall be calculated on a Pro Forma Basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings are reasonably identifiable and factually supportable, (B) such actions have been taken or are to be taken within 12 months after the date of determination to take such action and some portion of the benefit is expected to be realized within 12 months of taking such action (provided that if such actions are not taken within 12 months of determination to take such action, or such benefits are not realized within 12 months of taking such action, then such amounts shall be deducted from Consolidated EBITDA as if incurred as of the last day of such 12 month period), (C) no cost savings shall be added pursuant to this clause (ix) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (v) above with respect to such period and (D) the aggregate amount of cost savings added pursuant to this clause (ix) shall not exceed $45,000,000 for any four consecutive quarter period,

(x)to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is
(A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount

US-DOCS\144294102.18

Exhibit 10.1

so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption,

(xi)any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction,

(xii)any net after-tax effect of income or loss for such period attributable to the early extinguishment of Indebtedness or to hedging obligations or other derivative instruments,

(xiii)the amount of losses on Dispositions of Student Loans in connection with any Permitted Student Loan Securitization Transaction and the amount of losses on Dispositions of account receivables pursuant to Section 10.4(j), and

(xiv)cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back;

less

(b)without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period),

(ii)gains on asset sales (other than asset sales in the ordinary course of business),

(iii)any net after-tax income from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments, and

(iv)cash expenditures (or any netting arrangements resulting in increased cash expenditures) not deducted in arriving at Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash losses relating to such income were added in the calculation of Consolidated EBITDA pursuant to paragraph (a) above for any previous period and not deducted, in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that

(i)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency

US-DOCS\144294102.18

Exhibit 10.1

remeasurements of Indebtedness or intercompany balances (including the net loss or gain resulting from Hedge Agreements for currency exchange risk) or currency remeasurements of assets and liabilities denominated in an entity’s non-functional currency that would cause remeasurement gains or losses,

(ii)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Statement of Financial Accounting Standards No. 133 and its related pronouncements and interpretations,

(iii)there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person or business, or attributable to any property or asset, acquired by the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person or business or any Acquired EBITDA attributable to any assets or property, in each case to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned or otherwise disposed by the Borrower or such Restricted Subsidiary (each such Person, business, property or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (B) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a Pro Forma Adjustment Certificate and delivered to the Lenders and the Administrative Agent, and

(iv)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred, abandoned or otherwise disposed of or closed by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”) based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition or conversion).

“Consolidated EBITDA to Consolidated Interest Expense Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated EBITDA for the relevant Test Period to (b) Consolidated Interest Expense for such Test Period.

“Consolidated Financial Statements” shall have the meaning provided in Section 1.8.

“Consolidated Interest Expense” shall mean, with respect to any period, without duplication, the sum of:

(1)consolidated interest expense of the Borrower and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense

US-DOCS\144294102.18

Exhibit 10.1

attributable to the movement in the mark to market valuation of obligations in respect of Hedge Agreements or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to obligations under interest rate Hedge Agreements with respect to Indebtedness, and excluding (i) accretion or accrual of discounted liabilities not constituting Indebtedness, but excluding any such non-cash amount attributable to the Qualified Preferred Stock, (ii) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, (iii) any “additional interest” with respect to securities, (iv) amortization or write off of deferred financing fees, debt issuance costs, commissions, fees and expenses, (v) any expensing of bridge, commitment and other financing fees, (vi) expenses associated with minority interest put/call arrangements, (vii) penalties and interest on unpaid Taxes, (viii) prepayment premiums and (ix) commissions, discounts, yield protection and other fees and charges (including any interest expense) related to any Permitted Student Loan Securitization Transaction) less (x) the amount equal to interest income, plus

(2)consolidated capitalized interest of the Borrower and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3)all cash dividends or other cash distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; plus

(4)all cash dividends or other cash distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” shall mean, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (minus the amount of dividends made in such period pursuant to Section 10.6(h) and, with respect to any Preferred Stock, Section 10.6(i)), excluding, without duplication,

(a)any after-tax effect of extraordinary, unusual or non-recurring charges and gains (including (x) unusual or non-recurring operating expenses attributable to implementation of cost savings initiatives, severance, integration and facilities opening, relocation and transition, consolidation and closing, business optimization, transition, restructuring, and curtailments or modifications to pension and post-retirement employee benefit plans in an aggregate amount not to exceed $30,000,000 in any four consecutive quarter period, and (y) any impairment charges for such period (less all fees and expenses relating thereto)),

(b)Transaction Expenses;

(c)any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed);

(d)the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income,

US-DOCS\144294102.18

Exhibit 10.1

(e)the amount of losses on asset sales (other than asset sales made in the ordinary course of business, as determined in good faith by the Borrower), disposals and abandonments, and

(f)solely for the purposes of determining the Applicable Amount, the net income for such period of any Restricted Subsidiary (other than any Guarantor) to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein, and

(g)any non-cash charges associated with the Qualified Preferred Stock.

Without duplication of the foregoing, there shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to inventory, property, equipment, software and other intangible assets and deferred revenue, debt, and other line items in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of the IPO, any consummated acquisition whether consummated before or after the Closing Date, or the amortization or write-off of any amounts thereof.

“Consolidated Senior Secured Debt” shall mean, without duplication, Consolidated Total Debt secured by a Lien on any assets of the Borrower or any of its Restricted Subsidiaries (including Capital Lease Obligations) plus any unsecured Indebtedness of Restricted Non-Domestic Subsidiaries, plus, solely with respect to the calculation of the Consolidated Senior Secured Debt to Consolidated EBITDA Ratio for purposes of unsecured indebtedness incurred pursuant to Section 2.14, 10.1(n) and 10.1(w), all Indebtedness incurred pursuant to Sections 2.14, 10.1(n) and 10.1(w), as applicable, shall be deemed to be Indebtedness secured by a Lien on the assets of the Borrower and its Restricted Subsidiaries.

“Consolidated Senior Secured Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Senior Secured Debt as of such date to (b) Consolidated EBITDA for the Test Period then last ended.

“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date.

“Consolidated Total Debt” shall mean, as of any date of determination, (a) all Indebtedness of the types described in clause (a), clause (b), clause (d) (but, in the case of clause (d), only to the extent of any unreimbursed drawings under any letter of credit), clause (e), clause (f) and clause (h) of the definition thereof (but in the case of clauses (e) and (h), only to the extent the Indebtedness described in such clauses (e) and (h) is or becomes non-contingent), in each case actually owing by the Borrower and the Restricted Subsidiaries on such date and to the extent appearing as a debt or liability on the balance sheet of the Borrower determined on a consolidated basis in accordance with GAAP (provided that the amount of any Capitalized Lease Obligations or any such Indebtedness issued at a discount to its face value shall be determined in accordance with GAAP), minus (b) Unrestricted Cash.

US-DOCS\144294102.18

Exhibit 10.1

“Consolidated Total Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the relevant Test Period to
(b) Consolidated EBITDA for such Test Period.

“Contractual Requirement” shall have the meaning provided in Section 8.3.

“Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Covered Entity” means any of the following:

(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12
C.F.R. § 252.82(b);

(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R.
§ 47.3(b); or

(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R.
§ 382.2(b).

“Covered Party” shall have the meaning provided in Section 13.23.

“Credit Documents” shall mean this Agreement, the Guarantee, the Security Documents, the Second Amendment, the Third Amendment, any promissory notes issued by the Borrower hereunder, any documents or certificates executed by the Borrower in favor of the Letter of Credit Issuer in relation to any Letter of Credit, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent, Letter of Credit Issuer or any other Secured Party in connection herewith.

“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan and the issuance of a Letter of Credit.

“Credit Facility” shall mean a category of Commitments and extensions of credit thereunder.

“Credit Party” shall mean the Borrower, each Guarantor and each U.S. Institution Subsidiary required to pledge its assets or provide a guarantee pursuant to Section 9.11 or 9.12 hereof (or which does pledge its assets or provide a guarantee).

“Cumulative Consolidated Net Income” shall mean, for any period, Consolidated Net Income for such period, taken as a single accounting period. Cumulative Consolidated Net Income may be a positive or negative amount.

“Daily Simple RFR” shall mean, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, the greater of (i) SONIA for the day (such day “Day i”) that is 5 RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s

US-DOCS\144294102.18

Exhibit 10.1

Website, plus the SONIA Adjustment and (ii) the Floor. If by 5:00 pm (local time for the applicable RFR) on the second (2nd) RFR Business Day immediately following any Day i, the RFR in respect of such Day i has not been published on the applicable RFR Administrator’s Website and a Benchmark Replacement Date with respect to the applicable Daily Simple RFR has not occurred, then the RFR for such Day i will be the RFR as published in respect of the first preceding RFR Business Day for which such RFR was published on the RFR Administrator’s Website; provided that any RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower.

“Daily Simple SOFR” shall mean, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) (i) SOFR for the day (such day “i”) that is 5 U.S. Government Securities Business Days prior to (x) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (y) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website plus (ii) the Term SOFR Adjustment on such day (or if such day is not a Business Day, the immediately preceding Business Day) and (b) the Floor. If by 5:00 pm (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” shall have the meaning provided in Section 2.8(e).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, at any time, a Lender (i) that has failed for two Business Days or more to comply with its obligations under this Agreement to make a loan or make a payment in respect of an L/C Borrowing (each a “funding obligation”) (unless the subject of a good faith dispute with regard to satisfaction of conditions precedent to funding, which good faith dispute has been specifically identified by such Lender to the Administrative Agent), or (ii) that has notified the Administrative Agent, or has stated publicly, that it does not intend or expect to comply with any such funding obligation (unless the subject of a good faith dispute with regard to satisfaction of conditions precedent to funding, which good faith dispute has been specifically identified by such Lender to the Administrative Agent), or (iii) that has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will, and is financially able to, comply with its funding obligations (unless the subject of a good faith dispute with regard to satisfaction of conditions precedent to funding, which good faith dispute has been specifically identified by such Lender to the Administrative Agent), provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iii) upon the Administrative Agent’s receipt of such certification in form and substance satisfactory to it, or (iv) with respect to which a Lender Insolvency Event has occurred and is continuing with respect to such Lender (provided that neither the reallocation of funding obligations

US-DOCS\144294102.18

Exhibit 10.1

provided for in Section 2.18 as a result of a Lender being a Defaulting Lender nor the performance by Non- Defaulting Lenders of such reallocated funding obligations shall by themselves cause the relevant Defaulting Lender to become a Non-Defaulting Lender), or (v) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action. Any determination that a Lender is a Defaulting Lender under clauses (i) through (v) above shall be made by the Administrative Agent in its sole discretion acting in good faith. The Administrative Agent will promptly notify all parties hereto of any determination that a Lender has become a Defaulting Lender.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Borrower, less the amount of cash or Permitted Investments received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its respective Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary, as the case may be.

“Disposition” shall have the meaning provided in Section 10.4(b).

“Disqualified Stock” shall mean, with respect to any Person, any Stock or Stock Equivalents of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Stock or Stock Equivalents that is not Disqualified Stock), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale or if such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver hereunder)), in whole or in part, in each case prior to the date that is ninety-one (91) days after any extension of any Revolving Credit Maturity Date; provided that if such Stock or Stock Equivalents are issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Stock or Stock Equivalents shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Stock or Stock Equivalents held by any future, present or former employee, director, manager or consultant of the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies or any other entity in which the Borrower or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the board of directors of the Borrower, in each case pursuant to any stockholders’ agreement, management equity plan or stock incentive plan or any other management or employee benefit plan or agreement, shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries. Notwithstanding the foregoing, in no event shall Qualified Preferred Stock constitute “Disqualified Stock”.

“Disregarded Entity” shall mean any Domestic Subsidiary that is disregarded for U.S. federal income tax purposes.

“Dollar Equivalent” of any amount shall mean, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative

US-DOCS\144294102.18

Exhibit 10.1

Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of the Dollars with the Alternative Currency in the London foreign exchange market at or about 11:00 a.m. London time (or New York time, as applicable) on a particular day as displayed by ICE Data Services as the “ask price”, or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services (or if such service ceases to be available, the equivalent of such amount in Dollars as determined by the Agent using any method of determination it deems appropriate in its sole discretion; in each case, the “Screen Rate”) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Agent using any method of determination it deems appropriate in its sole discretion.
“Dollars” and “$” shall mean dollars in lawful currency of the United States of America. “Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States, any state or territory thereof, or the District of Columbia; provided that any Subsidiary of a Non-Domestic Subsidiary shall be deemed to be a Non-Domestic Subsidiary, and not a Domestic Subsidiary, regardless of its jurisdiction of organization.

“Dormant Subsidiary” shall mean (a) each Subsidiary on Schedule 1.1(g) and (b) any Subsidiary subsequently designated as a Dormant Subsidiary by the Borrower in a written notice to the Administrative Agent, provided that in the case of (b), (x) such designation shall be deemed to be an Investment on the date of such designation in an amount equal to the net book value of the Borrower’s direct or indirect investment therein and such designation shall be permitted only to the extent permitted under Section 10.5 on the date of such designation and (y) no Default or Event of Default would result from such designation after giving Pro Forma Effect thereto.

“Drawing” shall have the meaning provided in Section 3.4(b).

“Dutch Deed of Pledge of Receivables” means that certain Security Agreement, dated as of April 26, 2017, among the Borrower, Laureate Education International Ltd, a Delaware corporation (which subsequently merged into the Borrower), the Collateral Agent and Fleet Street International Universities C.V. represented by its General Partner, Fleet Street International University Holdings, LLC, as the same may be amended, supplemented or otherwise modified from time to time.

“Dutch Security Documents” means (i) the Dutch Pledge of Deed of Receivables and (ii) any documents governed by Dutch law executed by the Borrower or any Subsidiary and granting or purporting to grant a pledge or create or perfect a security interest in favor of the Collateral Agent for the benefit of the Secured Parties.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

US-DOCS\144294102.18

Exhibit 10.1

“EMU” shall mean the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992, the Amsterdam Treaty of 1998, the Nice Treaty of 2001 and the Lisbon Treaty of 2007 and as amended from time to time.

“EMU Legislation” shall mean the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Claims” shall mean any and all actions, suits, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, violation or potential responsibility or investigation (other than internal reports prepared by the Borrower or any of its Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.

“Environmental Law” shall mean any applicable federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of the environment, including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or safety (to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Erroneous Payment” shall have the meaning provided in Section 12.13(a).

“Erroneous Payment Subrogation Rights” shall have the meaning provided in Section
12.13(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBO Rate” has the meaning assigned to such term in the definition of “Eurodollar
Rate”.

US-DOCS\144294102.18

Exhibit 10.1

“Euro” and “€” shall mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurodollar Rate Loan” shall mean any Eurodollar Term Loan or Eurodollar Rate Revolving Credit Loan.

“Eurodollar Rate” shall mean, with respect to any Eurodollar Rate Loan denominated in Euros for any Interest Period, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the European interbank offered rate administered by the Banking Federation of the European Union (such page currently being the EURIBOR01) (the “EURIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Euros, determined as of approximately 11:00 a.m. (Brussels, Belgium time), two Business Days prior to the commencement of such Interest Period, or

(ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the EURIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Euros, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period;

provided that if EURIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the EURIBO Rate shall be equal to the Interpolated Rate; provided, further, that if any such rate determined pursuant to the preceding clauses (i) or (ii) is below the Floor, the Eurodollar Rate will be deemed to be the Floor.

“Eurodollar Rate Revolving Credit Loan” shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

“Eurodollar Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

“Event of Default” shall have the meaning provided in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Stock and Stock Equivalents” shall mean (i) any Stock or Stock Equivalents with respect to which, in the reasonable judgment of the Collateral Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of pledging such Stock or Stock Equivalents in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (ii) solely in the case of any pledge of Voting Stock of any Non-Domestic Subsidiary to secure the Obligations, any Stock or Stock Equivalents of any class of such Non-Domestic Subsidiary in excess of 65% of the outstanding Stock or Stock Equivalents of such class (such percentage to be adjusted upon a Change in Law as may be required to avoid adverse U.S. federal income tax consequences to the Borrower or any Subsidiary), (iii) any Stock or Stock Equivalents to the extent the pledge thereof would violate any applicable Requirement of Law, (iv) in the case of (A) any Stock or Stock Equivalents of any Subsidiary to the extent such Stock or Stock Equivalents are subject to a Lien permitted by Section 10.2(g) or (B) any Stock or Stock Equivalents of any Subsidiary that is not wholly-owned by the Borrower and its Subsidiaries at the time such Subsidiary becomes a Subsidiary, any Stock or Stock Equivalents of each such Subsidiary described in clause (A) or

US-DOCS\144294102.18

Exhibit 10.1

(B) to the extent (x) that a pledge thereof to secure the Obligations is prohibited by any applicable Contractual Requirement (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law), (y) any Contractual Requirement prohibits such a pledge without the consent of any other party; provided that this clause (y) shall not apply if (I) such other party is a Credit Party or wholly-owned Subsidiary or (II) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent) and for so long as such Contractual Requirement or replacement or renewal thereof is in effect, or (z) a pledge thereof to secure the Obligations would give any other party (other than a Credit Party or wholly-owned Subsidiary) to any contract, agreement, instrument or indenture governing such Stock or Stock Equivalents the right to terminate its obligations thereunder (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law), (v) any Stock or Stock Equivalents of any Subsidiary to the extent that (A) the pledge of such Stock or Stock Equivalents would result in adverse tax consequences to the Borrower or any Subsidiary as reasonably determined by the Borrower and (B) such Stock or Stock Equivalents have been identified in writing to the Collateral Agent by an Authorized Officer of the Borrower, (vi) any Stock or Stock Equivalents of any Dormant Subsidiary and (vii) any Stock or Stock Equivalents of Fleet Street International Universities CV other than (x) Stock and Stock Equivalents of Fleet Street International Universities CV held directly by the Borrower equal to 54.52% of the total outstanding and Stock Equivalents of Fleet Street International Universities CV, subject to the terms hereof.

“Excluded Subsidiary” shall mean (a) each Domestic Subsidiary listed on Schedule 1.1(c) and each future Domestic Subsidiary, in each case, for so long as any such Subsidiary does not constitute a Material Subsidiary, (b) each Domestic Subsidiary that is not a wholly-owned Subsidiary on any date such Subsidiary would otherwise be required to become a Guarantor pursuant to Section 9.11 (for so long as such Subsidiary remains a non-wholly owned Restricted Subsidiary), (c) with respect only to exclusions of Excluded Subsidiaries from the obligation to give Guarantees of Obligations or grant Liens on any of their assets to secure the Obligations, any Disregarded Entity substantially all the assets of which consist of Stock and Stock Equivalents of Non-Domestic Subsidiaries, (d) each Domestic Subsidiary that is prohibited by any applicable Contractual Requirement or Requirement of Law from guaranteeing or granting Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect), (e) any Domestic Subsidiary listed on Schedule 1.1(c) with respect to which, in the reasonable judgment of the Borrower, the adverse tax consequences of providing a Guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (f) any other Domestic Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (g) with respect only to exclusions of Domestic Subsidiaries from the obligation to give Guarantees of Obligations or, as applicable grant Liens on any portion of their assets to secure the Obligations, to the extent that such Domestic Subsidiary providing a Guarantee of the Obligations, or, as applicable, granting Liens on such portion of its assets is restricted by Requirements of Law, would result in adverse tax or accreditation consequences, or would result in adverse consequences with respect to the requirements of any State Educational Agency or the eligibility of such Domestic Subsidiary to participate in student financial assistance programs under Title IV of the Higher Education Act of 1965, as amended, 20 U.S.C.A. § 1070 et seq., as reasonably determined by the Borrower and (h) each Domestic Subsidiary that is an Unrestricted Subsidiary or a Dormant Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that (and only for so long as), all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule,

US-DOCS\144294102.18

Exhibit 10.1

regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation (determined, for avoidance of doubt, after giving effect to any other keepwell, support, or other agreement for the benefit of such Guarantor and any and all applicable guarantees of such Guarantor’s Swap Obligations) or (ii) in the case of a Swap Obligation subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Credit Parties and Hedge Bank applicable to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean, any of the following Taxes imposed on or with respect to any Agent or Lender, or required to be withheld or deducted from any payment to any Agent or any Lender,
(a) net income taxes and franchise (imposed in lieu of net income taxes) and branch profits taxes imposed on such Agent or Lender by the jurisdiction under the laws of which the Agent or Lender is organized or has its principal place of business or where its applicable lending office is located, (b) any Taxes imposed on any Agent or any Lender as a result of any current or former connection between such Agent or Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising from such Agent or Lender having executed, delivered or performed its obligations or received a payment under, or having been a party to or having enforced, this Agreement or any other Credit Document), (c) any U.S. federal withholding Tax that is imposed on amounts payable to any Lender under the law in effect at the time such Lender becomes a party to this Agreement or such Lender changes its lending office; provided that this subclause (c) shall not apply to the extent that (x) such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 5.4 or (y) any Tax is imposed on a Lender in connection with an interest or participation in any Loan or other obligation that such Lender was required to acquire pursuant to Section 13.8(a) or that such Lender acquired pursuant to Section 13.7 (it being understood and agreed, for the avoidance of doubt, that any withholding Tax imposed on a Lender as a result of a Change in Law occurring after the time such Lender became a party to this Agreement or designates a new lending office, as applicable, shall not be an Excluded Tax), (d) any Tax to the extent attributable to such Lender’s failure to comply with Section 5.4(d) and (e) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” shall have the meaning given to such term in the Recitals.

“Existing Revolving Commitments” shall have the meaning given to such term in Section
13.22.

“Existing Loans” shall have the meaning given to such term in Section 13.22.

“Existing Letters of Credit” shall mean the letters of credit listed on Schedule 1.1(h).

“Existing Revolving Credit Class” shall have the meaning given to such term in Section
2.15(a).

US-DOCS\144294102.18

Exhibit 10.1

“Existing Revolving Credit Commitment” shall have the meaning given to such term in
Section 2.15(a).

“Existing Revolving Credit Loans” shall have the meaning given to such term in Section
2.15(a).

“Exiting Lender” shall mean any Lender (as defined in the Existing Credit Agreement) that is not a Lender under this Agreement.

“Extended Revolving Credit Commitments” shall have the meaning given to such term in Section 2.15(a).

“Extended Revolving Credit Loans” shall have the meaning given to such term in Section
2.15(a).

“Extending Lender” shall have the meaning given to such term in Section 2.15(b).

“Extension Amendment” shall have the meaning given to such term in Section 2.15(c).

“Extension Date” shall have the meaning given to such term in Section 2.15(d).

“Extension Election” shall have the meaning given to such term in Section 2.15(b).

“Extension Series” shall mean all Extended Revolving Credit Loans that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Revolving Credit Loans provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees and amortization schedule.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the Borrower); provided that “Borrower” shall be deemed to mean the Board of Directors of the Borrower when the Fair Market Value is equal to or in excess of $50,000,000 (unless otherwise expressly stated).

“FATCA” means Sections 1471 through 1474 of the Code, as of the Third Amendment Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreements with respect to the foregoing, and any treaty, law, regulations, or other official guidance enacted in any other jurisdiction relating to any such intergovernmental agreement.

“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NY FRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate, provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

US-DOCS\144294102.18

Exhibit 10.1

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.gov/, or any successor source.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.1.

“First Lien Intercreditor Agreement” shall mean an Intercreditor Agreement substantially in the form of Exhibit J among the Administrative Agent, the Collateral Agent and the representatives for purposes thereof for any other First Lien Secured Parties, with such changes thereto as may be reasonably acceptable to the Administrative Agent; provided that such changes are not materially adverse to the Lenders.

“First Lien Obligations” shall mean the Obligations and the Permitted Additional Debt Obligations (other than any Permitted Additional Debt Obligations that are unsecured or secured by a Lien ranking junior to the Lien securing the Obligations) secured by a first priority interest in the Collateral on a pari passu basis with the Obligations as permitted by the terms hereof.

“First Lien Secured Parties” shall mean the Secured Parties and the Permitted Additional Debt Secured Parties and any representative on their behalf for such purposes (other than in the case of Permitted Additional Debt Secured Parties whose Permitted Additional Debt Obligations are secured by a Lien ranking junior to the Lien securing the Obligations, such Permitted Additional Debt Secured Parties, and any representative on their behalf), collectively.

“Fiscal Year” shall have the meaning provided in Section 9.10.

“Floor” shall mean with respect to any Series 2024 Revolving Credit Loans and Series 2028 Revolving Credit Loans, 1.00% or, solely in the case of ABR Loans, 2.00%.

“Foreign Acquisition” shall have the meaning provided in Section 10.1(w).

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement that is not subject to US law and is maintained or contributed to by the Borrower or any of its Subsidiaries with respect to employees employed outside the United States.

“Fronting Fee” shall have the meaning provided in Section 4.1(c).

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” shall mean all indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of the Borrower or any Restricted Subsidiary, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all amounts of Funded Debt required to be paid or prepaid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such

US-DOCS\144294102.18

Exhibit 10.1

provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn (regardless of whether or not any amendment is approved or made) or such provision amended in accordance herewith.

“Goldman Sachs Letter of Credit Issuer” shall have the meaning provided in the definition of “Letter of Credit Issuer”.

“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Guarantee” shall mean the Amended and Restated Guarantee, dated as of April 26, 2017, made by each Guarantor and certain Dormant Subsidiaries in favor of the Collateral Agent for the benefit of the Secured Parties, as the same may be amended, supplemented or otherwise modified from time to time.

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantors” shall mean (a) each Domestic Subsidiary that is party to the Guarantee on the Closing Date, other than the Released Credit Parties, and (b) each Domestic Subsidiary that becomes a party to the Guarantee after the Closing Date pursuant to Section 9.11 or otherwise, in each case, excluding any Excluded Subsidiary.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

US-DOCS\144294102.18

Exhibit 10.1

“Hedge Agreements” shall mean interest rate swap, cap or collar agreements, interest rate forward, future or option contracts, currency swap agreements, currency cap or collar agreements, cross- currency rate swap agreements, currency forward, future or option contracts, commodity price protection agreements or other commodity price hedging agreements, and other similar agreements entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business (and not for speculative purposes) for the principal purpose of protecting the Borrower or any of the Restricted Subsidiaries against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedge Bank” shall mean (a) any Person (other than the Borrower or any of its Subsidiaries) that either (I) with respect to Secured Hedge Agreements entered into with the Borrower or any of its Restricted Domestic Subsidiaries, (x) at the time it enters into a Secured Hedge Agreement or (y) with respect to any Secured Hedge Agreement that is in effect on the Closing Date, on the Closing Date, is a Lender or Agent or an Affiliate of a Lender or Agent, in its capacity as a party to such Secured Hedge Agreement and (II) with respect to Secured Hedge Agreements entered into with any Restricted Non- Domestic Subsidiaries, (x) at the time it enters into a Secured Hedge Agreement or (y) with respect to any Secured Hedge Agreement that is in effect on the Closing Date, on the Closing Date, is a Revolving Credit Lender, and (b) any Person that, at the time it enters into a Secured Hedge Agreement, in its capacity as a party thereto, delivers to the Administrative Agent a letter agreement reasonably satisfactory to it agreeing to be bound by Section 12.11 and Section 13.08 as if it were a Lender.

“Historical Financial Statements” shall mean the audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower for each Fiscal Year ending on December 31, 2016, December 31, 2017 and December 31, 2018.

“Holdings” shall mean Wengen Alberta, Limited Partnership, an Alberta limited partnership, and its successors.

“Increased Amount Date” shall have the meaning provided in Section 2.14.

“Incurrence Test Indebtedness” shall mean Indebtedness (and all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest with regard to such Indebtedness) incurred by the Borrower or any Restricted Subsidiary, if immediately before and after giving effect to such incurrence, (x) no Default shall have occurred and be continuing and (y) the Borrower shall be in compliance, on a Pro Forma Basis, with the Senior Secured Incurrence Test.

“Indebtedness” of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) the deferred purchase price of assets or services that in accordance with GAAP would be included as a liability on the balance sheet of such Person, (d) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed drafts drawn thereunder, (e) all Indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (f) the principal component of all Capitalized Lease Obligations of such Person, (g) all obligations of such Person under interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements and other similar agreements, (h) without duplication, all Guarantee Obligations of such Person, and (i) all Permitted Student Loan Securitization Transactions; provided that Indebtedness shall not include (i) trade and other ordinary course payables and accrued expenses arising in the ordinary course of business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, and (iv) any obligation associated with minority interest put/call arrangements. The amount of Indebtedness of any Person for

US-DOCS\144294102.18

Exhibit 10.1

purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith. For avoidance of doubt, pursuant to Section 1.3(a) of this Agreement, all obligations that are or would be treated as operating leases for purposes of GAAP prior to giving effect to Financial Accounting Standards Board, Accounting Standards Update No. 2016-02, Leases (Topics 842), as amended or revised, or any other Financial Accounting Standards Board Accounting Standards having a similar result or effect (and related interpretations) shall continue to be accounted for, and all leases that are classified as Operating Lease Right of Use Assets and Related Liabilities on the consolidated balances of the Borrower shall be treated, as operating leases for purposes of all accounting and financial definitions and calculations (whether or not such operating lease obligations were in effect on such date) and shall not constitute “Capitalized Lease Obligations” or “Indebtedness” of the Borrower and its Subsidiaries.

“Indemnified liabilities” shall have the meaning provided in Section 13.5.

“Indemnified Taxes” shall mean (a) all Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any Guarantor under any Credit Documents and (b) to the extent not otherwise described in (a), Other Taxes.

“Interest Period” shall mean, with respect to any Term Loan or Revolving Credit Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.

“Investment” shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Stock, Stock Equivalents, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person) (including any partnership or joint venture); (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness; or (d) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person; provided that, in the event that any Investment is made by the Borrower or any Restricted Subsidiary in any Person through substantially concurrent interim transfers of any amount through one or more other Restricted Subsidiaries (or in the case of any such interim transfer pursuant to Section 10.5(v) or Section 10.6(d)(iii), through Holdings), then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 10.5. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Borrower or a Restricted Subsidiary in respect of such Investment.

“Interpolated Rate” shall means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the EURIBO Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBO Rate for the longest period (for which the EURIBO Rate is available for the applicable currency) that is shorter than the Interest Period for that Loan; and (b) the EURIBO Rate for the shortest period (for which that EURIBO Rate is available for the applicable currency) that exceeds the Interest Period of that Loan, in each case, at such time.

“IPO” shall mean the initial public offering by the Borrower of its Class A common stock on the Nasdaq Global Select Market which was consummated on February 6, 2017.

US-DOCS\144294102.18

Exhibit 10.1

“Issuer Documents” shall mean with respect to any Letter of Credit, the applicable Letter of Credit Request and any other document, agreement and instrument entered into by the applicable Letter of Credit Issuer and the Borrower (or any Restricted Subsidiary) with respect to a Letter of Credit.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit I.

“Joint Lead Arrangers and Joint Bookrunners” shall mean (a) JPMorgan Chase Bank, N.A., Barclays Bank PLC, BMO Capital Markets Corp., Citibank, N.A., Credit Suisse Loan Funding LLC, Goldman Sachs Lending Partners LLC, and Macquarie Capital (USA) Inc and (b) with respect to the Third Amendment, Goldman Sachs Bank USA, Citibank, N.A. and The Bank of Nova Scotia.

“JPM Letter of Credit Issuer” shall have the meaning provided in the definition of “Letter of Credit Issuer”.

“JV Distribution Amount” shall mean, at any time, the aggregate amount of cash distributed to the Borrower or any Restricted Subsidiary by any joint venture that is not a Subsidiary (regardless of the form of legal entity) or by any Unrestricted Subsidiary since the Closing Date and prior to such time and only to the extent that neither the Borrower nor any Restricted Subsidiary is under any obligation to repay such amount to such joint venture.

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing. All L/C Borrowings shall be denominated in Dollars or Alternative Currencies.

“L/C Maturity Date” shall mean the date that is five Business Days prior to the Series 2028 Revolving Credit Maturity Date.

“L/C Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unpaid Drawings, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Participant” shall have the meaning provided in Section 3.3(a).

“L/C Participation” shall have the meaning provided in Section 3.3(a).

“Lender” and “Lenders” shall have the meanings provided in the preamble to this
Agreement.

“Lender Financials” shall have the meaning provided in Section 1.8.

“Lender Insolvency Event” means (a) a Lender becoming insolvent or becoming the subject of a bankruptcy or insolvency proceeding or (b) an event of the kind referred to in Section 11.5 occurs with respect to such Lender or its Parent Company (as if the references in such provisions to the Borrower or Specified Subsidiary referred to such Lender or Parent Company); provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit

US-DOCS\144294102.18

Exhibit 10.1

such Lender (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Lending Office” means, with respect to any Revolving Credit Lender, the office of such Lender (or an Affiliate of such Lender) specified as its “Lending Office” on Schedule 1.1(d) or, as to any Person that becomes a Revolving Credit Lender after the Closing Date, in the Assignment and Assumption executed by such Person, or such other office of such Lender (or an Affiliate of such Lender) as such Lender may hereafter designate from time to time as its “Lending Office” by notice to the Borrower and the Administrative Agent.

“Letter of Credit” shall have the meaning provided in Section 3.1; provided that, only standby Letters of Credit shall be treated as “Letters of Credit” for purposes of the obligation of the Goldman Sachs Letter of Credit Issuer to issue Letters of Credit under this Agreement.

“Letter of Credit Commitment” shall mean $10,000,000, as the same may be reduced from time to time pursuant to Section 3.1 or Section 3.3; provided, that no Letter of Credit Issuer shall have an obligation to issue a Letter of Credit if the Stated Amount of such Letter of Credit, when added to the Letter of Credit Outstandings exceeds the amount set forth opposite such Letter of Credit Issuers’ name in the table below:

Letter of Credit Issuers	Letter of Credit Commitment
Goldman Sachs Letter of Credit Issuer	$10,000,000

“Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (a) the Dollar Equivalent of the principal amount of any Unpaid Drawings in respect of Letters of Credit in respect of which such Lender has made (or is required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a) at such time and (b) such Lender’s Revolving Credit Commitment Percentage of the Letter of Credit Outstandings at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of Letters of Credit in respect of which the Lenders have made (or are required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a)).

“Letter of Credit Fee” shall have the meaning provided in Section 4.1(b).

“Letter of Credit Issuer” shall mean, collectively, (a) each of Goldman Sachs Bank USA (the “Goldman Sachs Letter of Credit Issuer”), (b) solely with respect to the Third Amendment Existing Letter of Credit, JPMorgan Chase Bank, N.A. (the “JPM Letter of Credit Issuer”), as an issuer of any Letter of Credit, (c) any Lender or Affiliate of a Lender to be mutually agreed by the Borrower and such Lender, in such capacity, or any of its Affiliates and (d) any replacements or successors thereof pursuant to Section 3.6. Without limiting each Letter of Credit Issuer’s obligations to issue any Letter of Credit, subject to the terms of this Agreement, a Letter of Credit Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Letter of Credit Issuer, and in each such case the term “Letter of Credit Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. In the event that there is more than one Letter of Credit Issuer at any time, references herein and in the other Credit Documents to the Letter of Credit Issuer shall be deemed to refer to the Letter of Credit Issuer in respect of the applicable Letter of Credit or to all Letter of Credit Issuers, as the context requires.

“Letter of Credit Outstandings” shall mean, at any time, the sum of, without duplication,
(a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the aggregate Dollar Equivalent of the principal amount of all Unpaid Drawings in respect of Letters of Credit.

US-DOCS\144294102.18

Exhibit 10.1

“Letter of Credit Request” shall have the meaning provided in Section 3.2.

“Level I Status” shall mean, subject to Section 1.7, the circumstance that the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 2.50 to 1.00 as of such date.

“Level II Status” shall mean, subject to Section 1.7, the circumstance that the Consolidated Total Debt to Consolidated EBITDA Ratio is less than 2.50 to 1.00 and greater than or equal to 2.00 to 1.00 as of such date.

“Level III Status” shall mean, subject to Section 1.7, the circumstance that the Consolidated Total Debt to Consolidated EBITDA Ratio is less than 2.00 to 1.00 and greater than or equal to 1.50 to 1.00 as of such date.

“Level IV Status” shall mean, subject to Section 1.7, the circumstance that the Consolidated Total Debt to Consolidated EBITDA Ratio is less than 1.50 to 1.00.

“Lien” shall mean any mortgage, pledge, security interest, charge, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Limited Applicable Amount” shall mean (a) 50% of an amount (which shall not be less than zero) equal to the Consolidated Net Income of the Borrower and its Restricted Subsidiaries for the applicable fiscal quarter less (b) the aggregate amount of Investments or payments made by the Borrower or any of its Restricted Subsidiaries under Section 10.5(x), Section 10.6(i) or Section 10.7(a)(iii) during such fiscal quarter; provided in no event shall the Limited Applicable Amount be less than zero.

“Loan” shall mean any Revolving Credit Loan, Term Loan, New Revolving Credit Loan or New Term Loan made by any Lender hereunder.

“Market Capitalization” means an amount equal to (a) the total number of issued and outstanding shares of common stock of the Borrower on the date of the declaration of the relevant dividend multiplied by (b) the arithmetic mean of the closing prices per share of such common stock for the 30 consecutive trading days immediately preceding the date of declaration of such dividend.

“Material Adverse Effect” shall mean (a) a circumstance or condition materially and adversely affecting the business, assets, operations, properties or financial condition of the Borrower and the Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their payment obligations under this Agreement or any of the other Credit Documents, or (c) a material adverse effect on the rights and remedies of the Agents and the Lenders under this Agreement or any of the other Credit Documents.

“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary of the Borrower (a) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 2.5% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (b) whose revenues during such Test Period were equal to or greater than 2.5% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Restricted Subsidiaries that are not Material Subsidiaries have, in the aggregate, (x) total assets at the last day of such Test Period equal to or greater than 20.0% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (y) revenues during such Test Period equal to or greater than

US-DOCS\144294102.18

Exhibit 10.1

20.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP, then the Borrower shall, on the date on which financial statements for such quarter are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries as “Material Subsidiaries”. With respect to any Restricted Subsidiaries designated as Material Subsidiaries in accordance with the proviso of the immediately foregoing sentence, the Borrower may from time to time by written notice to the Administrative Agent substitute Restricted Subsidiaries as “Material Subsidiaries” or revoke such designation; provided that, after giving effect to such substitution or revocation, the Restricted Subsidiaries that are not Material Subsidiaries have, in the aggregate, (x) total assets as of the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered of less than 20.0% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date and (y) revenues during such Test Period of less than 20.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period.

“Maturing Class” shall have the meaning provided in Section 3.3(f).

“Maturity Date” shall mean the Series 2024 Revolving Credit Maturity Date, the Series 2028 Revolving Credit Maturity Date or any other maturity date of any Class or Series of Loans or Commitments under this Agreement.

“Maturity Date Amendment” shall have the meaning provided in Section 13.7(c).

“Maximum Incremental Facilities Amount” shall mean, without duplication, as of the date of incurrence, (a) the greater of (x) $172,500,000 and (y) 50% of Consolidated EBITDA, plus (b) additional amounts incurred after the Closing Date, to the extent, both immediately before and after giving effect to such additional amounts incurred under this clause (b) (assuming for such purposes that such additional amounts are fully drawn in the form of loans on the date of determination and excluding from the calculation of Consolidated Total Debt (i) any netting of Unrestricted Cash that would result from the incurrence of any such portion of the Maximum Incremental Facilities Amount being incurred at such time and (ii) any concurrent incurrence of Indebtedness pursuant to clause (a)) that the Consolidated Senior Secured Debt to Consolidated EBITDA Ratio is not greater than 2.25 to 1.00 on the date of such incurrence, plus (c) (x) the aggregate amount of voluntary prepayments of any Term Loans (including purchases of any Term Loans by the Borrower and its Subsidiaries at or below par, in which case the amount of such Term Loans shall be deemed not to exceed the face amount of such Term Loans) after the Closing Date and (y) the aggregate amount of voluntary prepayments of any Revolving Credit Loans to the extent accompanied by the corresponding termination or reduction of the Revolving Credit Commitments, in each case of the foregoing subclauses (x) and (y) of this clause (c), other than from the proceeds of the incurrence of long term Indebtedness.

“Maximum Non-Credit Party Facilities Amount” shall mean, without duplication, the greater of, as of the date of incurrence, (a) $200,000,000, and (b) 50% of Consolidated EBITDA for the four previous fiscal quarters for which financial statements have been delivered under Section 9.1.

“Maximum Permitted Investment/Lien Amount” shall mean an amount equal to (a)
$200,000,000, less (b) the amount of outstanding Indebtedness secured by Liens permitted pursuant to Section 10.2(s) from time to time.

“Minimum Borrowing Amount” shall mean (a) with respect to a Borrowing of Term SOFR Loans denominated in Dollars, $5,000,000 (or, if less, the entire remaining Commitments under the applicable Credit Facility at the time of such Borrowing), (b) with respect to a Borrowing of ABR Loans,
$1,000,000 (or, if less, the entire remaining Commitments under the applicable Credit Facility at the time

US-DOCS\144294102.18

Exhibit 10.1

of such Borrowing), (c) with respect to a Borrowing of Revolving Credit Loans denominated in Sterling,
£5,000,000 (or, if less, the Available Commitments at the time of such Borrowing), (d) with respect to a Borrowing of Revolving Credit Loans denominated in Euro, €5,000,000 (or, if less in the case of a Borrowing of Revolving Credit Loans, the applicable Available Commitments at the time of such Borrowing) and (e) with respect to a Borrowing denominated in any other Alternative Currency, in amounts to be agreed upon by the Administrative Agent and the Borrower.

“Minimum Tender Condition” shall have the meaning provided in Section 2.16(b).

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean a Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement or other security document entered into by the owner of a Mortgaged Property and the Collateral Agent in respect of that Mortgaged Property to secure the Obligations, in form and substance reasonably satisfactory to the Collateral Agent and the Borrower, as the same may be amended, supplemented or otherwise modified from time to time.

“Mortgaged Property” shall mean, initially, each parcel of real estate and the improvements thereto owned by a Credit Party and identified on Schedule 1.1(a), and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 9.14.

“Multicurrency Exposure” shall mean, for any Revolving Credit Lender at any date, the sum of (a) the aggregate Dollar Equivalent of the principal amount of Revolving Credit Loans denominated in Alternative Currencies of such Lender then outstanding, and (b) such Lender’s Letter of Credit Exposure in respect of Letters of Credit denominated in Alternative Currencies at such time.

“Multicurrency Sublimit” shall mean, at any date, the lesser of (x) the Dollar Equivalent of $150,000,000.00 and (y) the Total Revolving Credit Commitment at such date.

“Multiemployer Plan” shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Narrative Reports” shall mean, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of the Borrower and its consolidated Subsidiaries in the form of a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or similar format for the applicable fiscal quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

“New Loan Commitments” shall have the meaning provided in Section 2.14.

“New Revolving Credit Commitments” shall have the meaning provided in Section 2.14.

“New Revolving Credit Lender” shall have the meaning provided in Section 2.14.

“New Revolving Credit Loan” shall have the meaning provided in Section 2.14.

“New Term Loan Commitments” shall have the meaning provided in Section 2.14.

“New Term Loan Lender” shall have the meaning provided in Section 2.14.

US-DOCS\144294102.18

Exhibit 10.1

“New Term Loan Maturity Date” shall mean the date on which a New Term Loan matures.

“New Term Loan Repayment Amount” shall have the meaning provided in Section
2.5(c).

“New Term Loans” shall have the meaning provided in Section 2.14.

“New Revolving Credit Commitments” shall have the meaning provided in Section 2.14.

“New Revolving Credit Lender” shall have the meaning provided in Section 2.14.

“New Revolving Credit Loan” shall have the meaning provided in Section 2.14.

“Non-Cash Charges” shall mean, without duplication, and in each case only to the extent it is a non-cash item: (a) losses on non-ordinary course asset sales, disposals or abandonments, (b) any impairment charge or asset write-off related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense, including any such charges arising from stock options, restricted stock grants or other equity incentive grants, and any income or loss relating to profit interests or deferred compensation plans (including income or loss relating to the profit interests incurred by any of the Borrower’s direct or indirect parent companies that are pushed down to the Borrower), and (e) other non-cash charges (provided that if any non-cash charges referred to in this clause
(e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b).

“Non-Consolidated Not-For-Profit University” shall have the meaning provided in
Section 1.8.

“Non-Consolidated NFP Financial Statements” shall have the meaning provided in
Section 1.8.

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting
Lender.

“Non-Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary; provided, that any Subsidiary of a Non-Domestic Subsidiary shall be deemed to be a Non-Domestic Subsidiary, regardless of its jurisdiction of organization.

“Non-Extending Lenders” shall have the meaning provided in Section 13.7(c).

“Non-U.S. Lender” shall mean any Agent or Lender that is not, for U.S. federal income tax purposes, (a) an individual who is a citizen or resident of the United States, (b) a corporation, partnership or entity treated as a corporation or partnership created or organized in or under the laws of the United States, or any political subdivision thereof, (c) an estate whose income is subject to U.S. federal income taxation regardless of its source or (d) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority

US-DOCS\144294102.18

Exhibit 10.1

to control all substantial decisions of such trust or a trust that has a valid election in effect under applicable
U.S. Treasury regulations to be treated as a United States person.

“Non-U.S. Participant” shall mean any Participant that if it were a Lender would qualify as a Non-U.S. Lender.

“Not-For-Profit University” shall mean any affiliated not-for-profit, non-stock university that is a Subsidiary.

“Notice of Borrowing” shall have the meaning provided in Section 2.3(a).

“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6.

“NYFRB” shall mean the Federal Reserve Bank of New York.

“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Rate in effect on such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Revolving Credit Commitment, Loan or Letter of Credit or Secured Hedge Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, and all obligations to pay, discharge and satisfy the Erroneous Payment Subrogation Rights by any Credit Party, provided that the “Obligations” of any Guarantor shall not include any Excluded Swap Obligations of such Guarantor.

“Other Taxes” shall mean any and all present or future stamp, registration, documentary or any other excise, property or similar taxes (including interest, fines, penalties, additions to tax and related expenses with regard thereto) arising from any payment made or required to be made under this Agreement or any other Credit Document or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Credit Document, except any such taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 13.7) as a result of any current or former connection between a Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising from such Lender having executed, delivered or performed its obligations or received a payment under, or having been a party to or having enforced, this Agreement or any other Credit Document).

“Overnight Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight Term SOFR Loan borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

US-DOCS\144294102.18

Exhibit 10.1

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant” shall have the meaning provided in Section 13.6(c).

“Participant Register” shall have the meaning provided in Section 13.6(c).

“Participating Member State” shall mean each state so described in any EMU
Legislation.

“Patriot Act” shall have the meaning provided in Section 13.18.

“Payment Recipient” shall have the meaning provided in Section 12.13(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Pension Act” shall mean the Pension Protection Act of 2006, as it presently exists or as it may be amended from time to time.

“Perfection Certificate” shall mean a certificate of the Borrower in the form of Exhibit C or any other form approved by the Administrative Agent.

“Permitted Acquisition” shall mean the acquisition, by merger or otherwise, by the Borrower or any of the Restricted Subsidiaries of assets or Stock or Stock Equivalents, so long as:

(a)such acquisition and all transactions related thereto shall be consummated in accordance with applicable law;

(b)such acquisition, if an acquisition of Stock or Stock Equivalents, shall (1) result in each of the issuer of such Stock or Stock Equivalents and its Subsidiaries becoming a Restricted Subsidiary and a Credit Party, to the extent required by Section 9.11 (within the time period specified therein), or (2) be of Stock or Stock Equivalents from minority interest holders in a Restricted Subsidiary;

(c)each Person (or, as applicable, the assets) so acquired shall be in (or with respect to assets, useful for engaging in) the same or generally related line of business as conducted by the Parent and its Subsidiaries on the Closing Date,

(d)both before and after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing;

(e)the aggregate fair market value (as determined in good faith by the Borrower) of all Investments funded or financed in, and the purchase price of, any Persons that do not become Guarantors in connection with all such acquisitions following the Closing Date in reliance on Section 10.5(h) shall not exceed:

(i)$200,000,000 with respect only to acquisitions of Persons that become Restricted Domestic Subsidiaries and acquisitions of assets by Restricted Domestic Subsidiaries (provided, however, that the limitation set forth in this part (e)(i) shall not apply with respect to any acquisition (1) of any Restricted Subsidiary that becomes a

US-DOCS\144294102.18

Exhibit 10.1

Guarantor or of any additional equity interests in any Guarantor (whether such Restricted Subsidiary was existing on the Closing Date or subsequently acquired pursuant to a Permitted Acquisition) or (2) where, both immediately before and after giving effect to such acquisition (and including any payments and Indebtedness incurred or assumed in connection with such acquisition), the Consolidated Senior Secured Debt to Consolidated EBITDA Ratio is not greater than 2.25 to 1.00, on a Pro Forma Basis (but excluding from the calculation of Consolidated Total Debt any netting in respect of Unrestricted Cash that would result from the incurrence of any such Indebtedness being incurred in connection with such acquisition)), or

(ii)$200,000,000 with respect only to acquisitions of Persons that become Restricted Non-Domestic Subsidiaries and acquisitions of assets by Restricted Non- Domestic Subsidiaries (provided, however, that the limitation set forth in this part (e)(ii) shall not apply with respect to any acquisition where, both immediately before and after giving effect to such acquisition (and including any payments and Indebtedness incurred or assumed in connection with such acquisition), the Consolidated Senior Secured Debt to Consolidated EBITDA Ratio is not greater than 2.25 to 1.00, on a Pro Forma Basis (but excluding from the calculation of Consolidated Total Debt any netting in respect of Unrestricted Cash that would result from the incurrence of any such Indebtedness being incurred in connection with such acquisition)); and

(f)with respect to any such proposed acquisition with an aggregate purchase price greater than $100,000,000, the Borrower shall have delivered a certificate of an Authorized Officer stating that the contemplated acquisition fulfills all elements of this definition.

“Permitted Additional Debt” shall mean subordinated or senior Indebtedness (which Indebtedness may (x) be unsecured, (y) have the same lien priority on the Collateral as the Obligations on a pari passu basis to the extent incurred in accordance with the terms hereof (to the extent such Permitted Additional Debt is incurred pursuant to Section 10.1(n)(i)(a), or 10.1(o)) or (z) be secured by a Lien on the Collateral ranking junior to the Lien securing the First Lien Obligations (to the extent such Permitted Additional Debt is incurred pursuant to Section 10.1(m), 10.1(n)(i)(a), or 10.1(o))) issued by the Borrower,

(a)the terms of which

(i)do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the latest New Term Loan Maturity Date or any extension of any Term Loan Maturity Date or New Term Loan Maturity Date, or, if later, any extension of any Revolving Credit Maturity Date (other than customary offers to purchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) and

(ii)to the extent the same are subordinated, provide for customary subordination to the Obligations under the Credit Documents,

(b)the covenants, events of default, guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Borrower and the Restricted Subsidiaries than those herein and in the other Credit Documents, or, to the extent such Permitted Additional Debt constitutes refinancing Indebtedness of senior subordinated indebtedness (and all refinancings thereof), than those applicable to such senior subordinated indebtedness (or any refinancing thereof) being so refinanced (and, in the case of Permitted Additional Debt that constitutes refinancing Indebtedness of senior subordinated indebtedness (and all refinancings thereof), the subordination

US-DOCS\144294102.18

Exhibit 10.1

provisions governing such Permitted Additional Debt shall be no less favorable to the Lenders than the subordination provisions governing such senior subordinated indebtedness; provided that a certificate of an Authorized Officer of the Borrower is delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees));

(c)in respect of which (i) no Subsidiary of the Borrower (other than a Guarantor or any guarantor of the Indebtedness being refinanced by such Permitted Additional Debt, if applicable) is an obligor, and (ii) the Borrower is the issuer; and

(d)which, if secured, (x) are secured by no asset or property that is not Collateral securing the Obligations and (y) the applicable representative of such Indebtedness has become a party to the First Lien Intercreditor Agreement or Second Lien Intercreditor Agreement, as the case may be.

“Permitted Additional Debt Documents” shall mean any document or instrument (including any guarantee, security agreement or mortgage) issued or executed and delivered with respect to any Permitted Additional Debt by any Credit Party.

“Permitted Additional Debt Obligations” shall mean, if any Permitted Additional Debt is issued or incurred, all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Permitted Additional Debt Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (it being understood, for the avoidance of doubt, that Permitted Additional Debt Obligations may be incurred or issued by all or by fewer than all of the Credit Parties, subject to clause (c) of the definition of “Permitted Additional Debt”).

“Permitted Additional Debt Secured Parties” shall mean the holders from time to time of secured Permitted Additional Debt Obligations (and any representative on their behalf).

“Permitted Debt Exchange” shall have the meaning given to such term in Section 2.16(a).

“Permitted Debt Exchange Notes” shall have the meaning given to such term in Section
2.16(a).

“Permitted Debt Exchange Offer” shall have the meaning given to such term in Section
2.16(a).

“Permitted Holders” shall mean each direct or indirect, beneficial and of record, holder of the voting power of the outstanding Voting Stock of the Borrower as of the Closing Date, including any limited partners of Holdings as of the Closing Date.

“Permitted Investments” shall mean:

US-DOCS\144294102.18

Exhibit 10.1

(a)securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities and/or reset dates of not more than 12 months from the date of acquisition thereof;

(b)securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof and, at the time of acquisition, having the highest investment grade rating generally obtainable from both S&P and Moody’s (or, if at any time either S&P nor Moody’s shall be rating such obligations, then from whichever is continuing to rate such obligations and from another nationally recognized rating service);

(c)commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 and P-1 from S&P and Moody’s, respectively (or, if at any time either S&P nor Moody’s shall be rating such obligations, then an equivalent rating from whichever is continuing to rate such obligations and from another nationally recognized rating service);

(d)domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than one year after the date of acquisition thereof issued by any Lender or any other bank having (i) combined capital and surplus of not less than $500,000,000 in the case of domestic banks and $100,000,000 (or the Dollar Equivalent thereof) in the case of foreign banks or (ii) a rating of at least BBB from S&P or the equivalent;

(e)repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (a), (b) and (d) above entered into with any bank meeting the qualifications specified in clause (d) above or securities dealers of recognized national standing;

(f)marketable short-term money market and similar securities having a rating of at least A-1 and P-1 from S&P and Moody’s, respectively (or, if at any time either S&P or Moody’s shall not be rating such obligations, then an equivalent rating from whichever is continuing to rate such obligations and from another nationally recognized rating service); (g) shares    of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (f) above; and

(h) in the case of Investments by any Restricted Non-Domestic Subsidiary made in a country outside the United States of America, other customarily utilized high-quality Investments of credit quality and liquidity equivalent to clauses (a) through (g) above, and, with respect to clause
(d) above, with banks of credit quality appropriate in the country where such Restricted Non- Domestic Subsidiary is located or in which such Investment is made.

“Permitted Liens” shall mean:

(a)Liens for taxes, assessments or governmental charges or claims not yet overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP, or for property taxes on property that the Borrower or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge or claim is to such property;

(b)Liens in respect of property or assets of the Borrower or any of the Subsidiaries imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens arising

US-DOCS\144294102.18

Exhibit 10.1

in the ordinary course of business, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect;

(c)Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.11;

(d)Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations (including, without limitation, Liens and deposits to secure letters of credit issued to the U.S. Department of Education or other Governmental Authority supporting any U.S. Institution Subsidiary’s participation in student financial assistance programs and receipt of funds under Title IV of the Higher Education Act of 1965, as amended (or any replacement thereof)), surety and appeal bonds, bids, leases (including, without limitation, any Liens or deposits to secure any bank guarantee or letter of credit issued to secure any lease), government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business or otherwise constituting Investments permitted by Section 10.5;

(e)ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(f)easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;

(g)any interest or title of a lessor or secured by a lessor’s interest under any lease permitted by this Agreement;

(h)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(i)Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any of its Subsidiaries, provided that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit to the extent permitted under Section 10.1;

(j)leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;

(k)Liens arising from precautionary Uniform Commercial Code financing statement or similar filings made in respect of operating leases entered into by the Borrower or any of its Subsidiaries;

(l)Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of the Borrower and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business;

(m)any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole; and

US-DOCS\144294102.18

Exhibit 10.1

(n)Liens created in the ordinary course of business (i) by the Borrower or any Restricted Subsidiary to secure Cash Management Programs of the Borrower or any Restricted Domestic Subsidiary or (ii) by any Restricted Non-Domestic Subsidiary to secure Cash Management Programs of a Restricted Non-Domestic Subsidiary, in each case, with respect to any such Cash Management Programs permitted under Section 10.1.

“Permitted Limited Investments” shall mean (a) any Permitted Acquisition, including any Foreign Acquisition, (b) any investments that are acquisitions permitted pursuant to Section 10.5(s), Section 10.5(w) or Section 10.5(x), (c) any capital expenditures of any Restricted Subsidiary, and (d) general reinvestment into the business of the Borrower and its Restricted Subsidiaries.

“Permitted Student Loan Securitization Transaction” shall mean any transfer by any Restricted Subsidiary of student loans or related accounts receivable or interests therein (collectively, “Student Loans”) (a) to a trust, partnership, corporation or other “conduit” entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Student Loans, or (b) directly to one or more investors. The “amount” of any Permitted Student Loan Securitization Transaction shall be deemed at any time to be (i) the aggregate principal or stated amount of the Indebtedness or other securities referred to in clause (a) of the preceding sentence or (ii) if there shall be no such principal or stated amount or such Permitted Student Loan Securitization Transaction shall be in the form of a direct sale to one or more investors, the uncollected amount of the Student Loans transferred pursuant to the Permitted Student Loan Securitization Transaction net of any such Student Loans that have been written off as uncollectible. The aggregate amount of Permitted Student Loan Securitization Transactions shall not in the aggregate exceed $25,000,000 outstanding at any time.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“Plan” shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, that is or was within any of the preceding six plan years maintained or contributed to by (or to which there is or was an obligation to contribute or to make payments to) the Borrower or an ERISA Affiliate.

“Platform” shall have the meaning provided in Section 13.17.

“Pledge Agreement” shall mean the Amended and Restated Pledge Agreement, dated as of April 26, 2017, entered into by the Credit Parties party thereto and the Collateral Agent for the benefit of the Secured Parties, as the same may be amended, supplemented or otherwise modified from time to time.

“Post-Acquisition Period” shall mean, with respect to any Permitted Acquisition or Investment described in the definition of “Specified Transaction”, the period beginning on the date such Permitted Acquisition or such Investment is consummated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition or Investment is consummated.

“Potential Defaulting Lender” means, at any time, a Lender (i) as to which an event of the kind referred to in the definition of “Lender Insolvency Event” has occurred and is continuing in respect of any financial institution affiliate of such Lender, or (ii) as to which the Administrative Agent has in good faith determined and notified the Borrower that such Lender or its Parent Company or a Subsidiary thereof

US-DOCS\144294102.18

Exhibit 10.1

has defaulted on its funding obligations under any other loan agreement or credit agreement or other financing agreement or (iii) that has, or whose Parent Company has, a non-investment grade rating from Moody’s or S&P or another nationally recognized rating agency. Any determination that a Lender is a Potential Defaulting Lender under any of clauses (i) through (iii) above shall be made by the Administrative in its sole discretion acting in good faith. The Administrative Agent will promptly notify all parties hereto upon any determination that a Lender has become a Potential Defaulting Lender.

“Preferred Stock” shall mean any Stock or Stock Equivalents with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its “prime rate”; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Prior Financial Statements” shall have the meaning provided in Section 1.8.

“Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, arising out of events which (a) are directly attributable to a specific transaction, (b) are factually supportable and are expected to have a continuing impact, and (c) are in each case (excluding adjustments from such transactions, in the aggregate, not in excess of $25,000,000 in any Test Period) determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC; provided that (i) at the election of the Borrower, such Pro Forma Adjustment shall not be required to be determined for any Acquired Entity or Business or Converted Restricted Subsidiary to the extent the aggregate consideration paid in connection with such acquisition was less than $10,000,000 and (ii) so long as such actions are taken during such Post- Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that the applicable amount of such cost savings will be realizable during the entirety of such Test Period, or the applicable amount of such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided, further, that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Adjustment Certificate” shall mean any certificate of an Authorized Officer of the Borrower delivered pursuant to Section 9.1(g) or Section 9.1(c).

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” shall mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale, transfer or other disposition of all or substantially all Capital Stock in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any incurrence or assumption of Indebtedness by the Borrower or any of the Restricted Subsidiaries in connection therewith

US-DOCS\144294102.18

Exhibit 10.1

(it being agreed that if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above (but without duplication thereof), the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

“Pro Forma Financial Statements” shall have the meaning provided in Section 8.9.

“Pro Forma Entity” shall have the meaning provided in the definition of the term “Acquired EBITDA.”

“Projections” shall have the meaning provided in Section 9.1(h).

“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning provided in Section 13.23.

“Qualified Lien Intercreditor Agreement” shall have the meaning provided in Section
10.2(t).

“Qualified Preferred Stock” means any Preferred Stock of the Borrower issued from time to time that is not otherwise Disqualified Stock (without giving effect to the last sentence of the definition of “Disqualified Stock”).

“Qualified Refinancing Debt” shall have the meaning provided in Section 10.1(z).

“Qualified Refinancing Liens” shall have the meaning provided in Section 10.2(t).

“Real Estate” shall have the meaning provided in Section 9.1(e).

“Refinanced Term Loans” shall have the meaning provided in Section 13.1.

“Register” shall have the meaning provided in Section 13.6(b)(iv).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

US-DOCS\144294102.18

Exhibit 10.1

“Reimbursement Date” shall have the meaning provided in Section 3.4(a).

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees and advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Released Credit Party” shall mean each Dormant Subsidiaries listed on Schedule 1.1(g) attached hereto that is a party to any of the Credit Documents as of the date immediately prior to the Closing Date.

“Relevant Governmental Body” shall mean (a) with respect to a Replacement Benchmark in Dollars, the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto and (b) with respect to a Replacement Benchmark in respect of any Alternative Currency, (1) the central bank for the currency in which such amounts are denominated hereunder or any central bank or other supervisor which is responsible for supervising either (A) such Replacement Benchmark or (B) the administrator of such Replacement Benchmark or (2) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such amounts are denominated, (B) any central bank or other supervisor that is responsible for supervising either
(i) such Replacement Benchmark or (ii) the administrator of such Replacement Benchmark, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Replacement Benchmark” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)with respect to the Term SOFR Reference Rate, Daily Simple SOFR; and

(2)with respect to any other then-current Benchmark, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then existing convention for similarly denominated syndicated credit facilities for such alternative benchmarks and adjustments or any selection, endorsement or recommendation by the Relevant Governmental Body with respect to such facilities;

provided that, if the Replacement Benchmark as determined pursuant to clause (1) or (2) would be less than the Floor, the Replacement Benchmark will be deemed to be the Floor for purposes of this Agreement and the other Credit Documents.

“Replacement Benchmark Conforming Changes” shall mean, with respect to any Benchmark or the use, administration, adoption or implementation of any proposed Replacement Benchmark, any conforming changes to the definition of “ABR”, the definition of “Business Day”, the definition of “RFR Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent in consultation with the Borrower, to reflect the adoption of any such rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of the Replacement Benchmark exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

US-DOCS\144294102.18

Exhibit 10.1

“Replacement Benchmark Spread” shall mean, with respect to any replacement of the then-current Benchmark with an alternate benchmark rate for each applicable Interest Period, a spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) as may be agreed between the Administrative Agent and the Borrower, in each case giving due consideration to any evolving or then existing convention for similarly denominated syndicated credit facilities for such adjustments, which may include any selection, endorsement or recommendation by the Relevant Governmental Body with respect to such facilities for the applicable alternate benchmark rate.

“Replacement Term Loans” shall have the meaning provided in Section 13.1.

“Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder, other than any event as to which notice is waived pursuant to DOL Reg. § 4043 as in effect on the date hereof (no matter how such notice requirement may be changed in the future).

“Required Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the Dollar Equivalent of the sum of (i) the Revolving Credit Exposure at such date, (ii) the Adjusted Total Term Loan Commitment at such date and (iii) the outstanding principal amount of the Term Loans (excluding Term Loans held by Defaulting Lenders) at such date.

“Required Revolving Credit Lenders” shall mean, at any date, Non-Defaulting Lenders holding a majority of the Adjusted Total Revolving Credit Commitment at such date (or, if the Total Revolving Credit Commitment has been terminated at such time, a majority of the Revolving Credit Exposure (excluding Revolving Credit Exposure of Defaulting Lenders) at such time).

“Required Term Loan Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (a) the Adjusted Total Term Loan Commitment at such date and (b) the aggregate outstanding principal amount of the Term Loans (excluding Term Loans held by Defaulting Lenders) at such date.

“Requirement of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restated Financial Statements” shall have the meaning given such term in Section 9.1.

“Restatement” shall have the meaning given such term in Section 9.1.

“Restricted Domestic Subsidiary” shall mean any Domestic Subsidiary that is a Restricted Subsidiary.

“Restricted Non-Domestic Subsidiary” shall mean a Non-Domestic Subsidiary that is a Restricted Subsidiary.

“Restricted Payment” shall have the meaning given such term in Section 10.6.

US-DOCS\144294102.18

Exhibit 10.1

“Restricted Subsidiary” shall mean any Subsidiary of the Borrower, other than an Unrestricted Subsidiary.

“Revaluation Date” shall mean (a) with respect to any Revolving Credit Loan, each of the following: (i) each date of a Borrowing of a Revolving Credit Loan, (ii) each date of a continuation of a Revolving Credit Loan pursuant to Section 2.6, and (iii) such additional dates as the Administrative Agent shall determine or the Required Revolving Credit Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of any such Letter of Credit, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable Letter of Credit Issuer under any Letter of Credit, and (iv) such additional dates as the Administrative Agent or the Letter of Credit Issuer shall determine or the Required Revolving Credit Lenders shall require.

“Revolving Credit Commitment” shall mean, with respect to each Lender, its Series 2024 Revolving Credit Commitment or Series 2028 Revolving Credit Commitment.

“Revolving Credit Commitment Percentage” shall mean at any time, for each Revolving Credit Lender, the percentage obtained by dividing (a) such Lender’s Revolving Credit Commitment at such time by (b) the amount of the Total Revolving Credit Commitment at such time, provided that at any time when the Total Revolving Credit Commitment shall have been terminated, each Lender’s Revolving Credit Commitment Percentage shall be the percentage obtained by dividing (a) such Lender’s Revolving Credit Exposure at such time by (b) the Revolving Credit Exposure of all Lenders at such time.

“Revolving Credit Commitment Fee” shall have the meaning provided in Section 4.1(a).

“Revolving Credit Commitment Fee Rate” shall mean, with respect to the Available Commitment on any day, and with respect to Series 2024 Revolving Credit Commitments and Series 2028 Revolving Credit Commitments, the rate per annum set forth below opposite the Status in effect on such day.

US-DOCS\144294102.18

Exhibit 10.1

Status

Commitment Fee Rate with respect to Series 2024
Revolving Credit Commitments and Series 2028 Revolving Credit Commitments

Level I Status    0.375%
Level II Status    0.30%
Level III Status    0.25%
Level IV Status    0.20%

Notwithstanding the foregoing, (i) with respect to the Series 2024 Revolving Credit Commitments, the term “Revolving Credit Commitment Fee Rate” shall mean 0.300% during the period from and including the Closing Date to, but excluding, the Trigger Date and (ii) with respect to the Series 2028 Revolving Credit Commitments, Level IV Status shall apply during the period from and including the Third Amendment Effective Date to, but excluding, the day following the date on which Section 9.1 Financials were delivered to the Administrative Agent for the fiscal quarter ending on September 30, 2023.

“Revolving Credit Exposure” shall mean, with respect to any Revolving Credit Lender at any time, the sum of (a) the aggregate Dollar Equivalent of the principal amount of Revolving Credit Loans of such Lender then outstanding and (b) such Lender’s Letter of Credit Exposure at such time.

US-DOCS\144294102.18

Exhibit 10.1
“Revolving Credit Extension Request” shall have the meaning given to such term in
Section 2.15(b).

“Revolving Credit Lender” shall mean at any time, any Lender that has a Revolving Credit Commitment, Revolving Credit Loan or Revolving Credit Exposure at such time.

“Revolving Credit Loan” shall mean (i) any Series 2024 Revolving Credit Loan and (ii) any Series 2028 Revolving Credit Loan.

“Revolving Credit Maturity Date” shall mean any date on which any Revolving Credit Loan shall mature and become fully due and payable, including the Series 2024 Revolving Credit Maturity Date and the Series 2028 Revolving Credit Maturity Date.

“Revolving Credit Termination Date” shall mean the date on which the Revolving Credit Commitments shall have terminated, no Revolving Credit Loans shall be outstanding and the Letter of Credit Outstandings shall have been reduced to zero or Cash Collateralized.

“RFR” shall mean, for any Obligations consisting of any interest, fees or other amounts denominated in Sterling, SONIA.
“RFR Administrator’s Website” shall mean the SONIA Administrator’s Website. “RFR Business Day” shall mean for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Sterling, any day except for (a) a Saturday, (b) a Sunday or (c) a day on which banks are closed for general business in London.

“RFR Loan” shall mean any RFR Term Loan or RFR Revolving Credit Loan.

“RFR Rate Day” has the meaning assigned to such term in the definition of “Daily Simple
RFR”.

“RFR Revolving Credit Loan” shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the Daily Simple RFR.

“RFR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Daily Simple RFR.

“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“Sale Leaseback” shall mean any transaction or series of related transactions pursuant to which the Borrower or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed; provided that a transaction otherwise qualifying as a Sale Leaseback pursuant to this definition will be a Sale Leaseback regardless of whether accounting treatment (pursuant to ASC 842 or otherwise) characterizes the transaction as a sale and lease or as a financing transaction.

“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of the Third Amendment Effective Date, the so-

US-DOCS\144294102.18

Exhibit 10.1

called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, Syria, and the Crimea Region of Ukraine).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions- related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person 20% or more of which is owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” shall mean (i) all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, and (ii) all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United Nations Security Council, the European Union, any European Union member state, the United Kingdom or other relevant sanctions authority, in each case, applicable to the Borrower or any Restricted Subsidiary or as applicable to the transactions contemplated by this Agreement.

“Scheduled Dispositions” shall have the meaning provided in Section 10.4.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Amendment” shall mean that certain Second Amendment to the Third Amended and Restated Credit Agreement, dated as of December 23, 2022, among the Borrower and Citibank, N.A. as administrative agent.

“Second Amendment Effective Date” shall mean December 23, 2022.

“Second Lien Intercreditor Agreement” shall mean an Intercreditor Agreement substantially in the form of Exhibit K among the Administrative Agent, the Collateral Agent and the representatives for purposes thereof for any other Permitted Additional Debt Secured Parties that are holders of Permitted Additional Debt Obligations having a Lien on the Collateral ranking junior to the Lien securing the Obligations, with such changes thereto as may be reasonably acceptable to the Administrative Agent; provided that such changes are not materially adverse to the Lenders.

“Section 2.15 Additional Amendment” shall have the meaning given to such term in
Section 2.15(d).

“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b) together with the accompanying officer’s certificate delivered, or required to be delivered, pursuant to Section 9.1(c).

“Secured Hedge Agreement” shall mean Hedge Agreements on Schedule 1.1(e) and any Hedge Agreement that is entered into by and between the Borrower or any of its Restricted Subsidiaries and any Hedge Bank.

“Secured Parties” shall mean the Administrative Agent, the Collateral Agent, any other Agent, each Letter of Credit Issuer and each Lender, in each case, with respect to the Obligations or any Security Agreement, each Hedge Bank that is party to any Secured Hedge Agreement, each applicable Cash Management Bank (each as defined in the Security Agreement) and each sub-agent appointed by the

US-DOCS\144294102.18

Exhibit 10.1

Administrative Agent pursuant to Section 13 with respect to matters relating to the Obligations, or by the Collateral Agent with respect to matters relating to any Security Document.

“Securitization” shall mean a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns of securities or notes which represent an interest in, or which are collateralized, in whole or in part, by the Loans and the Lender’s rights under the Credit Documents.

“Security Agreement” shall mean the Amended and Restated Security Agreement, dated as of April 26, 2017, entered into by the Borrower, the other grantors party thereto and the Collateral Agent for the benefit of the Secured Parties, as the same may be amended, supplemented or otherwise modified from time to time.

“Security Documents” shall mean, collectively, (a) the Guarantee, (b) the Pledge Agreement, (c) the Security Agreement, (d) the Mortgages relating to property owned by Credit Parties, (e) the U.S. Institution Subsidiary Collateral Agreement and (f ) each other security agreement or other instrument or document executed and delivered pursuant to Section 9.11, 9.12 or 9.14 or pursuant to any other such Security Documents, in each case to secure the Obligations or to perfect such security interest.

“Senior Secured Incurrence Test” shall mean, as of any date, with respect to the last day of the most recently ended Test Period, the Consolidated EBITDA to Consolidated Interest Expense Ratio shall be no less than 2.00 to 1.00.

“Series” shall have the meaning provided in Section 2.14.

“Series 2024 Revolving Credit Commitment” shall mean, (a) with respect to each Lender that is a Revolving Credit Lender on the Closing Date, the amount set forth opposite such Revolving Credit Lender’s name on Schedule 1.1(b) as such Revolving Credit Lender’s “Series 2024 Revolving Credit Commitment” and (b) in the case of any Lender that becomes a Revolving Credit Lender after the Closing Date, the amount specified as such Lender’s “Series 2024 Revolving Credit Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Series 2024 Total Revolving Credit Commitment, in each case as the same may be changed from time to time pursuant to terms hereof. The aggregate amount of the Series 2024 Revolving Credit Commitment as of the Third Amendment Effective Date is $145,000,000.

“Series 2024 Revolving Credit Exposure” shall mean, with respect to any Series 2024 Revolving Credit Lender at any time, the sum of (a) the aggregate Dollar Equivalent of Series 2024 Revolving Credit Loans of such Lender then outstanding and (b) such Lender’s Letter of Credit Exposure at such time.

“Series 2024 Revolving Credit Lender” shall mean at any time, any Lender that has a Series 2024 Revolving Credit Commitment, Series 2024 Revolving Credit Loans or Series 2024 Revolving Credit Exposure at such time.

“Series 2024 Revolving Credit Loan” shall have the meaning provided in Section 2.1(a).

“Series 2024 Revolving Credit Maturity Date” shall mean October 7, 2024.

“Series 2024 Revolving Credit Termination Date” shall mean the date on which the Series 2024 Revolving Credit Commitments shall have terminated, no Series 2024 Revolving Credit Loans shall be outstanding and the Letter of Credit Outstandings of the Series 2024 Revolving Credit Lenders shall have been reduced to zero or Cash Collateralized.

US-DOCS\144294102.18

Exhibit 10.1

“Series 2024 Total Revolving Credit Commitment” shall mean the sum of the Series 2024 Revolving Credit Commitments of all the Series 2024 Revolving Credit Lenders.

“Series 2028 Revolving Credit Commitment” shall mean, (a) with respect to each Lender that is a Revolving Credit Lender on the Third Amendment Effective Date, the amount set forth opposite such Revolving Credit Lender’s name on Schedule II to the Third Amendment as such Revolving Credit Lender’s “Series 2028 Revolving Credit Commitment” and (b) in the case of any Lender that becomes a Revolving Credit Lender after the Closing Date, the amount specified as such Lender’s “Series 2028 Revolving Credit Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Series 2028 Total Revolving Credit Commitment, in each case as the same may be changed from time to time pursuant to terms hereof. The aggregate amount of the Series 2028 Revolving Credit Commitment as of the Third Amendment Effective Date is $155,000,000.

“Series 2028 Revolving Credit Exposure” shall mean, with respect to any Series 2028 Revolving Credit Lender at any time, the sum of (a) the aggregate Dollar Equivalent of Series 2028 Revolving Credit Loans of such Lender then outstanding and (b) such Lender’s Letter of Credit Exposure at such time.

“Series 2028 Revolving Credit Lender” shall mean at any time, any Lender that has a Series 2028 Revolving Credit Commitment, Series 2028 Revolving Credit Loans or Series 2028 Revolving Credit Exposure at such time.

“Series 2028 Revolving Credit Loan” shall have the meaning provided in Section 2.1(a).

“Series 2028 Revolving Credit Maturity Date” shall mean September 18, 2028.

“Series 2028 Revolving Credit Termination Date” shall mean the date on which the Series 2028 Revolving Credit Commitments shall have terminated, no Series 2028 Revolving Credit Loans shall be outstanding and the Letter of Credit Outstandings of the Series 2028 Revolving Credit Lenders shall have been reduced to zero or Cash Collateralized.

“Series 2028 Total Revolving Credit Commitment” shall mean the sum of the Series 2028 Revolving Credit Commitments of all the Series 2028 Revolving Credit Lenders.

“SOFR” shall mean the rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

US-DOCS\144294102.18

Exhibit 10.1

“Solvent” shall mean, with respect to any Person, that as of the Closing Date, (a) (i) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date; and (iii) such Person has not incurred and does not intend to incur, or believe that it will incur, debts including current obligations beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“SONIA” shall mean, with respect to any RFR Business Day, a rate per annum equal to the Sterling Overnight Index Average for such RFR Business Day published by the SONIA Administrator on the SONIA Administrator’s Website.

“SONIA Adjustment” shall mean 0.1193 % per annum.

“SONIA Administrator” shall mean the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” shall mean the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Existing Revolving Credit Commitment” shall have the meaning given to such term in Section 2.15(b).

“Specified Subsidiary” shall mean, at any date of determination (a) any Material Subsidiary, (b) any Unrestricted Subsidiary (i) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 10% of the Consolidated Total Assets of the Borrower and the Subsidiaries at such date, or (ii) whose revenues during such Test Period were equal to or greater than 10% of the consolidated revenues of the Borrower and the Subsidiaries for such period, in each case determined in accordance with GAAP, and (c) each other Unrestricted Subsidiary that is the subject of an Event of Default under Section
11.5 and that, when such Subsidiary’s total assets or revenues are aggregated with the total assets or revenues, as applicable, of each other Subsidiary that is the subject of an Event of Default under Section
11.5 would constitute a Specified Subsidiary under clause (b) above.

“Specified Stock Consideration” shall have the meaning provided in Section 10.6(j).

“Specified Transaction” shall mean, with respect to any period, any Permitted Acquisition, Investment, Disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, New Term Loan, New Revolving Credit Commitment or other event that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.”

“Sponsor” shall mean any of KKR and its Affiliates but excluding portfolio companies of any of the foregoing.

US-DOCS\144294102.18

Exhibit 10.1

“State Educational Agency” shall mean a governmental authority of any state of the United States, or the District of Columbia, that provides legal authorization to the Borrower or any U.S. Institution Subsidiary to operate postsecondary education institutions or programs.

“Stated Amount” of any Letter of Credit shall mean the Dollar Equivalent of the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

“Status” shall mean the existence of Level I Status, Level II Status, Level III Status or Level IV Status, as the case may be, as in effect on such date, as determined pursuant to Section 1.7.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Eurodollar Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” shall mean lawful currency of the United Kingdom.

“Stock” shall mean shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

“Subject Financial Statements” shall have the meaning given such term in Section 9.1.

“Subsequent Period” shall mean the period beginning with and including the first period for which financial statements are delivered pursuant to Section 1.8(c) reflecting a change in the accounting for Not-for-Profit Universities.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (b) any limited liability company, partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time, and (c) any affiliated not-for-profit, non-stock universities that are controlled through majority voting interests of their respective boards of directors. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

US-DOCS\144294102.18

Exhibit 10.1

“Successor Company” shall have the meaning provided in Section 10.3(i)(i).

“Successor Borrower” shall have the meaning provided in Section 10.3(a).

“Successor Restricted Subsidiary” shall have the meaning provided in Section 10.3(j)(ii).

“Supported QFC” shall have the meaning provided in Section 13.23.

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” means, with respect to any person, any obligation to pay or perform under any Swap.

“TARGET Day” shall mean any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Term Loan Commitment” shall mean, if applicable, with respect to each Lender, such Lender’s New Term Loan Commitment made after the Closing Date with respect to any Series. The aggregate amount of the Term Loan Commitments as of the Closing Date is $0.

“Term Loan Lender” shall mean, if applicable, a Lender with a Term Loan Commitment or an outstanding Term Loan.

“Term Loan Maturity Date” shall mean, if applicable, any date on which any Term Loan shall mature and become fully due and payable hereunder, including any New Term Loan Maturity Date.

“Term Loans” shall mean, if applicable, any New Term Loans (of each Series) incurred after the Closing Date, collectively. The aggregate amount of the Term Loans as of the Closing Date is $0.

“Term SOFR” shall mean,

(a)for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

US-DOCS\144294102.18

Exhibit 10.1

(b)for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day.

“Term SOFR Adjustment” shall mean 0.10% per annum.

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” shall mean any Term SOFR Term Loan or Term SOFR Revolving
Credit Loan.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Revolving Credit Loan” shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to Term SOFR.

“Term SOFR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to Term SOFR.

“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended.

“Third Amendment” shall mean that certain Third Amendment to the Third Amended and Restated Credit Agreement, dated as of September 18, 2023, among the Borrower, the other Credit Parties party thereto, certain financial institutions party thereto, the Administrative Agent and the Collateral Agent.

“Third Amendment Effective Date” shall mean September 18, 2023.

“Third Amendment Existing Letter of Credit” shall mean the existing letter of credit identified on Schedule IV of the Third Amendment.

“Total Credit Exposure” shall mean, at any date, the sum, without duplication, of (a) the Total Revolving Credit Commitment at such date (or, if the Total Revolving Credit Commitment shall have terminated on such date, the aggregate Revolving Credit Exposure of all Lenders at such date), (b) the amount of Total Term Loan Commitments that are undrawn at such date and (c) without duplication of clause (b), the aggregate outstanding principal amount of all Term Loans at such date.

“Total Revolving Credit Commitment” shall mean the sum of the Revolving Credit Commitments of all the Revolving Credit Lenders.

US-DOCS\144294102.18

Exhibit 10.1

“Total Term Loan Commitment” shall mean the New Term Loan Commitments made after the Closing Date, if applicable, of all the Lenders.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Borrower or any of its Restricted Subsidiaries in connection with the Transactions, this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.

“Transactions” shall have the meaning provided in the Recitals. “Transferee” shall have the meaning provided in Section 13.6(e).
“Trigger Date” shall mean the day following the date on which Section 9.1 Financials were delivered to Citibank, N.A. as administrative agent for the fiscal quarter ending on September 30, 2019.

“Type” shall mean (a) as to any Term Loan, its nature as an ABR Loan, Eurodollar Term Loan, RFR Term Loan or a Term SOFR Term Loan and (b) as to any Revolving Credit Loan, its nature as an ABR Loan, Eurodollar Rate Revolving Credit Loan, RFR Revolving Credit Loan or a Term SOFR Revolving Credit Loan.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday,
(ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regime” shall have the meaning provided in Section 13.23.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the Accumulated Benefit Obligation (as defined under Statement of Financial Accounting Standards No. 87 (“SFAS 87”)) under the Plan as of the close of its most recent plan year, determined in accordance with SFAS 87 as in effect on the date hereof, exceeds the fair market value of the assets allocable thereto.

“Unpaid Drawing” shall have the meaning provided in Section 3.4(a).

“Unrestricted Cash” shall mean the aggregate cash and cash equivalents included in the cash and cash equivalents accounts listed on the consolidated balance sheet of the Borrower, in accordance with GAAP, as at such date minus any amount thereof held by Unrestricted Subsidiaries.

“Unrestricted Subsidiary” shall mean (a) each Subsidiary on Schedule 1.1(f), (b) any Subsidiary of the Borrower that is formed or acquired after the Closing Date, provided that at such time (or promptly thereafter) the Borrower designates such Subsidiary an Unrestricted Subsidiary in a written notice to the Administrative Agent, (c) any Restricted Subsidiary subsequently designated as an Unrestricted

US-DOCS\144294102.18

Exhibit 10.1

Subsidiary by the Borrower in a written notice to the Administrative Agent, provided that in the case of (b) and (c), (x) such designation shall be deemed to be an Investment (or reduction in an outstanding Investment, in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary) on the date of such designation in an amount equal to the net book value of the Borrower’s direct or indirect investment therein and such designation shall be permitted only to the extent permitted under Section 10.5 on the date of such designation and (y) no Default or Event of Default would result from such designation after giving Pro Forma Effect thereto and (d) each Subsidiary of an Unrestricted Subsidiary. The Borrower may, by written notice to the Administrative Agent, re-designate any Unrestricted Subsidiary as a Restricted Subsidiary, and thereafter, such Subsidiary shall no longer constitute an Unrestricted Subsidiary, but only if (x) to the extent such Subsidiary has outstanding Indebtedness on the date of such designation, immediately after giving effect to such designation, the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, with the Senior Secured Incurrence Test (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating satisfaction of such test) and (y) no Default or Event of Default would result from such re-designation. On or promptly after the date of its formation, acquisition, designation or re-designation, as applicable, each Unrestricted Subsidiary (other than an Unrestricted Subsidiary that is a Non-Domestic Subsidiary) shall have entered into a tax sharing agreement containing terms that, in the reasonable judgment of the Administrative Agent, provide for an appropriate allocation of tax liabilities and benefits.

“U.S. Institution Subsidiary Collateral Agreement” shall mean an Amended and Restated Collateral Agreement, dated as of April 26, 2017, by and among each U.S. Institution Subsidiary required to pledge its assets pursuant to Sections 9.11 and 9.12 (or which does pledge its assets) and the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

“U.S. Institution Subsidiary” shall mean each Subsidiary of the Borrower which receives any funds from the U.S. Department of Education under Title IV of the Higher Education Act of 1965, as amended, 20 U.S.C.A. § 1070 et seq. As of the Third Amendment Effective Date there are no U.S. Institution Subsidiaries.

“U.S. Lender” shall have the meaning provided in Section 5.4(g).

“Voting Stock” shall mean, with respect to any Person, such Person’s Stock or Stock Equivalents having the right to vote for the election of directors of such Person under ordinary circumstances.

“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligations in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.1Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

US-DOCS\144294102.18

Exhibit 10.1

(b)The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c)Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(d)The term “including” is by way of example and not limitation.

(e)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(g)Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(h)Whenever any performance obligation hereunder or under any other Credit Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day.

1.2Accounting Terms.

(a)All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP. Notwithstanding anything to the contrary in this Agreement, all obligations that are or would be treated as operating leases for purposes of GAAP prior to giving effect to Financial Accounting Standards Board, Accounting Standards Update No. 2016-02, Leases (Topics 842) (or any other Financial Accounting Standards Board Accounting Standards having a similar result or effect) (and related interpretations) shall continue to be accounted for, and all leases that are classified as Operating Lease Right of Use Assets and Related Liabilities on the consolidated balances of the Borrower shall be treated, as operating leases for purposes of all accounting and financial definitions and calculations (whether or not such operating lease obligations were in effect on such date) and shall not constitute Indebtedness of the Borrower and its Subsidiaries.

(b)Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated Total Debt to Consolidated EBITDA Ratio, the Consolidated EBITDA to Consolidated Interest Expense Ratio and the Consolidated Senior Secured Debt to Consolidated EBITDA Ratio shall each be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

1.3Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component,

US-DOCS\144294102.18

Exhibit 10.1

carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.4References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents) and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by any Credit Document; and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law

1.5Exchange Rates. For purposes of determining compliance under Sections 10.4, 10.5 and 10.6 with respect to any amount in a currency other than Dollars (other than with respect to
(a) any amount derived from the financial statements of the Borrower or its Subsidiaries or (b) any Indebtedness denominated in a currency other than Dollars), such amount shall be deemed to equal the Dollar Equivalent thereof based on the average Screen Rate for such currency for the most recent twelve- month period immediately prior to the date of determination. For purposes of determining compliance with Sections 10.1, 10.2 and 10.5, with respect to any amount of Indebtedness denominated in a currency other than Dollars, compliance will be determined at the time of incurrence or advancing thereof using the Dollar Equivalent thereof at the Screen Rate in effect at the time of such incurrence or advancement.

1.6Determinations of Status. Each determination of Status shall be made as follows:

(a)Subject to clauses (b) and (c) of this Section 1.7, no change in Status resulting from changes in the Consolidated Total Debt to Consolidated EBITDA Ratio shall become effective until two Business Days after the date on which the Administrative Agent shall have received (a) the applicable Section 9.1 Financials and (b) the officer’s certificate required under Section 9.1(c) with respect to such Section 9.1 Financials. The Consolidated Total Debt to Consolidated EBITDA Ratio will be determined as of the end of the Test Period ending at the end of the fiscal period covered by such Section 9.1 Financials. Such Status shall remain in effect until the next change to be effected pursuant to this Section 1.7.

(b)Notwithstanding anything to the contrary contained in this Section 1.7 or elsewhere in this Agreement (other than clause (c) of this Section 1.7), if the Consolidated Total Debt to Consolidated EBITDA Ratio or Status set forth in any officer’s certificate delivered to the Administrative Agent pursuant to Section 9.1(c) is shown to be inaccurate (as of a time when unpaid Obligations under this Agreement are outstanding (other than indemnities and other contingent obligations not yet due and payable)) for any reason and such inaccuracy, if corrected, would have led to the application of a higher Applicable ABR Margin or the Applicable Margin for any period (an “Applicable Period”) than the Applicable ABR Margin or the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Administrative Agent a correct officer’s certificate required under Section 9.1(c) for such Applicable Period, (ii) the Applicable ABR Margin and/or Applicable Margin shall be retroactively determined based on the Consolidated Total Debt to Consolidated EBITDA Ratio and Status set forth in such corrected officer’s certificate and (iii) the Borrower shall immediately pay to Administrative Agent the accrued additional interest owing as a result of such increased Applicable ABR Margin or the Applicable Margin for such Applicable Period. Nothing in this paragraph shall limit the right of Administrative Agent or any Lender under Section 2.8(c) or Section 11.

US-DOCS\144294102.18

Exhibit 10.1

(c)Notwithstanding the foregoing, Level I Status shall be deemed to exist at any time (i) the Borrower has not submitted to the Administrative Agent the applicable Section 9.1 Financials or officer’s certificate required under Section 9.1(c) or (ii) an Event of Default exists and is continuing.

(d)Within one Business Day of receipt of the applicable Section 9.1 Financials or officer’s certificate required under Section 9.1(c), the Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable ABR Margin and/or the Applicable Margin in effect from such date.

1.7Not-For-Profit Universities.

Notwithstanding anything to the contrary in this Agreement, if at any time the Borrower concludes that one or more of its Not-For-Profit Universities no longer should be included as a fully economically consolidated entity (each such Not-For-Profit University, a “Non-Consolidated Not-For- Profit University”) in the consolidated financial statements of the Borrower delivered to the Administrative Agent in accordance with Sections 9.1(a) or 9.1(b), including the consolidated balance sheet of the Borrower and the related consolidated statements of operations and cash flows:

(a)the delivery of any consolidated financial statements of the Borrower for any period prior to the Subsequent Period, which consolidated financial statements included any such Non- Consolidated Not-For-Profit University as a consolidated Subsidiary of the Borrower (each “Prior Financial Statements”) and any accompanying certification and narrative report with respect thereto shall not give rise to a Default or an Event of Default due to the inclusion of any such Non- Consolidated Not-For-Profit University in the consolidated financial statements of the Borrower for any period prior to the Subsequent Period;

(b)any restatement of any Prior Financial Statements solely in connection with any such change in accounting treatment for any Not-For-Profit University shall not give rise to a Default or an Event of Default; and

(c)for each Subsequent Period, to satisfy the delivery of consolidated financial statements of the Borrower and the Subsidiaries to the Administrative Agent pursuant to Section 9.1(a) or Section 9.1(b), as the case may be, the Borrower shall furnish to the Administrative Agent (i) the consolidated financial statements of the Borrower (excluding any Non-Consolidated Not-For-Profit University) prepared in accordance with GAAP (each “Consolidated Financial Statements”), (ii) the aggregate of the unaudited standalone consolidated financial statements of each Non-Consolidated Not-For-Profit University (each “Non-Consolidated NFP Financial Statements”) prepared in accordance with GAAP and (iii) a reconciliation reflecting the aggregate of the results of (A) the Consolidated Financial Statements and (B) the aggregate results of the Non-Consolidated NFP Financial Statements (the reconciliation referred to in clause (iii) of Section 1.8(c) is referred to as the “Lender Financials”).

In addition, notwithstanding anything to the contrary herein, the Borrower shall not be deemed to have failed to comply with any of its agreements under Sections 9.1(a) or 9.1(b) for the purposes of Section 11.3 if any such failure to comply is caused by a need to restate any Prior Financial Statements solely in connection with any such change in accounting treatment for any Not-For-Profit University until such failure shall continue unremedied 120 days after the date any report is required to be filed with SEC or delivered to the Administrative Agent pursuant to Sections 9.1(a) or 9.1(b).

US-DOCS\144294102.18

Exhibit 10.1

1.8Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Stock at such time.

1.9Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to any Benchmark, any component definition thereof or rates referenced in the definition thereof or any alternative, successor or replacement rate thereto (including any Replacement Benchmark), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Replacement Benchmark) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Replacement Benchmark Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of any Benchmark, any alternative, successor or replacement rate (including any Replacement Benchmark) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 2.    Amount and Terms of Credit.

2.1Commitments.

(a)

(i)On the Closing Date, in accordance with, and upon the terms and conditions set forth herein, (x) the Revolving Credit Commitment of each Revolving Credit Lender party hereto existing immediately before the Closing Date shall continue hereunder and be reclassified as a Series 2024 Revolving Credit Commitment on such date and (y) each of the other Revolving Credit Lenders party hereto shall have the Series 2024 Revolving Credit Commitments, in each case, as set forth on Schedule 1.1(b), such that on the Closing Date the Revolving Credit Lenders, whether a Revolving Credit Lender under the Existing Credit Agreement or otherwise, shall have the Series 2024 Revolving Credit Commitments set forth on Schedule 1.1(b).

(ii)Subject to and upon the terms and conditions herein set forth, each Lender having a Series 2024 Revolving Credit Commitment severally agrees to make a loan or loans denominated in Dollars or Alternative Currencies (each a “Series 2024 Revolving Credit Loan”) to the Borrower, which Revolving Credit Loans (A) shall be made at any time and from time to time on and after the Closing Date and prior to (but not on) the Series 2024 Revolving Credit Maturity Date, (B) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans (in the case of Revolving Credit Loans denominated in Dollars only), Term SOFR Loans (in the case of Revolving Credit Loans denominated in Dollars only), Eurodollar

US-DOCS\144294102.18

Exhibit 10.1

Rate Revolving Credit Loans (in the case of Revolving Credit Loans denominated in Euro only) or RFR Revolving Credit Loans (in the case of Revolving Credit Loans denominated in any Alternative Currency other than Euros), provided that all Series 2024 Revolving Credit Loans made by each of the Series 2024 Revolving Credit Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Series 2024 Revolving Credit Loans of the same Type, and (C) may be repaid and reborrowed in accordance with the provisions hereof.

(iii)Subject to and upon the terms and conditions herein set forth, each Lender having a Series 2028 Revolving Credit Commitment severally agrees to make a loan or loans denominated in Dollars or Alternative Currencies (each a “Series 2028 Revolving Credit Loan”) to the Borrower, which Revolving Credit Loans (A) shall be made at any time and from time to time on and after the Third Amendment Effective Date and prior to (but not on) the Series 2028 Revolving Credit Maturity Date, (B) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans (in the case of Revolving Credit Loans denominated in Dollars only), Term SOFR Loans (in the case of Revolving Credit Loans denominated in Dollars only), Eurodollar Rate Revolving Credit Loans (in the case of Revolving Credit Loans denominated in Euro only) or RFR Revolving Credit Loans (in the case of Revolving Credit Loans denominated in any Alternative Currency other than Euros), provided that all Series 2028 Revolving Credit Loans made by each of the Series 2028 Revolving Credit Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Series 2028 Revolving Credit Loans of the same Type, and (C) may be repaid and reborrowed in accordance with the provisions hereof.

(b)

(i)Each Series 2024 Revolving Credit Loan (A) shall not, for any Series 2024 Revolving Credit Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Series 2024 Revolving Credit Lender’s Series 2024 Revolving Credit Exposure at such time exceeding such Series 2024 Revolving Credit Lender’s Series 2024 Revolving Credit Commitment at such time, (B) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Series 2024 Revolving Credit Lenders’ Series 2024 Revolving Credit Commitment at such time exceeding the Series 2024 Total Revolving Credit Commitment then in effect; provided, however that after giving effect to any borrowing of Revolving Credit Loans, (i) the Revolving Credit Exposure of such Revolving Credit Lender shall not exceed the aggregate amount of the Revolving Credit Lender’s Revolving Credit Commitments at such time and (ii) the Series 2024 Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Series 2024 Revolving Credit Commitment, (C) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the Aggregate Multicurrency Exposures at such time exceeding the Multicurrency Sublimit then in effect and (D) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the Available Revolving Commitments being less than zero. On the Series 2024 Revolving Credit Maturity Date, all Series 2024 Revolving Credit Loans shall be repaid in full by the Borrower in Dollars or the applicable Alternative Currency.

(ii)Each Series 2028 Revolving Credit Loan (A) shall not, for any Series 2028 Revolving Credit Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Series 2028 Revolving Credit Lender’s Series 2028 Revolving Credit Exposure at such time exceeding such Series 2028 Revolving Credit Lender’s Series 2028 Revolving Credit Commitment at such time, (B) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Series 2028

US-DOCS\144294102.18

Exhibit 10.1

Revolving Credit Lenders’ Series 2028 Revolving Credit Commitment at such time exceeding the Series 2028 Total Revolving Credit Commitment then in effect; provided, however that after giving effect to any borrowing of Revolving Credit Loans, (i) the Revolving Credit Exposure of such Revolving Credit Lender shall not exceed the aggregate amount of the Revolving Credit Lender’s Revolving Credit Commitments at such time and (ii) the Series 2028 Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Series 2028 Revolving Credit Commitment, (C) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the Aggregate Multicurrency Exposures at such time exceeding the Multicurrency Sublimit then in effect and (D) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the Available Revolving Commitments being less than zero. On the Series 2028 Revolving Credit Maturity Date, all Series 2028 Revolving Credit Loans shall be repaid in full by the Borrower in Dollars or the applicable Alternative Currency.

(iii)From and after the Third Amendment Effective Date, while both the Series 2024 Revolving Credit Commitments and the Series 2028 Revolving Credit Commitments remain in effect, any borrowing of Revolving Credit Loans shall be made on a pro rata basis as between the Series 2024 Revolving Credit Commitments and the Series 2028 Revolving Credit Commitments.

(c)Each Lender may at its option make any Eurodollar Rate Loan, Term SOFR Loan or RFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (A) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan and (B) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.10 shall apply).

(d)[Reserved].

(e)[Reserved].

2.2Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing of Term Loans or Revolving Credit Loans shall be in a minimum amount of at least the Minimum Borrowing Amount for such Type of Loans and in a multiple of $1,000,000 in excess thereof (or £1,000,000 in the case of Revolving Credit Loans denominated in Sterling or €1,000,000 in the case of Revolving Credit Loans denominated in Euro or, with respect to a Borrowing in any other Alternative Currency, in a multiple thereof in an amount to be agreed upon by the Administrative Agent and the Borrower). More than one Borrowing may be incurred on any date; provided that at no time shall there be outstanding more than 8 Borrowings of Loans of any Type under this Agreement.

2.3Notice of Borrowing.

(a)The Borrower shall give the Administrative Agent at the Administrative Agent’s Office (i) prior to 12:00 Noon (New York City time) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of the Borrowing of Term Loans if such Term Loans are to be initially Term SOFR Loans and (ii) written notice (or telephonic notice promptly confirmed in writing) prior to 12:00 Noon (New York City time) on the date of the Borrowing of Term

US-DOCS\144294102.18

Exhibit 10.1

Loans if such Term Loans are to be ABR Loans. Such notice (together with each notice of a Borrowing of Revolving Credit Loans pursuant to Section 2.3(b), a “Notice of Borrowing”) shall specify (i) the identity of the Borrower, (ii) the aggregate principal amount of the Term Loans to be made under the applicable Credit Facility, (iii) the date of the Borrowing and (iv) whether the Term Loans shall consist of ABR Term Loans (in the case of Loans denominated in Dollars) and/or Term SOFR Term Loans and, if the Term Loans are to include Term SOFR Term Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing of Term Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

(b)Whenever the Borrower desires to incur Revolving Credit Loans (other than Borrowings to repay Unpaid Drawings), it shall give the Administrative Agent at the Administrative Agent’s Office, (A) prior to 12:00 Noon (New York City Time) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Term SOFR Revolving Credit Loans denominated in Dollars (or prior to 9:00 a.m. (New York City time) two Business Days’ prior written notice in the case of a Borrowing of Revolving Credit Loans to be made on the Closing Date initially as Term SOFR Loans denominated in Dollars), (B) prior to 12:00 Noon (New York City time) at least four Business Days’ prior written notice (or telephone notice promptly confirmed in writing) of the Borrowing of Revolving Credit Loans denominated in Alternative Currencies and (C) prior to 10:00 a.m. (New York City time) on the date of such Borrowing prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Revolving Credit Loans that are ABR Loans. Each such Notice of Borrowing, except as otherwise expressly provided in Section 2.10, shall specify:

(A)that the Borrower is the Borrower requesting the Revolving Credit
Loan;

(B)that the requested Borrowing is a Revolving Credit Loan;

(C)the aggregate principal amount and currency of the Revolving Credit Loans to be made pursuant to such Borrowing;

(D)the date of Borrowing (which shall be a Business Day); and

(E)whether the respective Borrowing shall consist of ABR Loans (in the case of Revolving Credit Loans denominated in Dollars), Term SOFR Revolving Credit Loans (in the case of Revolving Credit Loans denominated in Dollars), RFR Revolving Credit Loans (in the case of Revolving Credit Loans denominated in an Alternative Currency other than Euro) or Eurodollar Rate Revolving Credit Loans (in the case of Revolving Credit Loans denominated in Euro) and, if Term SOFR Revolving Credit Loans or Eurodollar Rate Revolving Credit Loans, the Interest Period to be initially applicable thereto.

The Administrative Agent shall promptly after receipt of the Notice of Borrowing give each Revolving Credit Lender written notice (or telephonic notice promptly confirmed in writing), at such Revolving Credit Lender’s Lending Office, of each proposed Borrowing of Revolving Credit Loans, of such Lender’s Revolving Credit Commitment Percentage thereof and of the other matters covered by the related Notice of Borrowing.

(c)[Reserved].

US-DOCS\144294102.18

Exhibit 10.1

(d)[Reserved].

(e)Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in Section 3.4(a).

(f)Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower.

2.4Disbursement of Funds.

(a)No later than 2:00 p.m. (New York City time) on the date specified in each Notice of Borrowing, each Lender will make available its pro rata portion, if any, of each Borrowing requested to be made on such date in the manner provided below; provided that (i) on the Closing Date, such funds may be made available at such earlier time as may be agreed among the Lenders, the Borrower and the Administrative Agent for the purpose of consummating the Transactions and (ii) [reserved].

(b)Each Lender shall make available all amounts it is to fund to the Borrower under any Borrowing for its applicable Commitments, and in immediately available funds to the Administrative Agent at the Administrative Agent’s Office in the applicable currency and the Administrative Agent will (except in the case of Borrowings to repay Unpaid Drawings) make available to the Borrower, by depositing to an account designated by the Borrower to the Administrative Agent the aggregate of the amounts so made available in the applicable currency. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent in the applicable currency. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Rate or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for the respective Loans.

(c)Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

2.5Repayment of Loans; Evidence of Debt.

US-DOCS\144294102.18

Exhibit 10.1

(a)The Borrower shall repay to the Administrative Agent, for the benefit of the applicable Lenders, on the applicable Term Loan Maturity Date, the then-outstanding applicable Term Loans, in Dollars. The Borrower shall repay to the Administrative Agent for the benefit of the applicable Revolving Credit Lenders, on the applicable Revolving Credit Maturity Date, the then outstanding applicable Revolving Credit Loans made to the Borrower, in the currency in which such Revolving Credit Loans are denominated. .

(b)In the event that any additional New Term Loans are made, such additional New Term Loans shall, subject to Section 2.14(d), be repaid by the Borrower in the amounts (each, a “New Term Loan Repayment Amount”) and on the dates set forth in the applicable Joinder Agreement.

(c)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(d)The Administrative Agent shall maintain the Register pursuant to Section 13.6(b), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is a Term Loan or Revolving Credit Loan, as applicable, the Class and Type of each Loan made, the currency in which made and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(e)The entries made in the Register and accounts and subaccounts maintained pursuant to clauses (d) and (e) of this Section 2.5 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

2.6Conversions and Continuations.

(a)Subject to the penultimate sentence of this clause (a), (x) the Borrower shall have the option on any Business Day to convert all or a portion equal to at least $5,000,000 of the outstanding principal amount of Term Loans or Revolving Credit Loans denominated in Dollars of one Type into a Borrowing or Borrowings of another Type and (y) the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any (i) Eurodollar Rate Loans as Eurodollar Rate Loans for an additional Interest Period and (ii) Term SOFR Loans as Term SOFR Loans for an additional Interest Period; provided that (i) no partial conversion of Eurodollar Rate Loans or Term SOFR Loans, as applicable, shall reduce the outstanding principal amount of the applicable Eurodollar Rate Loans or Term SOFR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans may not be converted into Term SOFR Loans if a Default or Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion, (iii) Eurodollar Rate Loans and Term SOFR Loans may not be continued for an additional Interest Period if a Default or Event of Default is in existence on the date of the proposed continuation

US-DOCS\144294102.18

Exhibit 10.1

and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, (iv) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2 and (v) Revolving Credit Loans denominated in Alternative Currencies may not be converted to ABR Loans. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent’s Office prior to 12:00 Noon (New York City time) at least (i) three Business Days’, in the case of a continuation of or conversion to Term SOFR Loans denominated in Dollars,
(ii) four Business Days’, in the case of a continuation of Eurodollar Rate Loans denominated in an Alternative Currency or (iii) one Business Day’s in the case of a conversion into ABR Loans, prior written notice (or telephonic notice promptly confirmed in writing) (each, a “Notice of Conversion or Continuation”) specifying the Loans to be so converted or continued, the Type of Loans to be converted or continued into and, if such Loans are to be converted into or continued as Term SOFR Loans or Eurodollar Rate Loans, as applicable, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.

(b)If any Default or Event of Default is in existence at the time of any proposed continuation of any Term SOFR Loans and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such Term SOFR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of Term SOFR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a) of this Section 2.6, the Borrower shall be deemed to have elected to convert such Borrowing of Term SOFR Loans into a Borrowing of ABR Loans, effective as of the expiration date of such current Interest Period. Notwithstanding the foregoing, with respect to Borrowings of Eurodollar Rate Loans denominated in Alternative Currencies, in connection with the occurrence of any of the events described in the preceding two sentences, at the expiration of the then current Interest Period each such Borrowing shall be automatically continued as a Borrowing of Eurodollar Rate Loans with an Interest Period of one month.

(c)No Loan may be converted into or continued as a Loan denominated in a different currency.

2.7Pro Rata Borrowings. Each Borrowing of Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable Term Loan Commitments. Each Borrowing of Revolving Credit Loans under this Agreement shall be made by the Revolving Credit Lenders pro rata on the basis of their then-applicable Revolving Credit Commitment Percentages. Each Borrowing of New Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable New Term Loan Commitments. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation under any Credit Document.

2.8Interest.

(a)The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable ABR Margin plus the ABR, in each case, in effect from time to time.

US-DOCS\144294102.18

Exhibit 10.1

(b)The unpaid principal amount of each Eurodollar Rate Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin plus the Adjusted Eurodollar Rate, in effect from time to time.

(c)The unpaid principal amount of each RFR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin plus the Daily Simple RFR, in effect from time to time.

(d)The unpaid principal amount of each Term SOFR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin plus the Adjusted Term SOFR, in effect from time to time.

(e)If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon or any other amount shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (the “Default Rate”) (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or (y) in the case of any overdue interest or any other amount, to the extent permitted by applicable law, the rate described in Section 2.8(a) plus 2% from the date of such non-payment to the date on which such amount is paid in full (after as well as before judgment).

(f)Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in the same currency in which such Loan is denominated. Except as provided below, interest shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Eurodollar Rate Loan and Term SOFR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period,
(iii) in respect of any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is three months after the Borrowing of such Loan; provided that, as to any such RFR Loan, (1) if such date would be a day other than a Business Day, such date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such date shall be the next preceding Business Day and (2) if such date with respect to any Borrowing that occurs on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in any applicable calendar month) shall be the last Business Day of any such succeeding applicable calendar month; provided, that for purposes of this clause (iii), the date of a Borrowing of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent continuation of such Borrowing and
(iv) in respect of each Loan, (A) on any prepayment (on the amount prepaid), (B) in full at maturity (whether by acceleration or otherwise) and (C) after such maturity, on demand.

(g)All computations of interest hereunder shall be made in accordance with
Section 5.5.

(h)The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Rate Loans or Term SOFR Loans, as applicable, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

US-DOCS\144294102.18

Exhibit 10.1

2.9Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation, as applicable, in respect of the making of, or conversion into or continuation as, a Borrowing of Term SOFR Loans or Eurodollar Rate Loans in accordance with Section 2.6(a), the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower be as to each Term SOFR Loan or Eurodollar Rate Loan, a one, three or six month period.

Notwithstanding anything to the contrary contained above:

(a)the initial Interest Period for any Borrowing of Eurodollar Rate Loans or Term SOFR Loans shall commence on the date of such Borrowing (including the date of any conversion to Term SOFR Loans from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b)if any Interest Period relating to a Borrowing of Eurodollar Rate Loans or Term SOFR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period in respect of a Eurodollar Rate Loan or Term SOFR Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

(d)the Borrower shall not be entitled to elect any Interest Period in respect of any Eurodollar Rate Loan or Term SOFR Loan if such Interest Period would extend beyond the applicable Maturity Date of such Loan.

2.10Increased Costs, Illegality, Etc.

(a)In the event that (x) in the case of clause (i) below, the Administrative Agent,
(y) in the case of clauses (ii) and (iii) below, any Lender, or (z) in the case of clause (iv) below, any Lender or the Administrative Agent, shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

(i)(x) on any date for determining Term SOFR or the Eurodollar Rate for any Interest Period that (A) deposits in the principal amounts and currencies of the Loans comprising such Term SOFR or Eurodollar Rate Borrowing are not generally available in the relevant market or (B) by reason of any changes arising on or after the Closing Date affecting the relevant interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Term SOFR and Eurodollar Rate, as applicable or (y) in connection with any RFR Loan, that adequate and reasonable means do not exist for determining the Daily Simple RFR; or

(ii)at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Term SOFR Loans, RFR Loans or Eurodollar Rate Loans (other than any increase or reduction attributable to Taxes) because of

US-DOCS\144294102.18

Exhibit 10.1

(x) any change since the date hereof in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order), such as, for example, without limitation, a change in official reserve requirements, and/or (y) other circumstances affecting the applicable interbank market or the position of such Lender in such market;

(iii)at any time, that the making or continuance of any Term SOFR Loan, RFR Loan or Eurodollar Rate Loan has become unlawful as a result of compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date hereof that materially and adversely affects the applicable interbank market; or

(iv)at any time, that any change in law occurring after the date hereof shall subject any Lender or Agent to any Taxes (other than (A) Indemnified Taxes or (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clauses (i) and (iv) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Term SOFR Term Loans, Eurodollar Rate Revolving Credit Loans, RFR Revolving Credit Loans and Term SOFR Revolving Credit Loans, as applicable, shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Term SOFR Term Loans, Eurodollar Rate Revolving Credit Loans, RFR Revolving Credit Loans or Term SOFR Revolving Credit Loans, as applicable, that have not yet been incurred may be revoked by the Borrower by telephonic or electronic notice to the Administrative Agent and, if no such revocation is timely sent by the Borrower, the Borrower will be deemed to have converted any such request into a request for a Borrowing denominated in Dollars of or conversion to ABR Loans, (y) in the case of clauses (ii) and (iv) above, the Borrower shall pay to such Lender or Agent, promptly after receipt of written demand therefor such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender or Agent in its reasonable discretion shall determine) as shall be required to compensate such Lender or Agent for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender or Agent, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of subclause (iii) above, the Borrower shall take one of the actions specified in subclauses (A) or (B), as applicable, of Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

(b)At any time that (A) any Term SOFR Loan denominated in Dollars is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a Term SOFR Loan affected pursuant to Section 2.10(a)(iii) shall) either (x) if the affected Term SOFR Loan is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected Term SOFR Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the

US-DOCS\144294102.18

Exhibit 10.1

affected Lender to convert each such Term SOFR Loan into an ABR Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b), (B) any Eurodollar Rate Loan denominated in Euro is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Rate Loan affected pursuant to Section 2.10(a)(iii) shall) either (x) prepay each such Eurodollar Rate Loan or (y) keep such Eurodollar Rate Loan outstanding, in which case the Eurodollar Rate with respect to such Loan shall be deemed to be the rate reasonably determined by such Lender as the all-in-cost of funds to fund such Loan with maturities comparable to the Interest Period applicable thereto, or (C) any RFR Loan denominated in an Alternative Currency (other than Euro) is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a RFR Loan affected pursuant to Section 2.10(a)(iii) shall) either (x) prepay each such RFR Loan or (y) keep such RFR Loan outstanding, in which case the RFR with respect to such Loan shall be deemed to be the rate reasonably determined by such Lender as the all-in-cost of funds to fund such Loan with maturities comparable to the Interest Period applicable thereto.

(c)

(i)Notwithstanding anything to the contrary in this Agreement or any other Credit Document, at or reasonably promptly after a Benchmark Transition Determination, the Administrative Agent and the Borrower may, and the Agent shall, at the request of the Borrower, amend this Agreement to replace the then-current Benchmark with a Replacement Benchmark together with any proposed Replacement Benchmark Conforming Changes. Such Replacement Benchmark shall be applied in a manner consistent with market practice or, to the extent such market practice is not administratively feasible for the Administrative Agent, in a manner as otherwise reasonably determined by the Administrative Agent; provided that in no event shall such Replacement Benchmark be less than the Floor for purposes of this Agreement. If the Replacement Benchmark is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(ii)Any such amendment with respect to an event under the definition of “Benchmark Transition Determination” shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment. No replacement of the then-current Benchmark with a Replacement Benchmark pursuant to this Section 2.10(c) shall occur (i) prior to the applicable Benchmark Transition Start Date or (ii) prior to the effective date for such replacement, if any, specified in such amendment.

(iii)The Administrative Agent will promptly notify the Borrower and each Lender of the occurrence of any Benchmark Unavailability Period. The Borrower may revoke by telephonic (promptly confirmed in writing) or electronic notice to the Administrative Agent any request for a Loan in the applicable Benchmark, conversion to or continuation of a Loan in the applicable Benchmark to be made, converted or continued during any Benchmark Unavailability Period and, if no such revocation is timely sent by the Borrower, the Borrower will be deemed to have converted any such request into a request for a Borrowing in Dollars of or conversion to ABR Loans (subject to the next sentence). During any Benchmark Unavailability Period, the Adjusted Term SOFR component shall not be used in any determination of ABR.

(d)If, after the date hereof, any Change in Law relating to capital adequacy or liquidity requirements of any Lender, or compliance by any Lender or its parent with any Change in Law relating to capital adequacy occurring after the date hereof, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s or its Affiliate’s capital or assets as a

US-DOCS\144294102.18

Exhibit 10.1

consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent or its Affiliate could have achieved but for such Change in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy), then from time to time, promptly after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any law, rule or regulation as in effect on the date hereof. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(d), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(d) upon receipt of such notice.

2.11Compensation. If (a) any payment of principal of any Term SOFR Loan or Eurodollar Rate Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Term SOFR Loan or Eurodollar Rate Loan, as applicable, as a result of a payment or conversion pursuant to Sections 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any Borrowing of Term SOFR Loans or Eurodollar Rate Loan is not made as a result of a withdrawn Notice of Borrowing, (c) any ABR Loan is not converted into a Term SOFR Loan as a result of a withdrawn Notice of Conversion or Continuation, (d) any Term SOFR Loan or Eurodollar Rate Loan is not continued as a Term SOFR Loan or Eurodollar Rate Loan, as the case may be, as a result of a withdrawn Notice of Conversion or Continuation or (e) any prepayment of principal of any Eurodollar Rate Loan or Term SOFR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Sections 5.1 or 5.2, the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Eurodollar Rate Loan or Term SOFR Loan, as applicable.

2.12Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(a)(iv), 2.10(b), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Lending Office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10, 3.5 or 5.4.

2.13Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11, 3.5 or 5.4 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, 2.11, 3.5 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Borrower.

2.14Incremental Facilities.

US-DOCS\144294102.18

Exhibit 10.1

(a)(i) The Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more tranches of term loans (the commitments thereto, the “New Term Loan Commitments”), and (ii) the Borrower may by written notice to Administrative Agent elect to request the establishment of one or more increases in Series 2024 Revolving Credit Commitments (the “New Revolving Credit Commitments” or the “New Revolving Credit Commitments”; the New Revolving Credit Commitments together with the New Term Loan Commitments, collectively, the “New Loan Commitments”), in the case of clauses (a)(i) and (a)(ii) by an aggregate amount not in excess of the Maximum Incremental Facilities Amount in the aggregate from the Closing Date and not less than $10,000,000 individually (or such lesser amount as (x) may be approved by the Administrative Agent or (y) shall constitute the difference between the Maximum Incremental Facilities Amount and all such New Loan Commitments obtained on or prior to such date). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Loan Commitments shall be effective, which shall be a date not less than ten Business Days after the date on which such notice is delivered to the Administrative Agent. The Borrower may approach any Lender or any Person (other than a natural person) to provide all or a portion of the New Loan Commitments; provided that any Lender offered or approached to provide all or a portion of the New Loan Commitments may elect or decline, in its sole discretion, to provide a New Loan Commitment. In each case, such New Loan Commitments shall become effective as of the applicable Increased Amount Date; provided that (i) no Event of Default under Sections 11.1 and
11.5 shall exist on such Increased Amount Date before or after giving effect to such New Loan Commitments, as applicable; (ii) both before and after giving effect to the making of any Series of New Term Loans or New Revolving Credit Loans, each of the conditions set forth in Section 7.1(b) and 7.2 shall be satisfied; (iii) the New Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower and the Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 5.4(b) and (c); (iv) the Borrower shall make any payments required pursuant to Section 2.11 in connection with the New Loan Commitments, as applicable; and (v) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction. Any New Term Loans made on an Increased Amount Date may, as agreed to by the Borrower and the New Term Lenders making such New Term Loans, be designated as a separate series (“Series”) of New Term Loans or a part of an existing Series or Class of Term Loans, in each case for all purposes of this Agreement.

(b)On any Increased Amount Date on which New Revolving Credit Commitments of the applicable Series are effected, subject to the satisfaction of the foregoing terms and conditions, (A) the Borrower shall have made arrangements with the Administrative Agent to prepay certain Revolving Credit Loans on any Increased Amount Date pursuant to procedures as may be agreed by the Borrower and the Administrative Agent, and (B) each Lender with a New Revolving Credit Commitment (each, a “New Revolving Credit Lender” or a “New Revolving Credit Lender”) shall become a Lender with respect to the Revolving Credit Commitment of the applicable Series and all matters relating thereto, and each Loan made thereunder (each, a “New Revolving Credit Loan” or a “New Revolving Credit Loan”) shall be deemed for all purposes a Revolving Credit Loan of the applicable Series.

(c)On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Lender with a New Term Loan Commitment (each, a “New Term Loan Lender”) of any Series shall make a Loan to the Borrower (a “New Term Loan”) in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.

US-DOCS\144294102.18

Exhibit 10.1

(d)The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be as set forth herein or in the applicable Joinder Agreement; provided that (i) the mandatory prepayments, other payments rights, the rate of interest and the amortization schedule applicable to the New Term Loans of each Series shall be determined by the Borrower and the applicable New Term Loan Lenders and shall be set forth in each applicable Joinder Agreement and (ii) all terms applicable to the New Term Loans of each Series shall be reasonably acceptable to the Administrative Agent (as evidenced by its execution of the applicable Joinder Agreement). The applicable Joinder Agreement for any New Term Loan shall be subject to customary provisions applicable to term loan facilities as determined by the applicable New Term Loan Lenders and the Borrower, including without limitation, provisions with respect to call protection and mandatory prepayments. The terms and provisions of the New Revolving Credit Loans and the New Revolving Credit Commitments shall be identical to the Revolving Credit Loans and the Revolving Credit Commitments, respectively. New Term Loan Lenders shall be included in the determination of the Required Lenders, as applicable.

(e)Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.14.

2.15Option to Extend.

(a)The Borrower may at any time and from time to time request that all or a portion of the Term Loans of any Class (an “Existing Term Loan Class”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.15. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Class) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall be identical to the Term Loans of the Existing Term Loan Class from which they are to be converted except (x) (A) the scheduled final maturity date shall be extended and (B) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Term Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in the applicable Joinder Agreement with respect to the Existing Term Loan Class from which such Extended Term Loans were converted, in each case as more particularly set forth in paragraph (d) of this Section 2.15 below), (y) (A) the interest margins with respect to the Extended Term Loans may be higher or lower than the interest margins for the Term Loans of such Existing Term Loan Class and/or (B) additional fees may be payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any increased margins contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment and (z) notwithstanding anything to the contrary in this Section 2.15 or otherwise, Extended Term Loans may be optionally prepaid prior to the date on which the Existing Term Loan Class from which they were converted is repaid in full. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Extension Request. Any Extended Term Loans of any Extension Series shall constitute a separate Class of Term Loans from the Existing Term Loan Class from which they were converted.

(b)The Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments, any Extended Revolving Credit Commitments and/or any New Revolving Credit Commitments, each existing at the time of such request (each, an “Existing

US-DOCS\144294102.18

Exhibit 10.1

Revolving Credit Commitment” and any related revolving credit loans thereunder, “Existing Revolving Credit Loans”; each Existing Revolving Credit Commitment and related Existing Revolving Credit Loans together being referred to as an “Existing Revolving Credit Class”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Loans related to such Existing Revolving Credit Commitments (any such Existing Revolving Credit Commitments which have been so extended, “Extended Revolving Credit Commitments” and any related Loans, “Extended Revolving Credit Loans”) and to provide for other terms consistent with this Section 2.15. In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Revolving Credit Commitments) (a “Revolving Credit Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which terms shall be identical to those applicable to the Existing Revolving Credit Commitments from which they are to be extended (the “Specified Existing Revolving Credit Commitment”) except (x) all or any of the final maturity dates of such Extended Revolving Credit Commitments may be delayed to later dates than the final maturity dates of the Specified Existing Revolving Credit Commitments, (y)
(A) the interest margins with respect to the Extended Revolving Credit Commitments may be higher or lower than the interest margins for the Specified Existing Revolving Credit Commitments and/or
(B) additional fees may be payable to the Lenders providing such Extended Revolving Credit Commitments in addition to or in lieu of any increased margins contemplated by the preceding clause
(A) and (z) the revolving credit commitment fee rate with respect to the Extended Revolving Credit Commitments may be higher or lower than the Revolving Credit Commitment Fee Rate for the Specified Existing Revolving Credit Commitment, in each case, to the extent provided in the applicable Extension Amendment; provided that, notwithstanding anything to the contrary in this Section 2.15 or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of Loans with respect to any Existing Revolving Credit Commitments shall be made on a pro rata basis with all other Extended Revolving Credit Commitments and (2) assignments and participations of Extended Revolving Credit Commitments and Extended Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and the Revolving Credit Loans related to such Commitments set forth in Section 13.6. Any Extended Revolving Credit Commitments of any Extension Series shall constitute a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitments and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date).

(c)The Borrower shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the applicable Existing Class or Existing Classes are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans, Revolving Credit Commitments, New Revolving Credit Commitment or Extended Revolving Credit Commitment, as applicable, of the Existing Class or Existing Classes subject to such Extension Request converted into Extended Term Loans or Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans, Revolving Credit Commitments, New Revolving Credit Commitment or Extended Revolving Credit Commitment of the Existing Class or Existing Classes subject to such Extension Request that it has elected to convert into Extended Term Loans or Extended Revolving Credit Commitments, as applicable. In the event that the aggregate amount of Term Loans, Revolving Credit Commitments, New Revolving Credit Commitment or Extended Revolving Credit Commitment of the Existing Class or Existing Classes subject to Extension Elections exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested pursuant to the Extension Request, Term Loans or Revolving Credit Commitments, New Revolving Credit Commitments or Extended

US-DOCS\144294102.18

Exhibit 10.1

Revolving Credit Commitments of the Existing Class or Existing Classes subject to Extension Elections shall be converted to Extended Term Loans or Extended Revolving Credit Commitments, as applicable, on a pro rata basis based on the amount of Term Loans, Revolving Credit Commitments, New Revolving Credit Commitment or Extended Revolving Credit Commitment included in each such Extension Election. Notwithstanding the conversion of any Existing Revolving Credit Commitment into an Extended Revolving Credit Commitment, such Extended Revolving Credit Commitment shall be treated identically to all other Revolving Credit Commitments for purposes of the obligations of a Revolving Credit Lender in respect of Letters of Credit under Article 3. Notwithstanding the foregoing, for the avoidance of doubt, the Letter of Credit Commitments shall not be extended unless the prior written consent of the applicable Letter of Credit Issuer is obtained.

(d)Extended Term Loans or Extended Revolving Credit Commitments, as applicable, shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.15(c) and notwithstanding anything to the contrary set forth in Section 13.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, established thereby) executed by the Credit Parties, the Administrative Agent and the Extending Lenders. No Extension Amendment shall provide for any tranche of Extended Term Loans or Extended Revolving Credit Commitments in an aggregate principal amount that is less than $75,000,000. In addition to any terms and changes required or permitted by Section 2.15(a) or Section 2.15(b), each Extension Amendment (x) shall amend the scheduled amortization payments pursuant the applicable Joinder Agreement with respect to the Existing Term Loan Class from which the Extended Term Loans were converted to reduce each scheduled Repayment Amount for the Existing Term Loan Class in the same proportion as the amount of Term Loans of the Existing Term Loan Class is to be converted pursuant to such Extension Amendment (it being understood that the amount of any Repayment Amount payable with respect to any individual Term Loan of such Existing Term Loan Class that is not an Extended Term Loan shall not be reduced as a result thereof) and (y) may, but shall not be required to, impose additional requirements (not inconsistent with the provisions of this Agreement in effect at such time) with respect to the final maturity and weighted average life to maturity of New Term Loans incurred following the date of such Extension Amendment. Notwithstanding anything to the contrary in this Section 2.15 and without limiting the generality or applicability of Section 13.1 to any Section 2.15 Additional Amendments (as defined below), any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.15 Additional Amendment”) to this Agreement and the other Credit Documents; provided that such Section 2.15 Additional Amendments comply with and do not conflict with the requirements of Section 2.15(a) or (b) and do not become effective prior to the time that such Section 2.15 Additional Amendments have been consented to (including, without limitation, pursuant to (1) consents applicable to holders of New Term Loans or New Revolving Credit Commitments provided for in any Joinder Agreement and (2) consents applicable to holders of any Extended Term Loans or Extended Revolving Credit Commitments provided for in any Extension Amendment) by such of the Lenders, Credit Parties and other parties (if any) as may be required in order for such Section 2.15 Additional Amendments to become effective in accordance with Section
13.1. It is understood and agreed that each Lender that has consented to an Extension Amendment will consent for all purposes requiring its consent, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Credit Documents authorized by this Section 2.15 and the arrangements described above in connection therewith except that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.15 Additional Amendment. In connection with any Extension Amendment, the Borrower or the Subsidiary Borrower, as applicable, shall deliver such documents as may be reasonably requested by the

US-DOCS\144294102.18

Exhibit 10.1

Administrative Agent in connection with any such transaction and, if requested, a customary legal opinion of counsel reasonably acceptable to the Administrative Agent.

(e)Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Class is converted to extend the related scheduled maturity date(s) in accordance with subsection (a) and/or (b) above (an “Extension Date”), (I) in the case of the Existing Term Loans of each Extending Lender, the aggregate principal amount of such existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so converted by such Lender on such date, and the Extended Term Loans shall be established as a separate Class of Term Loans (together with any other Extended Term Loans so established on such date), and (II) in the case of the Specified Existing Revolving Credit Commitments of each Extending Lender, the aggregate principal amount of such Specified Existing Revolving Credit Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Credit Commitments so converted by such Lender on such date, and such Extended Revolving Credit Commitments shall be established as a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitments and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date) and (B) if, on any Extension Date, any Loans of any Extending Lender are outstanding under the applicable Specified Revolving Credit Commitments, such Loans (and any related participations) shall be deemed to be allocated as Extended Revolving Credit Loans (and related participations) and Existing Revolving Credit Loans (and related participations) in the same proportion as such Extending Lender’s Specified Revolving Credit Commitments to Extended Revolving Credit Commitments. No reduction or allocation pursuant to this Section 2.15(e) shall constitute a voluntary or mandatory payment or prepayment or commitment reduction under Section 4.2, Section 5.1, Section 5.2 or under any Joinder Agreement.

2.16Permitted Debt Exchanges.

(a)Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower to all Lenders (other than any Lender that, if requested by the Borrower, as applicable, is unable to certify that it is either a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) or an institutional “accredited investor” (as defined in Rule 501 under the Securities Act of 1933, as amended)) with outstanding Term Loans under one or more Classes of Term Loans (as determined by the Borrower) on the same terms, the Borrower may from time to time following the Closing Date consummate one or more exchanges of Term Loans for Permitted Additional Debt in the form of notes (such notes, “Permitted Debt Exchange Notes,” and each such exchange a “Permitted Debt Exchange”), so long as the following conditions are satisfied:

(i)no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of a Permitted Debt Exchange Offer is delivered to the relevant Lenders,

(ii)the aggregate principal amount (calculated on the face amount thereof) of Term Loans exchanged shall equal the aggregate principal amount (calculated on the face amount thereof) of Permitted Debt Exchange Notes issued in exchange for such Term Loans,

(iii)the aggregate principal amount (calculated on the face amount thereof) of all Term Loans under each applicable Class exchanged by the Borrower pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrower on date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging

US-DOCS\144294102.18

Exhibit 10.1

Lender shall execute and deliver to the Administrative Agent an Assignment and Acceptance, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation),

(iv)if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of a given Class tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans under the relevant Class tendered by such Lenders ratably up to such maximum based on the respective principal amounts so tendered, or if such Permitted Debt Exchange Offer shall have been made with respect to multiple Classes without specifying a maximum aggregate principal amount offered to be exchanged for each Class, and the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of all Classes tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of all relevant Classes offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans across all Classes subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered,

(v)each such Permitted Exchange Offer shall be made on a pro rata basis to the Lenders (other than any Lender that, if requested by the Borrower, is unable to certify that it is either a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) or an institutional “accredited investor” (as defined in Rule 501 under the Securities Act of 1933, as amended)) of each applicable Class based on their respective aggregate principal amounts of outstanding Term Loans under each such Class,

(vi)all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Borrower and the Administrative Agent,

(vii)any applicable Minimum Tender Condition shall be satisfied, and

(viii)with respect to any Permitted Debt Exchange of Term Loans, the final maturity date and weighted average life to maturity shall be equal to (or later than) such dates under the Class of Terms Loans as was in effect prior to such Permitted Debt Exchange, (ix) to the extent the Permitted Debt Exchange Notes are secured by a Lien, the collateral under such Lien shall also be covered by the Lien securing the Obligations, and (x) the Permitted Debt Exchange Notes shall not be guaranteed except by one or more Guarantors.

(b)With respect to all Permitted Debt Exchanges effected by the Borrower pursuant to this Section 2.16,

(i)such Permitted Debt Exchanges (and the cancellation of the exchanged Term Loans in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 5.1 or 5.2, and

US-DOCS\144294102.18

Exhibit 10.1

(ii)such Permitted Debt Exchange Offer shall be made for not less than
$75,000,000 in aggregate principal amount of Term Loans, provided that subject to the foregoing clause (i) the Borrower may at its election specify as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable Classes be tendered.

(c)In connection with each Permitted Debt Exchange, the Borrower shall provide the Administrative Agent at least 10 Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall deliver such documents as may be reasonably requested by the Administrative Agent in connection with such transaction, and an opinion of counsel reasonably acceptable to the Administrative Agent. The Borrower and the Administrative Agent, acting reasonably, shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.16 and without conflict with Section 2.16(d); provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than five (5) Business Days following the date on which the Permitted Debt Exchange Offer is made.

(d)The Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (x) neither the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrower’s compliance with such laws in connection with the Permitted Debt Exchange and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Securities Exchange Act of 1934, as amended.

2.17Termination of Defaulting Lender; Cure.

(a)The Borrower may terminate the unused amount of the Commitment of any Lender that is a Defaulting Lender upon not less than three Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.18 will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing and (ii) such termination shall not be deemed to be a waiver or release of any claim of the Borrower, the Administrative Agent or any Lender may have against such Defaulting Lender.

(b)Notwithstanding the above, if the Borrower, the Administrative Agent and the Required Lenders agree in writing that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated escrow account referred to in Section 2.18), such Lender shall purchase at par such portions of the outstanding Loans of the other Lenders, and/or make such other adjustments, as the Administrative Agent may determine to be necessary to cause the Lenders to hold Loans on a pro rata basis in accordance with their respective Commitments, whereupon such Lender shall cease to be a Defaulting Lender and will be a Non-Defaulting Lender provided that no adjustments shall be made retroactively with respect to fees accrued while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from

US-DOCS\144294102.18

Exhibit 10.1

Defaulting Lender to Non-Defaulting Lender shall constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

(c)In addition, if any Lender becomes, and during the period it remains, a Defaulting Lender or a Potential Defaulting Lender, the Letter of Credit Issuer will not be required to issue any Letter of Credit or to amend any outstanding Letter of Credit to increase the face amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, unless:

(i)in the case of a Defaulting Lender, the Letter of Credit Exposure of such Defaulting Lender is reallocated, as to outstanding and future Letters of Credit, to the Non- Defaulting Lenders as provided in clause (a) of Section 2.18, and

(ii)to the extent full reallocation does not occur as provided in clause (i) above, without limiting the provisions of Section 3.8(c), the Borrower Cash Collateralize the obligations of the Borrower in respect of such Letter of Credit in an amount at least equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender or such Potential Defaulting Lender in respect of such Letter of Credit, or make other arrangements satisfactory to the Administrative Agent, the Letter of Credit Issuer in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender or Potential Defaulting Lender, or

(iii)to the extent that neither reallocation nor Cash Collateralization occurs pursuant to clauses (i) or (ii), then in the case of a proposed issuance of a Letter of Credit, by an instrument or instruments in form and substance satisfactory to the Administrative Agent, and to the Letter of Credit Issuer, (x) the Borrower agree that the face amount of such requested Letter of Credit will be reduced by an amount equal to the portion thereof as to which such Defaulting Lender or Potential Defaulting Lender would otherwise be liable, and (y) if requested by the Letter of Credit Issuer, the Non-Defaulting Lenders confirm, in their discretion, that their obligations in respect of such Letter of Credit shall be on a pro rata basis in accordance with the Commitments of the Non-Defaulting Lenders and that the pro rata payment provisions of Section 5.3(a) will be deemed adjusted to reflect this provision (provided that nothing in this clause (iii) will be deemed to increase the Commitment of any Lender, nor to constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Letter of Credit Issuer or any other Lender may have against such Defaulting Lender, nor to cause such Defaulting Lender to be a Non-Defaulting Lender).

2.18Reallocation of Defaulting Lender Commitment. If a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to any outstanding Letter of Credit Exposure of such Defaulting Lender:

(a)the Letter of Credit Exposure of such Defaulting Lender will, upon notice by the Administrative Agent, and subject in any event to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Revolving Credit Commitments (with respect to the Letter of Credit Exposure); provided that (a) the total Revolving Credit Exposure of each Non-Defaulting Lender (including its total Letter of Credit Exposure, as so reallocated) may not in any event exceed the Revolving Credit Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation, (b) such reallocation will not constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Letter of Credit Issuer or any other Lender may have against such Defaulting Lender, and (c) neither such reallocation nor any payment

US-DOCS\144294102.18

Exhibit 10.1

by a Non-Defaulting Lender as a result thereof will cause such Defaulting Lender to be a Non- Defaulting Lender;

(b)to the extent that any portion (the “unreallocated portion”) of the Defaulting Lender’s Letter of Credit Exposure cannot be so reallocated, whether by reason of the first proviso in clause (a) above or otherwise, the Borrower will, not later than five Business Days after demand by the Administrative Agent, (i) Cash Collateralize the obligations of the Borrower to the Letter of Credit Issuer in respect of such Letter of Credit Exposure, as the case may be, in an amount at least equal to the aggregate amount of the unreallocated portion of such Letter of Credit Exposure, (ii) [reserved], or (iii) make other arrangements satisfactory to the Administrative Agent and the Letter of Credit Issuer in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender; and

(c)any amount paid by the Borrower for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but shall instead be retained by the Administrative Agent in a segregated non-interest bearing escrow account until (subject to Section 2.17(b)) the termination of the Commitments and payment in full of all obligations of the Borrower hereunder and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: First to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second to the payment of any amounts owing by such Defaulting Lender to the Letter of Credit Issuer (pro rata as to the respective amounts owing to each of them) under this Agreement, third to the payment of post-default interest and then current interest due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such interest then due and payable to them, fourth to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fifth to pay principal and unreimbursed Letter of Credit disbursements then due and payable to the Non-Defaulting Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them, sixth to the ratable payment of other amounts then due and payable to the Non- Defaulting Lenders, and seventh after the termination of the Commitments and payment in full of all obligations of the Borrower hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

(d)In furtherance of the foregoing, if any Lender becomes, and during the period it remains, a Defaulting Lender or a Potential Defaulting Lender, then, to the extent that any portion of a Defaulting Lender’s Letter of Credit Exposure cannot be reallocated in accordance with clause
(a) above, whether by reason of the first proviso in clause (a) above or otherwise, and is not Cash Collateralized in accordance with clause (b) above by the Borrower no later than five Business Days after demand by the Administrative Agent, each of the Letter of Credit Issuer is hereby authorized by the Borrower (which authorization is irrevocable and coupled with an interest) to give, through the Administrative Agent, Notices of Borrowing pursuant to Section 3.4 in such amounts and in such times as may be required to (i) reimburse an outstanding Letter of Credit disbursement, (ii) [reserved], or (iii) Cash Collateralize the obligations of the Borrower in respect of outstanding Letters of Credit in an amount at least equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender or Potential Defaulting Lender in respect of such Letter of Credit.

SECTION 3.    Letters of Credit.

3.1Letters of Credit.

US-DOCS\144294102.18

Exhibit 10.1

(a)(i) Subject to and upon the terms and conditions herein set forth, at any time and from time to time after the Closing Date and prior to the L/C Maturity Date, the Letter of Credit Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 3, to issue from time to time from the Closing Date through the L/C Maturity Date upon the request of the Borrower, as applicant, and for the direct or indirect benefit of, the Borrower and the Restricted Domestic Subsidiaries, a letter of credit or letters of credit (including the Existing Letters of Credit, the “Letters of Credit” and each, a “Letter of Credit”) in such form as may be approved by the applicable Letter of Credit Issuer in its reasonable discretion; provided that the Borrower shall be a co-applicant, and jointly and severally liable, with respect to each Letter of Credit issued for the account of a Restricted Domestic Subsidiary.

(b)Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings at such time, would exceed the Letter of Credit Commitment then in effect; (ii) no Letter of Credit shall be issued the Stated Amount of which would cause the aggregate amount of the Lenders’ Revolving Credit Exposures at the time of the issuance thereof to exceed the Total Revolving Credit Commitment then in effect; (iii) no Letter of Credit in an Alternative Currency shall be issued the Stated Amount of which would cause the Aggregate Multicurrency Exposures at the time of the issuance thereof to exceed the Multicurrency Sublimit then in effect; (iv) each Letter of Credit shall have an expiration date occurring no later than one year after the date of issuance thereof, unless otherwise agreed upon by the Administrative Agent and the Letter of Credit Issuer; provided that (x) with respect to the Third Amendment Existing Letter of Credit, such Third Amendment Existing Letter of Credit shall not have an expiration date that occurs later than five Business Days prior to the Series 2024 Revolving Credit Maturity Date and (y) with respect to each other Letter of Credit, in no event shall such expiration date occur later than the L/C Maturity Date; (v) each Letter of Credit shall be denominated in Dollars or an Alternative Currency;
(vi) no Letter of Credit shall be issued if it would be illegal under any applicable law for the beneficiary of the Letter of Credit to have a Letter of Credit issued in its favor; (vii) no Letter of Credit shall be issued by a Letter of Credit Issuer after it has received a written notice from any Credit Party or the Administrative Agent or the Required Lenders stating that a Default or Event of Default has occurred and is continuing until such time as the Letter of Credit Issuer shall have received a written notice of
(x) either the rescission of such notice from the party or parties originally delivering such notice or a cure of the Default or Event of Default described in such notice from any Credit Party or (y) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1; (viii) no Letter of Credit Issuer will have any obligation to issue any Letter of Credit, the Stated Amount of which, when added to the Letter of Credit Outstandings at such time of such Letter of Credit Issuer, would exceed the Letter of Credit Commitment of such Letter of Credit Issuer then in effect; and (ix) if the Revolving Credit Commitments are extended by one or more Extending Lenders pursuant to an Extension Amendment and the prior written consent of the applicable Letter of Credit Issuer is obtained, any Letter of Credit Commitments of such Extending Lenders shall be extended pro rata for such Extending Lenders.

(c)Upon at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent and the applicable Letter of Credit Issuer (which notice the Administrative Agent shall promptly transmit to each of the applicable Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the Letter of Credit Commitment in whole or in part; provided that, after giving effect to such termination or reduction, the Letter of Credit Outstandings shall not exceed the Letter of Credit Commitment.

3.2Letter of Credit Requests.

US-DOCS\144294102.18

Exhibit 10.1

(a)Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the applicable Letter of Credit Issuer a Letter of Credit Request by no later than 11:00 a.m. (New York City time) at least three (or such lesser number as may be agreed upon by the Administrative Agent and the applicable Letter of Credit Issuer) Business Days prior to the proposed date of issuance or amendment. Each notice shall be executed by the Borrower and shall be in the form of Exhibit E (each a “Letter of Credit Request”). The applicable Letter of Credit Issuer may also request that the Borrower execute and deliver such Letter of Credit Issuer’s standard letter of credit application form. In the event of any inconsistencies between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, a Letter of Credit Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)If the Borrower so requests in any applicable Letter of Credit Request, the applicable Letter of Credit Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Letter of Credit Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Letter of Credit Issuer, the Borrower shall not be required to make a specific request to such Letter of Credit Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the applicable Revolving Credit Lenders shall be deemed to have authorized (but may not require) the Letter of Credit Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Maturity Date; provided, however, that the Letter of Credit Issuer shall not permit any such extension if (A) the Letter of Credit Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (b) of Section 3.1 or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non- Extension Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Sections 6 and 7 are not then satisfied, and in each such case directing the applicable Letter of Credit Issuer not to permit such extension.

(c)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Letter of Credit Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. On the last Business Day of each March, June, September and December, each Letter of Credit Issuer shall provide the Administrative Agent a list of all Letters of Credit issued by it that are outstanding at such time.

(d)The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower, that the Letter of Credit may be issued in accordance with, and will not violate the requirements of Section 3.1(b).

3.3Letter of Credit Participations.

(a)Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each Revolving Credit Lender (each such Revolving Credit Lender, in its capacity under this Section 3.3(a)(i), a “L/C Participant”), and each such L/C Participant shall be deemed irrevocably and unconditionally to have

US-DOCS\144294102.18

Exhibit 10.1

purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each a “L/C Participation”), to the extent of such L/C Participant’s Revolving Credit Commitment Percentage, in each Letter of Credit, each substitute therefor, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto; provided that the Letter of Credit Fees will be paid directly to the Administrative Agent for the ratable account of the L/C Participants as provided in Section 4.1(c) and the L/C Participants shall have no right to receive any portion of any Fronting Fees.

(b)In determining whether to pay under any Letter of Credit, the applicable Letter of Credit Issuer shall have no obligation other than to confirm that documents have been delivered that appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the relevant Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

(c)In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have repaid such amount in full to the respective Letter of Credit Issuer pursuant to Section 3.4(a), the Letter of Credit Issuer shall promptly notify the Administrative Agent (who shall notify each L/C Participant) of such failure, and each L/C Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Letter of Credit Issuer the amount of such L/C Participant’s Revolving Credit Commitment Percentage of the Dollar Equivalent of such unreimbursed payment in Dollars and in immediately available funds; provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of such unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under any such Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. If the Letter of Credit Issuer so notifies, prior to 11:00 a.m. (New York City time) on any Business Day, any L/C Participant required to fund its L/C Participation in a payment under a Letter of Credit, such L/C Participant shall make available to the Administrative Agent for the account of the Letter of Credit Issuer such L/C Participant’s Revolving Credit Commitment Percentage of the amount of such payment no later than 1:00 p.m. (New York City time) on such Business Day in Dollars and in immediately available funds. If and to the extent such L/C Participant shall not have so made its Revolving Credit Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the Letter of Credit Issuer, such L/C Participant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at a rate per annum equal to the Overnight Rate from time to time then in effect, plus any administrative, processing or similar fees customarily charged by the Letter of Credit Issuer in connection with the foregoing. The failure of any L/C Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent such other L/C Participant’s Revolving Credit Commitment Percentage of any such payment except as provided in Section 2.18.

(d)Whenever a Letter of Credit Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of such

US-DOCS\144294102.18

Exhibit 10.1

Letter of Credit Issuer any payments from the L/C Participants pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each L/C Participant that has paid its Revolving Credit Commitment Percentage of such reimbursement obligation, in the currency in which such payment was received and in immediately available funds, an amount equal to such L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the Dollar Equivalent of the amount so paid in respect of such reimbursement obligation and interest thereon accruing after the receipt by the applicable Letter of Credit Issuer of the payment made pursuant to Section 3.3(c), at the Overnight Rate.

(e)(i) The obligations of the L/C Participants to make payments to the Administrative Agent for the account of a Letter of Credit Issuer with respect to Letters of Credit and
(ii) the obligation of the Borrower to reimburse the applicable Letter of Credit Issuer for drawings honored under any Letter of Credit issued by it and to repay any payments made by Lenders pursuant to Section 3.3(c), in each case, shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including under any of the following circumstances:

(i)any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii)the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Letter of Credit Issuer, any Lender or other Person or, in the case of a Lender, against the Borrower, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

(iii)any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents;

(v)the payment by a Letter of Credit Issuer under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

(vi)any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any of its Subsidiaries;

(vii)any breach hereof or any other Credit Document by any party thereto;

(viii)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

(ix)the occurrence of any Default or Event of Default;

US-DOCS\144294102.18

Exhibit 10.1

provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of a Letter of Credit Issuer its Revolving Credit Commitment Percentage of any unreimbursed amount arising from any wrongful payment made by such Letter of Credit Issuer under any such Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

(f)Until the latest Revolving Credit Maturity Date, L/C Participations in Letters of Credit shall be allocated in accordance with the aggregate Revolving Credit Commitments. If any Class of Revolving Credit Commitments (in such context, the “Maturing Class”) matures prior to the expiry date of any outstanding Letters of Credit, each remaining Revolving Credit Lender that continues to have a Revolving Credit Commitment under any Class of Revolving Credit Commitments that has not yet matured will, on the maturity date of the Maturing Class, automatically and without further action be deemed to have acquired a participation in such outstanding Letters of Credit such that, after giving effect thereto, each such remaining Revolving Credit Lender’s Revolving Credit Commitment Percentage of the aggregate amount available to be drawn under such Letters of Credit (calculated, in the case of Letters of Credit in an Alternative Currency, based on the Dollar Equivalent thereof). Upon the maturity date of any Class of Revolving Credit Commitments, the Letter of Credit Commitment may be reduced as agreed between the Letter of Credit Issuer and the Borrower, without the consent of any other Person.

3.4Agreement to Repay Letter of Credit Drawings.

(a)The Borrower hereby agrees to reimburse the applicable Letter of Credit Issuer, by making payment with respect to any drawing under any Letter of Credit issued by such Letter of Credit Issuer at the request of the Borrower, in the same currency in which such drawing was made. Any such reimbursement shall be made by the Borrower to the Administrative Agent in immediately available funds for any payment or disbursement made by the applicable Letter of Credit Issuer under any Letter of Credit (each such amount so paid until reimbursed, an “Unpaid Drawing”) no later than the date that is one Business Day after the date on which the Borrower receives notice of such payment or disbursement (the “Reimbursement Date”), with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 5:00 p.m. (New York City time) on the Reimbursement Date, from the Reimbursement Date to the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum that shall at all times be the weighted average of the Applicable ABR Margins (with such weighted average determined by reference to the aggregate Revolving Credit Commitments of each Class then existing) plus the ABR as in effect from time to time; provided that, notwithstanding anything contained in this Agreement to the contrary, (i) unless the Borrower shall have notified the Administrative Agent and the relevant Letter of Credit Issuer prior to 12:00 noon (New York City time) on the Reimbursement Date that the Borrower intends to reimburse the relevant Letter of Credit Issuer for the amount of such drawing with funds other than the proceeds of Loans, the Borrower shall be deemed to have given a Notice of Borrowing requesting that Revolving Credit Lenders make Revolving Credit Loans (which shall be denominated in Dollars or the applicable Alternative Currency and which shall be ABR Loans if denominated in Dollars) on the Reimbursement Date in the amount, or Dollar Equivalent of the amount, as applicable, of such drawing and (ii) the Administrative Agent shall promptly notify each L/C Participant, at its applicable Lending Office, of such drawing and the amount of its Revolving Credit Loan to be made in respect thereof, and each L/C Participant shall be irrevocably obligated to make a Revolving Credit Loan to the Borrower in Dollars or the applicable Alternative Currency in the manner deemed to have been requested in the amount of its Revolving Credit Commitment Percentage (each as determined after giving effect to Section 3.3(f)), of the applicable Unpaid Drawing by 2:00 p.m. (New York City time) on such Reimbursement Date by making the amount of such Revolving Credit Loan available to the Administrative Agent. Such Revolving Credit Loans shall be made without regard to the Minimum

US-DOCS\144294102.18

Exhibit 10.1

Borrowing Amount. The Administrative Agent shall use the proceeds of such Revolving Credit Loans solely for purpose of reimbursing the relevant Letter of Credit Issuer for the related Unpaid Drawing. In the event that the Borrower fails to Cash Collateralize any Letter of Credit that is outstanding on the L/C Maturity Date, the full amount of the Letter of Credit Outstandings in respect of such Letter of Credit shall be deemed to be an Unpaid Drawing subject to the provisions of this Section 3.4 except that the applicable Letter of Credit Issuer shall hold the proceeds received from the L/C Participants as contemplated above as cash collateral for such Letter of Credit to reimburse any Drawing under such Letter of Credit and shall use such proceeds first, to reimburse itself for any Drawings made in respect of such Letter of Credit following the L/C Maturity Date, second, to the extent such Letter of Credit expires or is returned for cancellation while any such cash collateral remains, to the repayment of obligations in respect of any Revolving Credit Loans that have not paid at such time and third, to the Borrower or as otherwise directed by a court of competent jurisdiction. Nothing in this Section 3.4(a) shall affect the Borrower’s obligation to repay all outstanding Revolving Credit Loans when due in accordance with the terms of this Agreement.

(b)The obligations of the Borrower under this Section 3.4 to reimburse the Letter of Credit Issuers with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of any set- off, counterclaim or defense to payment that the Borrower or any other Person may have or have had against any Letter of Credit Issuer, the Administrative Agent or any Lender (including in its capacity as an L/C Participant), including any defense based upon the failure of any drawing under a Letter of Credit (each a “Drawing”) to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing and without regard to any adverse change in the relevant exchange rates or in the availability of the Alternative Currency to the Borrower or in the relevant currency markets generally; provided that the Borrower shall not be obligated to reimburse a Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under the Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer as determined by a court of competent jurisdiction in a final and non-appealable judgment.

3.5Increased Costs. If after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or actual compliance by a Letter of Credit Issuer or any L/C Participant with any request or directive made or adopted after the date hereof (whether or not having the force of law), by any such authority, central bank or comparable agency shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy, liquidity or similar requirement against letters of credit issued by a Letter of Credit Issuer, or any L/C Participant’s L/C Participation therein, (b) impose on a Letter of Credit Issuer or any L/C Participant any other conditions (other than Taxes) affecting its obligations under this Agreement in respect of Letters of Credit or L/C Participations therein or any Letter of Credit or such L/C Participant’s L/C Participation therein, and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such L/C Participant hereunder, or (c) shall subject any Letter of Credit Issuer or such L/C Participant to any Taxes (other than (A) Indemnified Taxes or (B) Excluded Taxes) on its loans, loan principal, Letters of Credit or L/C Participations therein, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then, promptly after receipt of written demand to the Borrower by the Letter of Credit Issuer or such L/C Participant, as the case may be (a copy of which notice shall be sent by the affected Letter of Credit Issuer or such L/C Participant to the Administrative Agent), the Borrower shall pay to the affected Letter of Credit Issuer or such L/C Participant such additional amount or amounts as will compensate such Letter of Credit Issuer or such L/C Participant for such increased cost or reduction,

US-DOCS\144294102.18

Exhibit 10.1

it being understood and agreed, however, that the affected Letter of Credit Issuer or an L/C Participant shall not be entitled to such compensation as a result of such Person’s compliance with, or pursuant to any request or directive to comply with, any such law, rule or regulation as in effect on the date hereof. Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules guidelines and directives promulgated thereunder, are deemed to have been introduced or adopted after the date hereof, regardless of the date enacted or adopted. A certificate submitted to the Borrower by the relevant Letter of Credit Issuer or an L/C Participant, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such L/C Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error.

3.6New or Successor Letter of Credit Issuer.

(a)Each Letter of Credit Issuer may resign as a Letter of Credit Issuer upon 60 days’ prior written notice to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice) and the Borrower. The Borrower may replace a Letter of Credit Issuer for any reason upon written notice to the Administrative Agent and the affected Letter of Credit Issuer. The Borrower may add Letter of Credit Issuers at any time upon notice to the Administrative Agent. If a Letter of Credit Issuer shall resign or be replaced, or if the Borrower shall decide to add a new Letter of Credit Issuer under this Agreement, then the Borrower may appoint from among the Lenders a successor issuer of Letters of Credit, or a new Letter of Credit Issuer, as the case may be, or, with the consent of the Administrative Agent (such consent not to be unreasonably withheld), another successor issuer of Letters of Credit, or another new Letter of Credit Issuer, whereupon such successor issuer shall succeed to the rights, powers and duties of the replaced or resigning Letter of Credit Issuer under this Agreement and the other Credit Documents, or such new issuer of Letters of Credit shall be granted the rights, powers and duties of a Letter of Credit Issuer hereunder, and the term “Letter of Credit Issuer” and, as applicable, “Letter of Credit Issuer” shall mean such successor or such new issuer of Letters of Credit effective upon such appointment. At the time such resignation or replacement shall become effective, the Borrower shall pay to the resigning or replaced Letter of Credit Issuer all accrued and unpaid fees pursuant to Sections 4.1(c) and 4.1(d). The acceptance of any appointment as a Letter of Credit Issuer hereunder whether as a successor issuer or new issuer of Letters of Credit in accordance with this Agreement, shall be evidenced by an agreement entered into by such new or successor issuer of Letters of Credit, in a form satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such new or successor issuer of Letters of Credit shall become a “Letter of Credit Issuer” hereunder. After the resignation or replacement of a Letter of Credit Issuer hereunder, the resigning or replaced Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a Letter of Credit Issuer under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. In connection with any resignation or replacement pursuant to this clause (a) (but, in case of any such resignation, only to the extent that a successor issuer of Letters of Credit shall have been appointed), either (i) the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall arrange to have any outstanding Letters of Credit issued by the resigning or replaced Letter of Credit Issuer replaced with Letters of Credit issued by the resigned or replaced Letter of Credit Issuer’s successor or (ii) the Borrower shall cause the successor issuer of Letters of Credit, if such successor issuer is reasonably satisfactory to the replaced or resigning Letter of Credit Issuer, to issue “back-stop” Letters of Credit naming the resigning or replaced Letter of Credit Issuer as beneficiary for each outstanding Letter of Credit issued by the resigning or replaced Letter of Credit Issuer, which new Letters of Credit shall be denominated in the same currency as, and shall have a face amount equal to, the Letters of Credit

US-DOCS\144294102.18

Exhibit 10.1

being back-stopped and the sole requirement for drawing on such new Letters of Credit shall be a drawing on the corresponding back-stopped Letters of Credit. After any resigning or replaced Letter of Credit Issuer’s resignation or replacement as Letter of Credit Issuer, the provisions of this Agreement relating to a Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was a Letter of Credit Issuer under this Agreement or (B) at any time with respect to Letters of Credit issued by such Letter of Credit Issuer.

(b)To the extent that there are, at the time of any resignation or replacement as set forth in clause (a) above, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Letters of Credit (including, without limitation, any obligations related to the payment of Fees or the reimbursement or funding of amounts drawn), except that the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall have the obligations regarding outstanding Letters of Credit described in clause (a) above.

3.7Role of Letter of Credit Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Letter of Credit Issuer, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Revolving Credit Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Letter of Credit Issuers, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of any Letter of Credit Issuer shall be liable or responsible for any of the matters described in Section 3.3(e); provided that anything in such Section to the contrary notwithstanding, the Borrower may have a claim against the applicable Letter of Credit Issuer, and such Letter of Credit Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such Letter of Credit Issuer’s willful misconduct or gross negligence or such Letter of Credit Issuer’s willful failure to pay under any Letter of Credit issued by it after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit as determined by a court of competent jurisdiction in a final and non- appealable judgment. In furtherance and not in limitation of the foregoing, each Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Letter of Credit Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

3.8Cash Collateral; Other.

(a)(i) Upon the request of the Required Revolving Credit Lenders if, as of the L/C Maturity Date, there are any Letter of Credit Outstandings, the Borrower shall immediately Cash Collateralize the then Letter of Credit Outstandings; provided, however, the Borrower may otherwise collateralize all or part of the then Letter of Credit Outstandings with “back to back” letters of credit

US-DOCS\144294102.18

Exhibit 10.1

or provide other credit support on terms reasonably satisfactory to the respective Letter of Credit Issuer.

(b)If any Event of Default shall occur and be continuing, the Revolving Credit Lenders with Letter of Credit Exposure representing greater than 50% of the total Letter of Credit Exposure may require that the L/C Obligations be Cash Collateralized.

(c)If any Lender becomes, and during the period it remains, a Defaulting Lender, if any Letter of Credit is at the time outstanding, the Letter of Credit Issuer may (except, in the case of a Defaulting Lender, to the extent the Commitments have been reallocated pursuant to Section 2.18), by notice to the Borrower and such Defaulting Lender through the Administrative Agent, require the Borrower to Cash Collateralize the obligations of the Borrower to the Letter of Credit Issuer in respect of such Letter of Credit (contingent or otherwise) of such Defaulting Lender in respect thereof, or to make other arrangements satisfactory to the Administrative Agent and the Letter of Credit Issuer in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender.

(d)“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Letter of Credit Issuer and the Lenders, as collateral for the L/C Obligations, or cash or deposit account balances in the currencies in which the Letter of Credit Outstandings are denominated and in an amount equal to 102% of the amount of the applicable Letter of Credit Outstandings required to be Cash Collateralized pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Letter of Credit Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower and the Subsidiary Borrower, as applicable, hereby grants to the Administrative Agent, for the benefit of the applicable Letter of Credit Issuer and the applicable L/C Participants, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, interest bearing deposit accounts with the Administrative Agent or the Collateral Agent, or a bank approved by the Administrative Agent and such deposit accounts shall, in each case, be subject to a control agreement made in favor of the Administrative Agent or the Collateral Agent and reasonably satisfactory to it.

3.9Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

3.10Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

3.11Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the Letter of Credit Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

US-DOCS\144294102.18

Exhibit 10.1

3.12Existing Letters of Credit. The Administrative Agent, the Lenders (including any Lender that issued any Existing Letter of Credit) and the Borrower agree that, notwithstanding the provisions specified in the Existing Letters of Credit, effective as of the Closing Date, the Existing Letters of Credit shall be deemed to have been issued under this Agreement and deemed to be maintained under, and to be governed by the terms and conditions of, this Agreement as Letters of Credit.

SECTION 4.    Fees; Commitments.

4.1Fees.

(a)The Borrower agrees to pay to the Administrative Agent in Dollars, for the account of each Revolving Credit Lender (in each case pro rata according to the respective Revolving Credit Commitments of all such Lenders), a commitment fee (“Revolving Credit Commitment Fees”) for each day from (x) with respect to the Series 2024 Revolving Credit Commitments, the Closing Date to the Series 2024 Revolving Credit Termination Date and (y) with respect to the Series 2028 Revolving Credit Commitments, the Third Amendment Effective Date to the Series 2028 Revolving Termination Date. Each Revolving Credit Commitment Fee shall be payable (x) quarterly in arrears on each Applicable Date (for the three-month period (or portion thereof) ended on such day for which no payment has yet been received) and (y) (i) with respect to the Series 2024 Revolving Credit Commitments, on the Series 2024 Revolving Credit Termination Date and (ii) with respect to the 2028 Revolving Credit Commitments, on the Series 2028 Revolving Credit Termination Date (in each case, for the period ended on such date and beginning on the last date in respect of which no payment has yet been received pursuant to clause (x) above). For each day during such period the Revolving Credit Commitment Fee shall be computed on the Available Revolving Commitments as in effect on such day, at a rate per annum equal to the Revolving Credit Commitment Fee Rate in effect on such day.

(b)The Borrower agrees to pay to the Administrative Agent in Dollars for the account of the Revolving Credit Lenders, pro rata on the basis of their respective Letter of Credit Exposure, a fee in respect of each Letter of Credit, respectively (the “Letter of Credit Fee”), for the period from the date of issuance of such Letter of Credit to the termination date of such Letter of Credit computed at the per annum rate for each day equal to the Applicable Margin applicable to Term SOFR Loans for the applicable Revolving Credit Loans on the average daily Stated Amount of the applicable Letter of Credit. Such Letter of Credit Fees shall be due and payable (x) quarterly in arrears on each Applicable Date and (y) on the date upon which the Total Revolving Credit Commitment terminates and the Letter of Credit Outstandings shall have been reduced to zero.

(c)The Borrower agrees to pay to each Letter of Credit Issuer a fee in Dollars in respect of each Letter of Credit issued by it (the “Fronting Fee”), for the period from the date of issuance of such Letter of Credit to the termination date of such Letter of Credit, computed at the rate for each day equal to 0.125% per annum on the average daily Stated Amount of such Letter of Credit (or at such other rate per annum as agreed in writing between the Borrower and the Letter of Credit Issuer). Such Fronting Fees shall be due and payable (x) quarterly in arrears on the last Business Day of each March, June, September and December and (y) on the date upon which the Total Revolving Credit Commitment terminates and the Letter of Credit Outstandings shall have been reduced to zero.

(d)The Borrower agrees to pay directly to the applicable Letter of Credit Issuer in Dollars upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as such Letter of Credit Issuer and the Borrower shall have agreed upon for issuances of, drawings under or amendments of, letters of credit issued by it.

US-DOCS\144294102.18

Exhibit 10.1

(e)Notwithstanding the foregoing, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 4.1 for any portion of any period during which such Lender is a Defaulting Lender.

(f)The Borrower shall pay to the Administrative Agent additional fees in such amounts and at such times as have been separately agreed.

(g)Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender shall not be entitled to any fees accruing during such period pursuant to Section 4.1 (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees); provided that (a) to the extent that a portion of the Letter of Credit Exposure of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.18, such fees that would have accrued for the benefit of such Defaulting Lender shall instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Revolving Credit Commitments, and (b) to the extent of any portion of such Letter of Credit Exposure that cannot be so reallocated or has not been Cash Collateralized in accordance with this Agreement, such fees shall instead accrue for the benefit of and be payable to the Letter of Credit Issuer as their interests appear (and the pro rata payment provisions of Section 5.3(a) shall automatically be deemed adjusted to reflect the provisions of this Section).

4.2Voluntary Reduction of Commitments.

Upon at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Revolving Credit Commitments in whole or in part, provided that (i) any such reduction shall apply proportionately and permanently to reduce the Revolving Credit Commitment of each Revolving Credit Lender, except in connection with the establishment of any Extended Revolving Credit Commitment, in which case reductions may be applied to different Classes of Revolving Credit Commitments (and shall apply proportionately to each Revolving Credit Lender within each such Class), (ii) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $5,000,000 and (iii) after giving effect to such termination or reduction and to any prepayments of the Revolving Credit Loans made on the date thereof in accordance with this Agreement, the aggregate amount of the Lenders’ Revolving Credit Exposures shall not exceed the Total Revolving Credit.

4.3Mandatory Termination of Commitments.

(a)Unless previously terminated or extended, (i) the Series 2024 Revolving Credit Commitment shall terminate at 5:00 p.m. (New York City time) on the Series 2024 Revolving Credit Maturity Date and (ii) the Series 2028 Revolving Credit Commitment shall terminate at 5:00
p.m. (New York City time) on the Series 2028 Revolving Credit Maturity Date; provided that, (x) within five (5) Business Days following receipt by the Borrower of aggregate net cash proceeds in excess of $100,000,000 from any Disposition (excluding any Disposition listed on Schedule 10.4) by the Borrower or any Restricted Subsidiary, the Revolving Credit Commitments shall be permanently reduced on a pro rata basis as between the Series 2024 Revolving Credit Commitments and the Series 2028 Revolving Credit Commitments on such date in an amount equal to the product of (I) the quotient of the portion of Consolidated EBITDA for the most recently completed Test Period attributable to such disposed assets over Consolidated EBITDA for the most recently completed Test Period by (II) the outstanding Revolving Credit Commitments at the time of such receipt of aggregate net cash proceeds and (y) the Borrower shall, if necessary, on such date, repay the Revolving Credit Loans in

US-DOCS\144294102.18

Exhibit 10.1

accordance with Section 5.2 such that, after giving effect to the reduction of the Revolving Credit Commitments pursuant to the foregoing clause (x), the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Exposures shall not exceed 100% of the Total Revolving Credit Commitments then in effect.

(b)[Reserved].

(c)The New Term Loan Commitment for any Series shall, unless otherwise provided in the applicable Joinder Agreement, terminate at 5:00 p.m. (New York City time) on the Increased Amount Date for such Series.

SECTION 5.    Payments.

5.1Voluntary Prepayments. The Borrower shall have the right to prepay its Term Loans and Revolving Credit Loans, as applicable, in each case, without premium or penalty (except set forth in Section 5.1(b)), in whole or in part from time to time on the following terms and conditions: (a) the Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and (in the case of Term SOFR Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than 12:00 noon (New York City time) (i) in the case of Term SOFR Loans denominated in Dollars, three Business Days prior to, (ii) in the case of Loans denominated in an Alternative Currency, five Business Days prior to, (iii) in the case of ABR Loans, one Business Day prior to or (iv) [reserved]; (b) each partial prepayment of (i) any Borrowing of Term SOFR Loans denominated in Dollars shall be in a minimum amount of $5,000,000 and in multiples of $1,000,000 in excess thereof and (ii) any ABR Loans shall be in a minimum amount of $1,000,000 and in multiples of
$100,000 in excess thereof, (iii) any Loans denominated in Euro shall be in a minimum amount of
€1,000,000 and in multiples of €100,000 in excess thereof, (iv) any Loans denominated in Sterling shall be in a minimum amount of £1,000,000 and in multiples of £100,000 in excess thereof, (v) any Loans denominated in any other Alternative Currency, in a minimum amount and in multiples to be agreed upon by the Administrative Agent and the Borrower, and (vi) [reserved], provided that no partial prepayment of Term SOFR Loans, Eurodollar Rate Loans or RFR Loans made pursuant to a single Borrowing shall reduce the outstanding Term SOFR Loans, Eurodollar Rate Loans or RFR Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount for such Term SOFR Loan, Eurodollar Rate Loans or RFR Loans and (c) any prepayment of Term SOFR Loans or Eurodollar Rate Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11. Each prepayment in respect of any Term Loans pursuant to this Section 5.1 shall be (a) applied to the Class or Classes of Term Loans as the Borrower may specify (and shall apply pro rata to all Lenders holding Term Loans of such Class) and (b) applied to reduce any the New Term Loan Repayment Amount in such order as the Borrower may specify. Each prepayment in respect of any Revolving Credit Loans pursuant to this Section 5.1 shall be applied on a pro rata basis as between Classes of Revolving Credit Loans (and shall apply pro rata to the outstanding Revolving Credit Loans held by Revolving Credit Lenders in accordance with their Revolving Credit Commitment Percentage) except where, at the Borrower’s election, such prepayment shall be applied to reduce any Series 2024 Revolving Credit Loans before any Series 2028 Revolving Credit Loans. At the Borrower’s election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Term Loan or Revolving Credit Loan of a Defaulting Lender.

5.2Mandatory Prepayments.

(a)Repayment of Revolving Credit Loans.

US-DOCS\144294102.18

Exhibit 10.1

(i)If on any date the aggregate amount of the Lenders’ Revolving Credit Exposures (collectively, the “Aggregate Revolving Credit Outstandings”) for any reason exceeds 100% of the Total Revolving Credit Commitment then in effect, the Borrower shall forthwith repay on such date Revolving Credit Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Credit Loans, the Aggregate Revolving Credit Outstandings exceed the Total Revolving Credit Commitment then in effect, the Borrower shall Cash Collateralize the Letter of Credit Outstandings to the extent of such excess.

(ii)If on any date the aggregate amount of the Revolving Credit Lenders’ Multicurrency Exposures (collectively, the “Aggregate Multicurrency Exposures”) for any reason exceeds 105% of the Multicurrency Sublimit as then in effect, the Borrower shall forthwith repay on such date Revolving Credit Loans denominated in Alternative Currencies in a principal amount such that, after giving effect to such repayment, the Aggregate Multicurrency Exposures do not exceed 100% of the Multicurrency Sublimit. If, after giving effect to the prepayment of all outstanding Revolving Credit Loans denominated in Alternative Currencies, the Aggregate Multicurrency Exposures exceed 100% of the Multicurrency Sublimit, the Borrower shall Cash Collateralize the Letter of Credit Outstandings in respect of Letters of Credit denominated in Alternative Currencies to the extent of such excess.

(b)Application to Revolving Credit Loans. With respect to each prepayment of Revolving Credit Loans required by Section 5.2(a), the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made and (ii) the Revolving Credit Loans to be prepaid; provided that (x) each prepayment of any Revolving Credit Loans shall be applied on a pro rata basis as between Classes of outstanding Revolving Credit Loans held by all Revolving Credit Lenders except where, at the Borrower’s election, such prepayment shall be applied to reduce any Series 2024 Revolving Credit Loans before any Series 2028 Revolving Credit Loans; (y) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (z) notwithstanding the provisions of the preceding clause (y), no prepayment of Revolving Credit Loans shall be applied to the Revolving Credit Loans of any Defaulting Lender unless otherwise agreed in writing by the Borrower. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(c)Eurodollar and Term SOFR Interest Periods. In lieu of making any payment pursuant to this Section 5.2 in respect of any Eurodollar Rate Loan or Term SOFR Loan other than on the last day of the Interest Period therefor so long as no Event of Default shall have occurred and be continuing, the Borrower at its option may deposit with the Administrative Agent an amount in the applicable currency equal to the amount of the Eurodollar Rate Loan or Term SOFR Loan to be prepaid and such Eurodollar Rate Loan or Term SOFR Loan shall be repaid on the last day of the Interest Period therefor in the required amount. Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then-customary rate for accounts of such type. Such deposit shall constitute cash collateral for the Eurodollar Rate Loans or Term SOFR Loans to be so prepaid, provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.2.

5.3Method and Place of Payment.

US-DOCS\144294102.18

Exhibit 10.1

(a)Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto, the Letter of Credit Issuer entitled thereto, not later than 2:00 p.m. (New York City time), in each case, on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of any Loans (whether of principal, interest or otherwise) hereunder shall be made in the currency in which such Loans are denominated and all other payments under each Credit Document shall, unless otherwise specified in such Credit Document, be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (New York City time) or, otherwise, on the next Business Day) like funds relating to the payment of principal or interest or Fees ratably to the Lenders entitled thereto.

(b)Any payments under this Agreement that are made later than 2:00 p.m. (New York City time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

5.4Net Payments.

(a)Any and all payments made by or on behalf of the Borrower or any Guarantor under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, any Indemnified Taxes; provided that if the Borrower or any Guarantor shall be required by applicable Requirements of Law to deduct or withhold any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions or withholdings applicable to additional sums payable under this Section 5.4) the Administrative Agent, the Collateral Agent, the applicable Letter of Credit Issuer, or the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made,
(ii) the Borrower or such Guarantor shall make such deductions or withholdings and (iii) the Borrower or such Guarantor shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirements of Law. Whenever any Indemnified Taxes are payable by the Borrower or Guarantor, as promptly as possible thereafter, the Borrower or Guarantor shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt (or other evidence acceptable to the Administrative Agent, acting reasonably) received by the Borrower or Guarantor showing payment thereof.

(b)The Borrower shall timely pay and shall indemnify and hold harmless the Administrative Agent, the Collateral Agent, each Letter of Credit Issuer, and each Lender (whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority) with regard to any Other Taxes.

(c)The Borrower shall indemnify and hold harmless the Administrative Agent, the Collateral Agent, each Letter of Credit Issuer, and each Lender within 15 Business Days after

US-DOCS\144294102.18

Exhibit 10.1

written demand therefor, for the full amount of any Indemnified Taxes imposed on the Administrative Agent, the Collateral Agent, such Letter of Credit Issuer or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Credit Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth reasonable detail as to the amount of such payment or liability delivered to the Borrower by a Lender, a Letter of Credit Issuer, the Administrative Agent or the Collateral Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d)Each Non-U.S. Lender shall, to the extent it is legally entitled to do so:

(i)deliver to the Borrower and the Administrative Agent, prior to the date on which the first payment to the Non-U.S. Lender is due hereunder (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two copies of (x) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding Tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, Internal Revenue Service Form W-8BEN or W-8BEN-E, whichever is applicable (together with a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), (y) Internal Revenue Service Form W-8ECI, (z) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (A) with respect to payments of interest under any Credit Document, Internal Revenue Service Form W-8BEN or W-8BEN-E, whichever is applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (B) with respect to any other applicable payments under any Credit Document, Internal Revenue Service Form W-8BEN or W-8BEN-E, whichever is applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty, (aa) Internal Revenue Service Form W-8IMY and all necessary attachments (including the forms described in clauses (x), (y) and (z) above, as required) or (bb) any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(ii)deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Borrower and the Administrative Agent;

Each Person that shall become a Participant pursuant to Section 13.6 or a Lender pursuant to Section 13.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 5.4(d), provided that in the case of a Participant such Non-U.S. Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased. Each Non-U.S. Lender shall promptly notify the Borrower and the Administrative Agent of any change in the Non-U.S. Lender’s circumstances which would modify or render invalid any claimed exemption or reduction. Each Non-U.S. Lender agrees that if any form or certification it previously

US-DOCS\144294102.18

Exhibit 10.1

delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(e)If any Lender, Letter of Credit Issuer, the Administrative Agent or the Collateral Agent, as applicable, determines, in its sole discretion exercised in good faith, that it had received and retained a refund of an Indemnified Tax (including an Other Tax) for which a payment has been made by the Borrower or any Guarantor pursuant to this Section 5.4, which refund in the good faith judgment of such Lender, Letter of Credit Issuer, the Administrative Agent or the Collateral Agent, as the case may be, is attributable to such payment made by the Borrower or Guarantor, then the Lender, Letter of Credit Issuer, the Administrative Agent or the Collateral Agent, as the case may be, shall reimburse the Borrower or Guarantor for such amount (net of all out of pocket expenses of such Lender, Letter of Credit Issuer, the Administrative Agent or the Collateral Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender, Letter of Credit Issuer, Administrative Agent or the Collateral Agent, as the case may be, determines in its good faith sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any taxes imposed on the refund) than it would have been in if the payment had not been required; provided that the Borrower or Guarantor, upon the request of the Lender, Letter of Credit Issuer, the Administrative Agent or the Collateral Agent, agrees to repay the amount paid over to the Borrower or Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender, Letter of Credit Issuer, the Administrative Agent or the Collateral Agent in the event the Lender, Letter of Credit Issuer, the Administrative Agent or the Collateral Agent is required to repay such refund to such Governmental Authority. At the request of the relevant Borrower or Guarantor and at the Borrower’s or Guarantor’s expense, a Lender, Letter of Credit Issuer, the Administrative Agent or the Collateral Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion exercised in good faith that it would be adversely affected by making such a claim. None of the Lenders, any Letter of Credit Issuer, the Administrative Agent or the Collateral Agent shall be obliged to disclose any confidential information or suffer an unreasonable burden on such Lender, Letter of Credit Issuer, the Administrative Agent or the Collateral Agent in connection with this clause (e).

(f)If the Borrower determines that a reasonable basis exists for contesting a Tax, each Lender or Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request in challenging such Tax. Subject to the provisions of Section 2.12, each Lender and Agent agrees to use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request to minimize any amount payable by the Borrower or any Guarantor pursuant to this Section 5.4. The Borrower shall indemnify and hold each Lender and Agent harmless against any out-of-pocket expenses incurred by such Person in connection with any request made by the Borrower pursuant to this Section 5.4(f). Nothing in this Section 5.4(f) shall obligate any Lender or Agent to take any action that such Person, in its sole judgment, determines may result in a material detriment to such Person.

(g)Each Lender and Agent that is a United States person under Section 7701(a)(30) of the Code (each, a “U.S. Lender”) shall deliver to the Borrower and the Administrative Agent two copies of Internal Revenue Service Form W-9 (or substitute or successor form), properly completed and duly executed, certifying that such Lender or Agent is exempt from United States backup withholding (i) on or prior to the Third Amendment Effective Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete, (iii) after the occurrence of a change in the Agent’s or Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the

US-DOCS\144294102.18

Exhibit 10.1

Administrative Agent. In addition, any Lender or Agent, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender or Agent is subject to backup withholding or information reporting requirements.

(h)If a payment made to a Lender or Letter of Credit Issuer under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or Letter of Credit Issuer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or Letter of Credit Issuer shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender or Letter of Credit Issuer has complied with such Lender’s or Letter of Credit Issuer’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 5.4(h), “FATCA” shall include any amendments made to FATCA after the Third Amendment Effective Date.

(i)Where this Agreement or any other Credit Document requires any party to this Agreement or any Credit Document, as the case may be, to reimburse the Administrative Agent, the Collateral Agent, a Lender or a Letter of Credit Issuer for any costs or expenses, that party must also at the same time pay and indemnify the Administrative Agent, Collateral Agent, Lender or Letter of Credit Issuer, as the case may be, against all value added tax or any other Tax of a similar nature incurred by the Administrative Agent, Collateral Agent, Lender or Letter of Credit Issuer in respect of the costs and expenses to the extent that the Administrative Agent, Collateral Agent, Lender or Letter of Credit Issuer acting reasonably determines that it is not entitled to a credit or repayment from the relevant tax authority in respect of that value added tax or other Tax.

(j)The agreements in this Section 5.4 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

5.5Computations of Interest and Fees.

(a)Except as provided in the next succeeding sentence, interest on Eurodollar Rate Loans, Term SOFR Loans, RFR Loans (other than RFR Loans denominated in Sterling) and ABR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed (or, with respect to computations of interest for RFR Loans, such other computation period in accordance with market practice for the relevant Alternative Currency). Interest on ABR Loans in respect of which the rate of interest is calculated on the basis of the Administrative Agent’s prime rate and RFR Loans denominated in Sterling shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Interest on any overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Term Loan, the last Applicable Date with respect to such Term Loan or, with respect to an ABR Loan being converted from a Term SOFR Loan, the date of conversion of such Term SOFR Loan to such ABR Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to an ABR Loan being converted to a Term SOFR Loan, the date of conversion of such ABR Loan to such

US-DOCS\144294102.18

Exhibit 10.1

Term SOFR Loan, as the case may be, shall be excluded; provided that, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(b)The Borrower agrees to pay to the applicable Letter of Credit Issuer, with respect to drawings honored under any Letter of Credit issued by such Letter of Credit Issuer for the account of the Borrower, interest on the amount paid by such Letter of Credit Issuer in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of the Borrower at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Credit Loans that are ABR Loans, and (ii) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Credit Loans that are ABR Loans.

(c)Interest payable pursuant to Section 5.5(b) shall be computed on the basis of a 365- (or 366-, as the case may be) day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by the Letter of Credit Issuer of any payment of interest pursuant to Section 5.5(b), the Letter of Credit Issuer shall distribute to each Revolving Credit Lender, out of the interest received by such Letter of Credit Issuer in respect of the period from the date such drawing is honored to but excluding the date on which the Letter of Credit Issuer is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Credit Loans), the amount that such Revolving Credit Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. Without duplication of the foregoing, in the event the Letter of Credit Issuer shall have been reimbursed by Revolving Credit Lenders for all or any portion of such honored drawing, the Letter of Credit Issuer shall distribute to each Revolving Credit Lender which has paid all amounts payable by it under Section 3.3 with respect to such honored drawing such Revolving Credit Lender’s pro rata share of any interest received by such Letter of Credit Issuer in respect of that portion of such honored drawing so reimbursed by Revolving Credit Lenders for the period from the date on which the Letter of Credit Issuer was so reimbursed by Revolving Credit Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the Borrower.

(d)Fees and the average daily Stated Amount of Letters of Credit shall be calculated on the basis of a 360-day year for the actual days elapsed.

5.6Limit on Rate of Interest.

(a)No Payment Shall Exceed Lawful Rate. Notwithstanding any other provision herein, the Borrower shall not be obligated to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect of the Obligations in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.

(b)Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.

(c)Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be

US-DOCS\144294102.18

Exhibit 10.1

prohibited by any applicable law, rule or regulation, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8.

Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable law, rule or regulation, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

SECTION 6.    Conditions Precedent to Initial Borrowing.

(a)Credit Documents. The Administrative Agent shall have received:

(i)this Credit Agreement executed and delivered by a duly Authorized Officer of the Borrower, each Agent and each Lender; and

(ii)the Reaffirmation Agreement by each Credit Party thereto and the Administrative Agent and/or Collateral Agent;

(b)Collateral. Except for any items referred to on Schedule 9.14: (A) All outstanding equity interests in whatever form of each Restricted Subsidiary directly owned by or on behalf of any Credit Party and required to be pledged pursuant to the Pledge Agreement shall have been pledged pursuant thereto, and (B) the Collateral Agent shall have received all certificates representing securities pledged under the Pledge Agreement to the extent certificated, accompanied by instruments of transfer and undated stock powers endorsed in blank;

(i)All documents and instruments, including Uniform Commercial Code or other applicable personal property and financing statements, reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by any Security Document and perfect such Liens to the extent required by, and with the priority required by, such Security Document shall have been delivered to the Collateral Agent for filing, registration or recording and none of the Collateral shall be subject to any other pledges, security interests or mortgages, except for liens permitted hereunder; and

(ii)The Borrower shall deliver to the Collateral Agent a completed Perfection Certificate, executed and delivered by an Authorized Officer of the Borrower, each Guarantor and the U.S. Institution Subsidiary, together with all attachments contemplated thereby.

(c)Legal Opinions. The Administrative Agent shall have received the executed legal opinions of (i) DLA Piper LLP (US), counsel to the Borrower, substantially in the form of Exhibit F-1 and (ii) Victoria E. Silbey, Chief Legal Officer of the Borrower, substantially in the form of Exhibit F-2. The Borrower and the other Credit Parties hereby instruct such counsel to deliver such legal opinions.

(d)Closing Certificates. The Administrative Agent shall have received a certificate of the Credit Parties, dated the Closing Date, executed by the President or any Vice

US-DOCS\144294102.18

Exhibit 10.1

President or Manager, as applicable, and the Secretary, any Assistant Secretary or Manager, as applicable, of each Credit Party, and attaching the documents referred to in Section 6(e).

(e)Organization Documents and Authorization of Proceedings of Each Credit Party. The Administrative Agent shall have received (i) a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the board of directors or other managers of each Credit Party (or a duly authorized committee thereof) authorizing (A) the execution, delivery and performance of the Credit Documents (and any agreements relating thereto) to which it is a party, (B) in the case of the Borrower, the extensions of credit contemplated hereunder and the granting of security interest contemplated under the applicable Security Documents and (C) in the case of each other Credit Party, the granting of security interest contemplated under the applicable Security Documents and the guaranteeing of obligations contemplated under the Guarantee, if applicable, (ii)
(A) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (B) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (C) with respect to any general partnership, its partnership agreement, as amended, and (D) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended, and (iii) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Closing Date.

(f)Fees. The Agents shall have received the fees in the amounts previously agreed in writing by the Agents to be received on the Closing Date and all expenses (including the reasonable fees, disbursements and other charges of counsel) payable by the Credit Parties for which invoices have been presented prior to the Closing Date shall have been paid.

(g)Representations and Warranties. On the Closing Date, (a) no Default or Event of Default shall have occurred and be continuing and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects as of the Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects.

(h)Solvency Certificate. On the Closing Date, the Administrative Agent shall have received a certificate from an Authorized Officer of the Borrower to the effect that after giving effect to the consummation of the Transactions, the Borrower, on a consolidated basis with its Subsidiaries and on a Pro Forma Basis (and the Transactions shall be deemed to be a “Specified Transaction” for such purpose), is Solvent.

(i)Patriot Act. The Joint Lead Arrangers and Joint Bookrunners shall have received such documentation and information as is reasonably requested in writing at least 5 days prior to the Closing Date by the Administrative Agent about the Borrower and each Guarantor in respect of applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.

SECTION 7.    Conditions Precedent to All Credit Events.

The agreement of each Lender to make any Loan requested to be made by it on any date (excluding Revolving Credit Loans required to be made by the Revolving Credit Lenders in respect of

US-DOCS\144294102.18

Exhibit 10.1

Unpaid Drawings pursuant to Sections 3.3 and 3.4) and the obligation of the Letter of Credit Issuer to issue Letters of Credit on any date is subject to the satisfaction of the following conditions precedent:

7.1No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto (other than any Credit Event on the Closing Date) (a) with respect to each Credit Event other than a New Revolving Credit Loan or New Term Loan, no Default or Event of Default shall have occurred and be continuing and, with respect to any New Revolving Credit Loan or New Term Loan, no Event of Default under Section 11.1 and 11.5 shall have occurred and be continuing, and
(b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects, and, solely with respect to a New Revolving Credit Loan or a New Term Loan, the representation and warranty under the last sentence of Section 8.9 shall not apply with respect to any Material Adverse Effect arising from an Event of Default other than an Event of Default arising under Section 11.1 or 11.5.

7.2Notice of Borrowing; Letter of Credit Request.

(a)Prior to the making of each Term Loan, the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3.

(b)Prior to the making of each Revolving Credit Loan (other than any Revolving Credit Loan made pursuant to Section 3.4(a)), the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3.

(c)Prior to the issuance of each Letter of Credit, the Administrative Agent and the applicable Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2(a).

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified in Section 7 above have been satisfied as of that time.

SECTION 8. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement, to make the Loans and issue Letters of Credit as provided for herein, the Borrower makes (on the Closing Date and on the date of each Credit Event and each other date as required or otherwise set forth in this Agreement) the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit (it being understood that the following representations and warranties shall be deemed made with respect to any Non-Domestic Subsidiary only to the extent relevant under applicable law):

8.1Corporate Status. The Borrower and each Material Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified,

US-DOCS\144294102.18

Exhibit 10.1

except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

8.2Corporate Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

8.3No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof nor the consummation of the transactions contemplated hereby or thereby will (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, or of any applicable accrediting standard, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) or (c) violate any provision of the certificate of incorporation, by-laws or other organizational documents of such Credit Party or any of the Restricted Subsidiaries.

8.4Litigation. Except as disclosed on Schedule 8.4, there are no actions, suits or proceedings (including Environmental Claims) pending or, to the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

8.5Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board. The Borrower and its Subsidiaries are not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States), or extending credit for the purpose of purchasing or carrying margin stock.

8.6Governmental Approvals. The execution, delivery and performance of each Credit Document do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority or accrediting agency or body, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents and (iii) such licenses, approvals, authorizations or consents which if not obtained or made could not reasonably be expected to have a Material Adverse Effect.

8.7Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.8True and Complete Disclosure.

US-DOCS\144294102.18

Exhibit 10.1

(a)None of the written factual information and written data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower, any of the Subsidiaries or any of their respective authorized representatives to the Administrative Agent, any Joint Lead Arranger, and/or any Lender on or before the Closing Date (including all such information and data contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of any material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not misleading at such time in light of the circumstances under which such information or data was furnished, it being understood and agreed that for purposes of this Section 8.8(a), such factual information and data shall not include pro forma financial information, projections or estimates (including financial estimates, forecasts and other forward-looking information) and information of a general economic or general industry nature.

(b)The projections (including financial estimates, forecasts and other forward- looking information), if any, contained in the information and data referred to in paragraph (a) above were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

8.9Financial Condition; Financial Statements. The Historical Financial Statements, in each case present fairly in all material respects the consolidated financial position of the Borrower at the respective dates of said information, statements and results of operations for the respective periods covered thereby. The financial statements referred to in this Section 8.9 have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements. On and after the Closing Date, there has been no Material Adverse Effect.

8.10Tax Matters. (a) Each of the Borrower and the Subsidiaries has filed all material federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes payable by it that have become due, other than those (i) not yet delinquent or (ii) contested in good faith as to which adequate reserves have been provided to the extent required by law and in accordance with GAAP and (b) each of the Borrower and the Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of management of the Borrower or such Subsidiary) in accordance with GAAP for the payment of, all federal, state, provincial and foreign taxes applicable for the current Fiscal Year to the Third Amendment Effective Date.

8.11Compliance with ERISA.

(a)Each Plan is in material compliance with ERISA, the Code, any applicable Requirement of Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; no Plan is insolvent or in reorganization (or is reasonably likely to be insolvent or in reorganization), and no written notice of any such insolvency or reorganization has been given to the Borrower or any ERISA Affiliate; no Plan (other than a Multiemployer Plan) has an accumulated or waived funding deficiency (or is reasonably likely to have such a deficiency); on or after the effectiveness of the Pension Act, each Plan that is subject to Title IV of ERISA has satisfied the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, and there has been no determination that any such Plan is, or is expected to be, in “at risk” status (within the meaning of Section 4010(d)(2) of ERISA); none of the Borrower or any ERISA Affiliate has incurred (or is reasonably likely to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code or has been notified in writing that it will incur any liability under

US-DOCS\144294102.18

Exhibit 10.1

any of the foregoing Sections with respect to any Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate or to reorganize any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been given to the Borrower or any ERISA Affiliate; and no lien imposed under the Code or ERISA on the assets of the Borrower or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Borrower or any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of the Borrower or any ERISA Affiliate on account of any Plan, except to the extent that a breach of any of the representations, warranties or agreements in this Section 8.11(a) would not be reasonably expected to result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect. No Plan (other than a Multiemployer Plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11(a), be reasonably likely to have a Material Adverse Effect. With respect to Plans that are Multiemployer Plans (as defined in Section 3(37) of ERISA), the representations and warranties in this Section 8.11(a), other than any made with respect to (i) liability under Section 4201 or 4204 of ERISA or (ii) liability for termination or reorganization of such Plans under ERISA, are made to the best knowledge of the Borrower.

(b)All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and applicable law, except for any failures to so comply, establish, administer or operate the Foreign Plans that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. All contributions or other payments which are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.12Subsidiaries. Schedule 8.12 lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Closing Date. Each Material Subsidiary as of the Closing Date has been so designated on Schedule 8.12.

8.13Intellectual Property. The Borrower and each of the Restricted Subsidiaries have obtained all material intellectual property that is necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights could not reasonably be expected to have a Material Adverse Effect.

8.14Environmental Laws.

(a)Except as could not reasonably be expected to have a Material Adverse Effect: (i) the Borrower and each of the Subsidiaries and all Real Estate are in material compliance with all Environmental Laws; (ii) neither the Borrower nor any Subsidiary is subject to any Environmental Claim or any other liability under any Environmental Law; (iii) neither the Borrower nor any Subsidiary is conducting any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; and (iv) no underground storage tank or related piping, or any impoundment or other treatment, storage or disposal area containing Hazardous Materials is located at, on or under any Real Estate currently owned or, to the knowledge of the Borrower and any Credit Party, leased by the Borrower or any of its Subsidiaries.

(b)Neither the Borrower nor any of the Subsidiaries has treated, used, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or formerly owned or leased Real Estate or facility in a manner that could reasonably be expected to have a Material Adverse Effect.

US-DOCS\144294102.18

Exhibit 10.1

8.15Properties.

(a)The Borrower and each of the Subsidiaries have good and marketable title to or leasehold interests in all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Agreement), except where the failure to have such good title could not reasonably be expected to have a Material Adverse Effect, and (b) no Mortgage encumbers improved Real Estate that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained.

8.16Solvency. On the Closing Date (after giving effect to the Transactions on a Pro Forma Basis, which Transactions shall be deemed to be a “Specified Transaction” for such purposes), immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, the Borrower on a consolidated basis with its Subsidiaries will be Solvent.

8.17Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures reasonably designed to promote and achieve compliance by the Borrower and its Restricted Subsidiaries, and their respective directors, officers, employees and agents in connection with such Person’s actions on behalf of the Borrower or a Restricted Subsidiary, with Anti- Corruption Laws and applicable Sanctions. The Borrower, its Restricted Subsidiaries and their respective officers and directors and, to the knowledge of the Borrower, their employees and agents in connection with such Person’s actions on behalf of the Borrower or a Restricted Subsidiary are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Restricted Subsidiary or, to the knowledge of the Borrower, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Restricted Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

SECTION 9.    Affirmative Covenants.

The Borrower hereby covenants and agrees that on the Closing Date and thereafter, until the Commitments, each Letter of Credit have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder (other than contingent indemnity obligations), are paid in full:

9.1Information Covenants. The Borrower will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)Annual Financial Statements. As soon as available and in any event within 5 days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) (or, if the Borrower is no longer subject to the reporting requirements of the Exchange Act and such financial statements are not required to be filed with the SEC, on or before the date that is 95 days after the end of each such Fiscal Year), the consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of operations and cash flows for such Fiscal Year, setting forth comparative consolidated figures for the preceding Fiscal Years all in reasonable detail and prepared in accordance with GAAP, and, in each case, (i) certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to

US-DOCS\144294102.18

Exhibit 10.1

the status of the Borrower or any of the Material Subsidiaries (or group of Subsidiaries that together would constitute a Material Subsidiary) as a going concern, together in any event with a certificate of such accounting firm stating that in the course of either (x) its regular audit of the consolidated business of the Borrower, which audit was conducted in accordance with generally accepted auditing standards or (y) performing certain other procedures permitted by professional standards, such accounting firm has obtained no knowledge of any Event of Default relating to Section 10.9 that has occurred and is continuing or, if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof, (ii) certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its consolidated Subsidiaries in accordance with GAAP, and (iii) accompanied by a Narrative Report with respect thereto; provided that such financial statements and Narrative Report set forth in this Section 9.1(a) shall be deemed to be furnished and delivered upon the filing with the SEC of the Borrower’s Form 10-K for the relevant Fiscal Year.

(b)Quarterly Financial Statements. As soon as available and in any event within 5 days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) with respect to each of the first three quarterly accounting periods in each Fiscal Year of the Borrower (or, if the Borrower is no longer subject to the reporting requirements of the Exchange Act and such financial statements are not required to be filed with the SEC, on or before the date that is 50 days after the end of each such quarterly accounting period), the consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarterly period and the related consolidated statements of operations for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior Fiscal Year or, in the case of such consolidated balance sheet, for the last day of the prior Fiscal Year, all of which shall be certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its consolidated Subsidiaries in accordance with GAAP, subject to changes resulting from audit, and normal year-end audit adjustments and accompanied by a Narrative Report with respect thereto; provided that such financial statements and Narrative Report set forth in this Section 9.1(b) shall be deemed to be furnished and delivered upon the filing with the SEC of the Borrower’s Form 10-Q for the relevant fiscal quarter.

(c)Officer’s Certificates. Substantially concurrent with the delivery of the financial statements provided for in Sections 9.1(a) and (b), a certificate of an Authorized Officer of the Borrower to the effect that, to the best of such Authorized Officer’s knowledge, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) a specification of any change in the identity of the Restricted Subsidiaries, Unrestricted Subsidiaries and Dormant Subsidiaries as at the end of such Fiscal Year or period, as the case may be, from the Restricted Subsidiaries, Unrestricted Subsidiaries and Dormant Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent Fiscal Year or period, as the case may be, (ii) the calculation of the Consolidated Total Debt to EBITDA Ratio and the corresponding applicable Status and (iii) the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma Adjustment Certificate previously provided and, in either case, in reasonable detail, the calculations and basis therefor. At the time of the delivery of the financial statements provided for in Section 9.1(a), (i) a certificate of an Authorized Officer of the Borrower setting forth in reasonable detail the Applicable Amount as at the end of the Fiscal Year to which such financial statements relate and (ii) a certificate of an Authorized Officer of the Borrower

US-DOCS\144294102.18

Exhibit 10.1

setting forth the information required pursuant to Section 1 (other than clause (d) thereof) of the Perfection Certificate or confirming that there has been no change in such information since the Closing Date or the date of the most recent certificate delivered pursuant to this clause (c)(ii), as the case may be.

(d)Notice of Default or Litigation. Promptly after an Authorized Officer of the Borrower or any of the Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (ii) any litigation or governmental or accreditation proceeding pending against the Borrower or any of the Subsidiaries that could reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect.

(e)Environmental Matters. Promptly after obtaining knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect, notice of:

(i)any pending or threatened Environmental Claim against any Credit Party or any Real Estate;

(ii)any condition or occurrence on any Real Estate that (x) could reasonably be expected to result in noncompliance by any Credit Party with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against any Credit Party or any Real Estate;

(iii)any condition or occurrence on any Real Estate that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law; and

(iv)the conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, release or threatened release of any Hazardous Material on, at, under or from any Real Estate.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto. The term “Real Estate” shall mean land, buildings and improvements owned or leased by any Credit Party.

(f)Other Information. Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by the Borrower or any of the Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent)) and copies of all financial statements, proxy statements, notices and reports that the Borrower or any of the Subsidiaries shall send to the holders of any publicly issued debt of the Borrower and/or any of the Subsidiaries, in each case in their capacity as such holders, lenders or agents (in each case to the extent not theretofore delivered to the Administrative Agent pursuant to this Agreement) and, with reasonable promptness, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time.

US-DOCS\144294102.18

Exhibit 10.1

(g)Pro Forma Adjustment Certificate. Not later than any date on which financial statements are delivered with respect to any Test Period in which a Pro Forma Adjustment is made as a result of the consummation of the acquisition of any Acquired Entity or Business by the Borrower or any Restricted Subsidiary for which there shall be a Pro Forma Adjustment, a certificate of an Authorized Officer of the Borrower setting forth the amount of such Pro Forma Adjustment and, in reasonable detail, the calculations and basis therefor.

(h)Projections. Within the later of (i) ninety (90) days after the end of each Fiscal Year (beginning with the Fiscal Year ending December 31, 2019) of the Borrower or (ii) fifteen (15) days after the Borrower shall have filed its 10-K for each Fiscal Year (beginning with the Fiscal Year ending December 31, 2019), a reasonably detailed consolidated management forecast for the following Fiscal Year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following Fiscal Year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of an Authorized Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections.

Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 9.1 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing
(A) the applicable financial statements of any direct or indirect holding company of the Borrower or (B) the Borrower’s (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of subclauses (A) and (B) of this paragraph, to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating or other information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Borrower and its Subsidiaries on a standalone basis, on the other hand.

Without limiting the immediately foregoing, the financial statements and documents to be furnished pursuant to clauses (a), (b), (c) and (f) of this Section 9.1 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, at its website address; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); or (iii) on which the Borrower files such financial statements or documents with the EDGAR website of the SEC.

The Lenders acknowledged and agree that the Officer’s Certificates furnished or delivered pursuant to Section 9.1(c) or any Projections will not be posted to Public Lenders.

Notwithstanding the foregoing and anything to the contrary herein, (a) the Borrower shall not be deemed to have failed to comply with any of its agreements under Sections 9.1(a) or 9.1(b) for the purposes of Section 11.3 until 120 days after the date any such report or financial statement is required to be filed with the SEC or delivered to the Administrative Agent pursuant to Section 9.1(a) or 9.1(b) and (b) if the Borrower has determined that any reports or financial statements previously delivered to the Administrative Agent or any Lender (each the “Subject Financial Statements”) should be restated for any reason other than arising from fraud or intentional misconduct of the senior management of the Borrower (each a “Restatement” and any restated Subject Financial Statements, the “Restated Financial Statements”), no Default or Event of Default shall have occurred or be deemed to have occurred as a result of or in connection with, directly or indirectly, such Subject Financial Statements, or any action taken or any failure

US-DOCS\144294102.18

Exhibit 10.1

to take action with respect thereto, including with respect to (i) any certification or representation made in any certificate delivered by the Borrower, any Authorized Officer of the Borrower or any independent accountants of the Borrower delivered (or deemed to be delivered) to the Administrative Agent or any Lender contemporaneously with the delivery of such Subject Financial Statements, (ii) any failure to provide a notice pursuant to Section 9.1(d) or (iii) any request for an extension of credit or any borrowing made while the facts and circumstances relating to the Restatement of such Subject Financial Statements existed, unless after giving effect to such Restated Financial Statements, (x) if (1) any transaction consummated under Section 10 of this Agreement during the period of the Subject Financial Statements would not have been permitted to be consummated based on the results of the Restated Financial Statements and would not be permitted to be consummated after giving pro forma effect for such transaction as of the date such Restated Financial Statements were delivered and (2) the Borrower shall fail to remedy such non- compliance or such non-compliance is not waived within 30 days after delivery of such Restated Financial Statements, or (y) if such Restated Financial Statements would result in a change in the level status of the Applicable ABR Margin or Applicable Margin during any period for which an interest payment has been paid and such change would increase the interest that would have been due for such period, the Borrower shall fail to make an additional interest payment arising from a change in the level status of the Applicable ABR Margin or the Applicable Margin based on such Restated Financial Statements within three (3) Business Days (without giving any effect to any grace period therefor in Section 11.1(ii)) after delivery (or deemed delivery) of such Restated Financial Statements to the Administrative Agent.

9.2Books, Records and Inspections. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit officers and designated representatives of the Administrative Agent (accompanied by any Lender that has coordinated such visit through the Administrative Agent) to visit and inspect any of the properties or assets of the Borrower and any such Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection (and shall use commercially reasonable efforts to cause such inspection to be permitted to the extent that it is not within such party’s control to permit such inspection), and to examine the books and records of the Borrower and any such Subsidiary and discuss the affairs, finances and accounts of the Borrower and of any such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may desire (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default (a) only the Administrative Agent (whether on its own behalf or in conjunction with a Lender or Lenders) may exercise the right to on-site visits under this Section 9.2,
(i)the Administrative Agent shall not exercise such rights to on-site visits more than two times in any calendar year and (c) only one such visit shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) or any representative of a Lender or Lenders may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. The Borrower will, upon the request of Administrative Agent or the Required Lenders, participate in a meeting of Administrative Agent and the Lenders once during each Fiscal Year to be held at the Borrower’s corporate offices (or (i) at such other location as may be agreed to by the Borrower and the Administrative Agent or (ii) by teleconference) at such time as may be agreed to by the Borrower and the Administrative Agent.

9.3Maintenance of Insurance. The Borrower will, and will cause each of its Subsidiaries that is a Material Subsidiary to, at all times maintain in full force and effect, pursuant to self- insurance arrangements or with insurance companies that the Borrower believe (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the

US-DOCS\144294102.18

Exhibit 10.1

Borrower believe (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believe (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business; and will furnish to the Administrative Agent, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

9.4Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims in respect of any Taxes imposed, assessed or levied that, if unpaid, could reasonably be expected to become a material Lien upon any properties of the Borrower or any of the Restricted Subsidiaries, provided that neither the Borrower nor any of the Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of the Borrower) with respect thereto in accordance with GAAP and the failure to pay could not reasonably be expected to result in a Material Adverse Effect.

9.5Consolidated Corporate Franchises. The Borrower will do, and will cause each of its Subsidiaries that is a Material Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and its Subsidiaries may consummate any transaction permitted under Section 10.3, 10.4 or 10.5.

9.6Compliance with Statutes, Regulations, Etc. The Borrower will, and will cause its Restricted Subsidiaries to, (a) comply with all material laws, rules, regulations, orders and material accreditation standards applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and to maintain all such material governmental approvals or authorizations and material accreditations in full force and effect, in each case with respect to such material laws, rules, regulations, orders, approvals, standards or authorizations relating to accreditation or otherwise regulating entities and activities in education, and (b) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, comply with all other applicable laws, rules, regulations and orders applicable to it or its property, including all governmental approvals or authorizations required to conduct its business and not referred to in clause (a) above, and to maintain all such governmental approvals or authorizations in full force and effect. The Borrower will maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance by the Borrower and its Restricted Subsidiaries, and their respective directors, officers, employees and agents in connection with such Person’s actions on behalf of the Borrower or a Restricted Subsidiary, with Anti-Corruption Laws and applicable Sanctions.

9.7ERISA.

(a)Promptly after the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), could be reasonably likely to have a Material Adverse Effect, the Borrower will deliver to the Administrative Agent a certificate of an Authorized Officer or any other senior officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by the Borrower, such ERISA

US-DOCS\144294102.18

Exhibit 10.1

Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant’s benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan having an Unfunded Current Liability has been or is to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA (including the giving of written notice thereof); that a Plan has an Unfunded Current Liability that has or will result in a lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a Plan having an Unfunded Current Liability (including the giving of written notice thereof); that a proceeding has been instituted against the Borrower or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the PBGC has notified the Borrower or any ERISA Affiliate of its intention to appoint a trustee to administer any Plan; that the Borrower or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a Plan; or that the Borrower or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability (including any contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code.

(b)Promptly following any request therefor the Borrower will deliver to the Administrative Agent copies of (i) any documents described in Section 101(k) of ERISA that the Borrower and any of its Subsidiaries or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that the Borrower and any of its Subsidiaries or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Borrower, any of its Subsidiaries or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower, the applicable Subsidiary(ies) or the ERISA Affiliate(s) shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

9.8Maintenance of Properties. The Borrower will, and will cause its Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

9.9Transactions with Affiliates. The Borrower will conduct, and will cause its Restricted Subsidiaries to conduct, each transaction with any of its Affiliates (other than the Borrower and the Restricted Subsidiaries) involving aggregate payments or consideration payable by the Borrower or any Restricted Subsidiary in excess of $5,000,000 on terms that are substantially as favorable to the Borrower or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate; provided that the foregoing restrictions shall not apply to (i) transactions permitted by Section 10.6, (ii) the Transactions and the payment of the Transaction Expenses, (iii) the issuance of Stock or Stock Equivalents of Holdings to any director, officer, employee or consultant of the Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries, (iv) payments or loans (or cancellation of loans) to employees or consultants of the Borrower, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment and severance arrangements between the Borrower and the Subsidiaries and their respective officers, employees or consultants (including management and employee benefit plans or agreements, stock option plans and other compensatory arrangements) in the ordinary course of business, (v) payments by the Borrower (and any direct or indirect parent thereof) and the Subsidiaries pursuant to tax sharing agreements among the Borrower (and any such parent) and the Subsidiaries on customary terms to the extent attributable to the ownership or operation of

US-DOCS\144294102.18

Exhibit 10.1

the Borrower and the Subsidiaries, (vi) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, current and former directors, managers, consultants, officers and employees of the Borrower (or, to the extent attributable to the ownership of the Borrower by such parent, any direct or indirect parent thereof) and the Subsidiaries, (vii) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 9.9 or any amendment thereto to the extent such an amendment (together with any other amendment or supplemental agreements) is not adverse, taken as a whole, to the Borrower or Restricted Subsidiaries in any material respect in the reasonable determination of the Borrower and (viii) transactions pursuant to the terms of any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) in existence on the Closing Date and any similar agreements entered into thereafter; provided, however, that any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (viii) to the extent that the terms of any such amendment or new agreement are not otherwise materially disadvantageous to the Lenders when taken as a whole in the reasonable determination of the Borrower.

9.10End of Fiscal Years; Fiscal Quarters. For financial reporting purposes, the Borrower will cause its, and will cause each of its Subsidiaries’ (a) fiscal years to end on December 31 of each year (each, a “Fiscal Year”) and (b) fiscal quarters to end on dates consistent with such Fiscal Year- end and the Borrower’s past practice; provided, however, that the Borrower may, upon written notice to the Administrative Agent change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

9.11Additional Guarantors and Grantors. Except as otherwise provided in Section 10.1(w) and subject to any applicable limitations set forth in the Security Documents, the Borrower will cause its direct or indirect Domestic Subsidiaries (other than Excluded Subsidiaries), whether existing as of the Closing Date or formed or otherwise purchased or acquired after the Closing Date, no later than 45 days after so formed, purchased, acquired, or ceasing to constitute an Excluded Subsidiary (or such longer period as the Administrative Agent may agree in its reasonable discretion), to (i) execute a supplement to each of the Guarantee, the Pledge Agreement and the Security Agreement, or (ii) to the extent reasonably requested by the Administrative Agent or the Collateral Agent, enter into a new Guarantee and/or Security Document substantially consistent with the analogous existing Security Documents and otherwise in form and substance reasonably satisfactory to such Administrative Agent or Collateral Agent and take all other action reasonably requested by the Collateral Agent to guarantee Obligations and grant a perfected security interest in its assets to substantially the same extent as created by the Credit Parties on the Closing Date. Notwithstanding the foregoing, (i) no U.S. Institution Subsidiary will be required to execute Guarantees if and to the extent such U.S. Institution Subsidiary is excluded from such requirement by clause (g) of the definition of “Excluded Subsidiary”, and (ii) that portion of the assets of any U.S. Institution Subsidiary that is excluded by clause (g) of the definition of “Excluded Subsidiary” from the requirement to be subject to Liens shall be excluded from the Collateral.

9.12Pledge of Additional Stock and Evidence of Indebtedness.

(a)Except as otherwise provided in Section 10.1(w) and subject to any applicable limitations set forth in the Security Documents or with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of doing so shall be excessive in view of the benefits to be obtained by the Lenders therefrom, or to the extent that the security interest contemplated would result in adverse tax or accreditation consequences as reasonably determined by the Borrower, the Borrower will cause (i) all certificates representing Stock and Stock Equivalents (other than (x)

US-DOCS\144294102.18

Exhibit 10.1

any Excluded Stock and Stock Equivalents and (y) any Stock and Stock Equivalents issued by any Subsidiary for so long as such Subsidiary does not (on a consolidated basis with its Restricted Subsidiaries) have property, plant and equipment with a book value in excess of $5,000,000 or a contribution to Consolidated EBITDA for any four fiscal quarter period that includes any date on or after the Closing Date in excess of $10,000,000) held directly by the Borrower or any Guarantor, (ii) all evidences of Indebtedness in excess of $5,000,000 received by the Borrower, any other U.S. Institution Subsidiary, or any Guarantor in connection with any disposition of assets pursuant to Section 10.4(b) and (iii) any promissory notes or loan agreements executed after the date hereof evidencing Indebtedness in excess of $5,000,000 of the Borrower, any other U.S. Institution Subsidiary, or any Guarantor that is owing to the Borrower, any other U.S. Institution Subsidiary (other than an Excluded Subsidiary), or any Guarantor, in each case, to be delivered to the Collateral Agent as security for the Obligations under the Pledge Agreement.

(b)The Borrower agrees that all Indebtedness in excess of $5,000,000 of the Borrower or any Subsidiary that is owing to any Credit Party shall be evidenced by one or more loan agreements.

9.13Use of Proceeds.

(a)The Borrower will use Letters of Credit and the New Term Loans, if any, for general corporate purposes (including Restricted Payments and Investments permitted pursuant to this Agreement, including, without limitation, Permitted Acquisitions).

(b)The Borrower will use all proceeds of the Series 2024 Revolving Credit Loans to effectuate the Transactions and for general corporate purposes (including Restricted Payments and Investments permitted pursuant to this Agreement, including, without limitation, Permitted Acquisitions).

(c)The Borrower will use all the proceeds of the Series 2028 Revolving Credit Loans for general corporate purposes (including Restricted Payments and Investments permitted pursuant to this Agreement, including, without limitation, Permitted Acquisitions).

9.14Further Assurances.

(a)The Borrower will, and the Borrower will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents) that may be required under any applicable law, or that the Collateral Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the expense of the Borrower and the Restricted Subsidiaries.

(b)Except with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by written notice to the Borrower), the cost or other consequences (including any tax consequence) of doing so shall be excessive in view of the benefits to be obtained by the Lenders therefrom, or to the extent that the further assurances contemplated by this Section 9.14 would result in adverse tax or accreditation consequences as reasonably determined by the Borrower, and subject to applicable limitations set forth in the Security Documents, if any assets (including any Real Estate or improvements thereto or any interest therein but excluding Stock and Stock Equivalents of any Subsidiary) with a book value or fair market value in excess of $5,000,000

US-DOCS\144294102.18

Exhibit 10.1

are acquired by the Borrower or any other Credit Party after the Closing Date (other than assets constituting Collateral under a Security Document that become subject to the Lien of the applicable Security Document upon acquisition thereof) that are of a nature secured by a Security Document, the Borrower will notify the Collateral Agent, and, if requested by the Collateral Agent or the Borrower will cause such assets to be subjected to a Lien securing the applicable Obligations and will take, and cause the other applicable Credit Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in clause (a) of this Section 9.14.

(c)Any Mortgage delivered to the Collateral Agent in accordance with the preceding clause (b) shall be accompanied by (x) a policy or policies (or an unconditional binding commitment therefor) of title insurance issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid Lien (with the priority described therein) on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.2, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request, (y) an opinion of local counsel to the mortgagor in form and substance reasonably acceptable to the Collateral Agent and (z) any other documents as the Collateral Agent shall reasonably request and which are customarily delivered in connection with security interests in Real Estate.

.

SECTION 10. Negative Covenants.

The Borrower hereby covenants and agrees that on the Closing Date and thereafter, until the Commitments, each Letter of Credit have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder (other than contingent indemnity obligations), are paid in full:

10.1Limitation on Indebtedness. The Borrower will not, and the Borrower will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness; provided that the Borrower and any Restricted Subsidiary may incur Incurrence Test Indebtedness except that Restricted Subsidiaries that are not Guarantors may not incur Incurrence Test Indebtedness in an aggregate principal amount outstanding at any time exceeding $25,000,000 minus (without duplication) the aggregate outstanding amount of the aggregate amount of Guarantee Obligations incurred under Section 10.1(d)(ii)(C)(1) and Section 10.1(d)(ii)(C)(2).

Notwithstanding the foregoing, the limitations set forth in the immediately preceding paragraph shall not apply to any of the following items:

(a)Indebtedness arising under the Credit Documents;

(b)subject to compliance with Section 10.5, Indebtedness of the Borrower or any Restricted Subsidiary owed to the Borrower or any Restricted Subsidiary; provided that all such Indebtedness of any Credit Party owed to any Person that is not a Credit Party shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(c)Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business (including
(i) in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement- type obligations regarding workers compensation claims, (ii) [reserved], (iii) any bank guarantees,

US-DOCS\144294102.18

Exhibit 10.1

letters of credit or similar facilities required by any Governmental Authority or to satisfy any governmental or regulatory requirements and (iv) any tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business or consistent with past practices);

(d)subject to compliance with Section 10.5, Guarantee Obligations incurred by

(i)Restricted Subsidiaries in respect of Indebtedness of the Borrower or other Restricted Subsidiaries that is permitted to be incurred under this Agreement (except that a Restricted Subsidiary may not, by virtue of this Section 10.1(d) guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 10.1),

(ii)the Borrower in respect of Indebtedness of Restricted Subsidiaries that is permitted to be incurred under this Agreement; provided that

(A)if the Indebtedness being guaranteed under this Section 10.1(d) is subordinated to the Obligations, such Guarantee Obligations shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness,

(B)no guarantee by any Restricted Subsidiary of any Permitted Additional Debt shall be permitted unless such Restricted Subsidiary shall have also provided a guarantee of the Obligations substantially on the terms set forth in the Guarantee and

(C)the aggregate amount of (1) Guarantee Obligations incurred by Credit Parties under this clause (d) in respect of obligations owed by Persons that are not Credit Parties and (2) the aggregate amount of Guarantee Obligations incurred by Restricted Subsidiaries that are not Guarantors under this clause (d), when combined with
(3) the total amount of Incurrence Test Indebtedness incurred by Restricted Subsidiaries that are not Guarantors shall not collectively exceed $50,000,000 at any time outstanding;

(e)Guarantee Obligations (i) incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees or (ii) otherwise constituting Investments permitted by Sections 10.5(d), 10.5(g), 10.5(m), 10.5(o), 10.5(p), 10.5(s), 10.5(u) (provided that in the case of Section 10.5(u), such Guarantee Obligations are incurred by a Restricted Subsidiary located in the same country of jurisdiction as the Restricted Subsidiary incurring such obligation being guaranteed), 10.5(q) and 10.5(x) or (iii) relating to any other bank guarantees, letters of credit or similar facilities required by any Governmental Authority or to satisfy any governmental or regulatory requirements or (iv)(x) of the Borrower or any Restricted Subsidiary in respect of Indebtedness and other obligations relating to the Cash Management Programs of the Borrower or any Restricted Domestic Subsidiary and (y) of Restricted Non-Domestic Subsidiaries in respect of Indebtedness and other obligations relating to the Cash Management Programs of any Restricted Non-Domestic Subsidiary;

(f)(i) Indebtedness (including Indebtedness arising under Capital Leases) incurred within one year of the acquisition, construction, repair, replacement, expansion or improvement of fixed or capital assets to finance the acquisition, construction, repair, replacement expansion, or improvement of such fixed or capital assets, (ii) other Indebtedness arising under Capital Leases (other than Indebtedness incurred pursuant to clause (x)), provided, that the aggregate amount of Indebtedness incurred pursuant to this clause (f) at any time outstanding shall not exceed the greater

US-DOCS\144294102.18

Exhibit 10.1

of (A) $100,000,000 and (B) 4.0% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at the date of such incurrence and (iii) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) or (ii) above, provided that, (x) except to the extent the excess is expressly permitted by another clause of this Section 10.1, the principal amount thereof does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus the reasonable amounts paid in respect of fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension, (y) immediately before and after the incurrence of such Indebtedness, no Default shall have occurred and be continuing, and (z) except for (1) removals of contingent obligors or (2) to the extent otherwise permitted hereunder, the direct and contingent obligors with respect to such Indebtedness are not changed;

(g)Indebtedness outstanding on the Closing Date listed on Schedule 10.1(g) and any modification, replacement, refinancing, refunding, renewal or extension thereof; provided that except to the extent otherwise expressly permitted hereunder, in the case of any such modification, replacement, refinancing, refunding, renewal or extension, (x) the principal amount thereof does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus the reasonable amounts paid in respect of fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder, (y) except for (1) removals of contingent obligors or (2) to the extent otherwise permitted hereunder, the direct and contingent obligors with respect to such Indebtedness are not changed and (z) to the extent such Indebtedness being modified, replaced, refinanced, refunded, renewed or extended constitutes Indebtedness owed to the Borrower or any Credit Party, the creditor with respect to such Indebtedness is not changed;

(h)Indebtedness in respect of Hedge Agreements or hedging arrangements permitted under Section 10.5(g)(ix);

(i)[reserved];

(j)Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business or consistent with past practice, including those incurred to secure health, safety and environmental obligations in the ordinary course of business consistent with past practice;

(k)[reserved];

(l)(i) additional Indebtedness (other than of Non-Domestic Subsidiaries) and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that the aggregate amount of all Indebtedness incurred and remaining outstanding pursuant to this clause (l) shall not at any time exceed $75,000,000; provided further that immediately before and after the incurrence of such additional Indebtedness, no Default shall have occurred and be continuing;

(m)[reserved];

US-DOCS\144294102.18

Exhibit 10.1

(n)Indebtedness incurred by the Borrower (provided that no Default or Event of Default has occurred and is continuing immediately before or after giving effect to such incurrence) in respect of

(i)(a) Permitted Additional Debt in an aggregate principal amount of all such Permitted Additional Debt issued or incurred pursuant to this clause (i)(a) not to exceed the Maximum Incremental Facilities Amount minus the aggregate amount of New Loan Commitments established from and after the Closing Date; and

(b)    [reserved]; and

(ii)any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses and premium in connection with such refinancing), and such Indebtedness otherwise complies with the definition of “Permitted Additional Debt”;

(o)Indebtedness in respect of Permitted Debt Exchange Notes incurred pursuant to a Permitted Debt Exchange in accordance with Section 2.16 (and which does not generate any additional proceeds) and

(i)any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that

(x)no Default or Event of Default has occurred and is continuing immediately before or after giving effect to such refinancing, refunding, renewal or extension;

(y)the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses and premium in connection with such modification, replacement, refinancing, refunding, renewal or extension) and

(z)such Indebtedness otherwise complies with the definition of “Permitted Additional Debt;”

(aa)Indebtedness in respect of Cash Management Programs, overdraft facilities, employee credit card programs, netting services, automatic clearinghouse arrangements and other cash management and similar arrangements in the ordinary course of business;

(ab)Indebtedness in an amount not to exceed $20,000,000 outstanding at any time incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services;

(ac)Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations (excluding earn-outs), in each case entered into in connection with Permitted Acquisitions, other

US-DOCS\144294102.18

Exhibit 10.1

Investments and the disposition of any business, assets or Stock permitted hereunder (other than Guarantee Obligations or other Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Stock for the purpose of financing such acquisition); provided that, such Indebtedness is not reflected on the balance sheet of the Borrower or any Restricted Subsidiary (it being understood that contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this proviso);

(ad)Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) obligations to pay insurance premiums or (ii) take or pay obligations contained in supply agreements, in each case arising in the ordinary course of business and not in connection with the borrowing of money or Hedge Agreements;

(ae)Indebtedness in an amount not to exceed $25,000,000 outstanding at any time representing deferred compensation to employees of the Borrower (only to the extent such work is done for the Borrower or its Subsidiaries or any direct or indirect parent thereof) and the Restricted Subsidiaries incurred in the ordinary course of business;

(af)Indebtedness consisting of promissory notes issued by the Borrower or any Restricted Subsidiary to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) permitted by Section 10.6(b);

(ag)Indebtedness in an amount not to exceed $20,000,000 outstanding at any time consisting of obligations of the Borrower and the Restricted Subsidiaries under deferred or contingent purchase price, or other similar arrangements (including earn-outs) incurred by such Person in connection with Permitted Acquisitions or any other Investment permitted hereunder;

(ah)(i) Indebtedness of Restricted Subsidiaries (including Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person) or Indebtedness attaching to assets that are acquired by the Borrower or any Restricted Subsidiary), in each case, owed to Persons other than the Borrower or its Subsidiaries; provided that the aggregate amount of Indebtedness incurred and remaining outstanding pursuant to this clause (w) shall not at any time exceed (A) Indebtedness of Restricted Non-Domestic Subsidiaries of no more than $200,000,000 plus
(B) additional amounts incurred to finance Permitted Acquisitions (including, Permitted Acquisitions made in a country outside the United States of America (“Foreign Acquisition”)) (including Indebtedness of such Person that existed at the time such Person became a Restricted Subsidiary) to the extent that, with respect solely to this subclause (B), the ratio of (1) Indebtedness incurred pursuant to this subclause (B) (in any single transaction or series of transactions) to (2) Acquired EBITDA in respect of any such Permitted Acquisition, including any Foreign Acquisition (in such single transaction or series of transactions) is not greater than 2.25 to 1.00 both before and after giving effect, on a Pro Forma Basis, to the incurrence of such additional Indebtedness plus (C) additional amounts incurred to finance a Permitted Acquisition, including any Foreign Acquisition (including indebtedness of such Person that existed at the time such Person became a Restricted Subsidiary), to the extent, both immediately before and after giving effect to such incurrence (and including any amounts incurred pursuant to (A) and (B) above and (D) below), that the Consolidated Senior Secured Debt to Consolidated EBITDA Ratio is not greater than 2.25 to 1.00, on a Pro Forma Basis (but excluding from the calculation of Consolidated Total Debt any netting in respect of Unrestricted Cash that would result from the incurrence of any such Indebtedness being incurred at such time) plus (D)

US-DOCS\144294102.18

Exhibit 10.1

additional amounts incurred by Non-Domestic Subsidiaries, to the extent the net proceeds thereof are applied to capital expenditures, which are unsecured or secured by a Lien (which Lien shall, to the extent such Indebtedness is secured by a Lien on the assets of any Credit Party, rank junior to the Lien securing the Obligations), to the extent, both immediately before and after giving effect to such incurrence (and including any amounts incurred pursuant to (A), (B) and (C) above) that the Consolidated Senior Secured Debt to Consolidated EBITDA Ratio is not greater than 2.25 to 1.00, on a Pro Forma Basis (but excluding from the calculation of Consolidated Total Debt any netting in respect of Unrestricted Cash that would result from the incurrence of any such Indebtedness being incurred at such time); provided that (x) any such Indebtedness incurred under this clause (w) by a Restricted Non-Domestic Subsidiary may be guaranteed by the Borrower or any Domestic Subsidiary solely to the extent otherwise permitted by Section 10.5, (y) in the case of a Permitted Acquisition by any Domestic Subsidiary (A) Indebtedness under Section 10.1(w)(i)(B) and 10.1(w)(i)(C) above shall not be permitted in the case of a Permitted Acquisition within the United States of America unless the acquirer is a Guarantor, (B) the Stock and Stock Equivalents of such Person acquired by a Domestic Subsidiary are pledged to secure the Obligations, to the extent required under Section 9.12, (C) such Person executes a supplement to the Guarantee and Security Documents (or alternative guarantee and security agreements in relation to the Obligations reasonably acceptable to the Collateral Agent) to the extent required under Section 9.11 or 9.12, as applicable and (D) to the extent the assets of such Person that are required to become Collateral under Section 9.11 or 9.12 are subject to a Lien securing such Indebtedness, such Lien becomes subject to an intercreditor agreement on terms and conditions reasonably satisfactory to the Administrative Agent providing that such Lien shall rank junior to the Lien securing the Obligations; provided that the requirements of this subclause (y) shall not apply to an aggregate amount at any time outstanding of up to $30,000,000 of the aggregate principal amount of such Indebtedness (and modifications, replacements, refinancings, refundings, renewals and extensions thereof pursuant to subclause (ii) below) and (z) immediately before and after the incurrence of such Indebtedness, no Default shall have occurred and be continuing; and

(ii) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided that, except to the extent otherwise expressly permitted hereunder, (x) the principal amount of any such Indebtedness does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus the reasonable amounts paid in respect of and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension, (y) except for (1) removals of contingent obligors or (2) to the extent otherwise permitted hereunder, the direct and contingent obligors with respect to such Indebtedness are not changed and (z) immediately before and after such modification, replacement, refinancing, refunding, renewal or extension of Indebtedness, no Default shall have occurred and be continuing;

(ai)Indebtedness of the Borrower or any Restricted Subsidiary (A) which is the result of any sale leaseback transaction failing to meet the qualifications set forth in ASC 842 such that the Borrower or such Restricted Subsidiary is required to reflect a financing obligation on its financial statements in accordance with GAAP, (B) which is the result of a built-to-suit lease failing to meet the qualifications set forth in ASC 842 such that the Borrower or such Restricted Subsidiary is required to reflect a financing obligation on its financial statements in accordance with GAAP, provided that in no event shall the aggregate principal amount of Indebtedness permitted by this clause (x)(B) outstanding at any time exceed $125,000,000, (C) without limiting the last sentence of Section 1.3(a), which is a result of any operating lease becoming a Capitalized Lease Obligation as a result of any changes in GAAP after the date hereof, or (D) without limiting the last sentence of Section 1.3(a), which is a result of the operating lease described on Schedule 10.1(x) becoming a Capitalized Lease Obligation as a result of any renewal or extension thereof;

US-DOCS\144294102.18

Exhibit 10.1

(aj)all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through
(x) above, (z) and (aa);

(ak)(i) any Indebtedness of the Borrower that is issued or incurred, and the net proceeds of which shall be applied no later than sixty (60) Business Days after receipt thereof, to replace, refinance, repurchase, repay, redeem or otherwise defease any Indebtedness of the Borrower permitted hereunder (referred to herein as “Qualified Refinancing Debt”), which Indebtedness:

(A)may be subordinated Indebtedness or, to the extent such original Indebtedness was senior Indebtedness, senior Indebtedness;

(B)may be unsecured or may be secured by Qualified Refinancing Liens (as defined in Section 10.2(t));

(C)to the extent such original Indebtedness was guaranteed by any Guarantor, may be guaranteed by any Guarantors (but shall not in any event be guaranteed by any Subsidiary of the Borrower that is not a Guarantor);

(D)shall not have a maturity date prior to July 27, 2025; and

(E)shall not be in a principal amount greater than the outstanding principal amount of the original Indebtedness so replaced, refinanced, repurchased, repaid, redeemed or defeased and the accrued and unpaid interest thereon immediately prior to such replacement, refinancing, repurchase, repayment, redemption or other defeasance (except for any original issue discount thereon and the amount of fees, expenses and premium in connection therewith);

provided further that the Borrower shall at least five (5) Business Days prior to the issuance or incurrence of such Qualified Refinancing Debt provide the Administrative Agent with copies of the credit documentation or proposed credit documentation relating thereto; and

(ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses and premium in connection therewith), and such Indebtedness otherwise complies with subclauses (i)(A) through (E) above. For the avoidance of doubt, the Indebtedness under this Section 10.1(z) shall not be deemed to be Permitted Additional Debt; and

(aa) any (i) Indebtedness of any Restricted Non-Domestic Subsidiaries, provided that Restricted Non-Domestic Subsidiaries may not incur Indebtedness under this clause (aa)(i) in an aggregate outstanding principal amount exceeding the Maximum Non-Credit Party Facilities Amount, as determined on the date of incurrence, and (ii) Guarantee Obligations incurred by the Borrower or any Restricted Subsidiary in respect of the Indebtedness of any Restricted Subsidiaries permitted pursuant to Section (aa)(i) or (iii); provided that the aggregate outstanding principal amount of such Indebtedness guaranteed by the Borrower pursuant to this clause (ii) shall not exceed $200,000,000, as determined on the date of incurrence, unless the Borrower would otherwise be permitted to provide additional Guarantee Obligations for such purpose under Section 10.5, and (iii) any modification, replacement, refinancing, refunding, renewal or extension of the Indebtedness in the foregoing clause

US-DOCS\144294102.18

Exhibit 10.1

(i); provided that except to the extent otherwise expressly permitted hereunder, in the case of any such modification, replacement, refinancing, refunding, renewal or extension, the principal amount thereof does not exceed the greater of (a) the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension or (b) an amount equal to the Maximum Non-Credit Party Facilities Amount less the outstanding principal amount of all other outstanding Indebtedness permitted under subclause (aa)(i) (calculated as if any revolving credit Indebtedness were fully drawn) that is not subject to such modification, replacement, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus the reasonable amounts paid in respect of fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder (for the avoidance of doubt, the Indebtedness under this Section 10.1(aa) shall not be deemed to be Permitted Additional Debt);

(bb) other Indebtedness so long as, both immediately before and after giving effect to any such incurrence of Indebtedness, the Consolidated Total Debt to Consolidated EBITDA Ratio is less than or equal to 2.25 to 1.00; and

(cc)    any Disposition under Section 10.4(j) to the extent such Disposition constitutes Indebtedness.

Notwithstanding anything to the contrary in this Agreement, the aggregate amount of Indebtedness incurred or guaranteed by Restricted Non-Domestic Subsidiaries (other than (i) Indebtedness incurred pursuant to Section 10.1(w) and (ii) permitted Indebtedness arising under Capital Leases incurred in the ordinary course of business in an aggregate principal amount not to exceed $40,000,000 in any Fiscal Year) shall not exceed, as of the date of incurrence, the greater of (x) $345,000,000, and (y) 100% of Consolidated EBITDA;

In the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (cc) above, the Borrower may select which such category shall apply to such Indebtedness and may, in its sole discretion, divide the Indebtedness among multiple available categories pursuant to more than one of the above clauses; provided that all Indebtedness outstanding under the Credit Documents will be deemed at all times to have been incurred in reliance only on the exception in clause (a) of this Section 10.1.

For purposes of determining compliance with this Section 10.1, any contingent earnout or other contingent payment obligation related to Permitted Acquisitions or any other Investment permitted hereunder at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

For purposes of this Agreement, Indebtedness that is unsecured is not deemed to be subordinated or junior to secured Indebtedness merely because it is unsecured, and senior Indebtedness is not deemed to be subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

10.2Limitation on Liens. The Borrower will not, and the Borrower will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, except:

US-DOCS\144294102.18

Exhibit 10.1

(a)Liens arising under

(i)the Credit Documents securing the Obligations; and

(ii)the Permitted Additional Debt Documents securing Permitted Additional Debt Obligations permitted to be incurred under Section 10.1(n)(i)(a) or 10.1(o); provided that,

(A)in the case of Liens securing Permitted Additional Debt Obligations that constitute First Lien Obligations pursuant to subclause (ii) above, the applicable Permitted Additional Debt Secured Parties (or a representative thereof on behalf of such holders) shall enter into security documents with terms and conditions not materially more restrictive to the Credit Parties, taken as a whole, than the terms and conditions of the Security Documents; and

(x)in the case of the first such issuance of Permitted Additional Debt constituting First Lien Obligations, the Collateral Agent, the Administrative Agent and the representative for the holders of such Permitted Additional Debt Obligations shall have entered into the First Lien Intercreditor Agreement; and

(y)in the case of subsequent issuances of Permitted Additional Debt constituting First Lien Obligations, the representative for the holders of such Permitted Additional Debt Obligations shall have become a party to the First Lien Intercreditor Agreement in accordance with the terms thereof; and

(A)in the case of Liens securing Permitted Additional Debt Obligations that do not constitute First Lien Obligations pursuant to subclause (ii) above, the applicable Permitted Additional Debt Secured Parties (or a representative thereof on behalf of such holders) shall enter into security documents with terms and conditions no more restrictive to the Credit Parties, taken as a whole, than the terms and conditions of the Security Documents and shall

(x)in the case of the first such issuance of Permitted Additional Debt that do not constitute First Lien Obligations, the Collateral Agent, the Administrative Agent and the representative of the holders of such Permitted Additional Debt Obligations shall have entered into the Second Lien Intercreditor Agreement; and

(y)in the case of subsequent issuances of Permitted Additional Debt that do not constitute First Lien Obligations, the representative for the holders of such Permitted Additional Debt shall have become a party to the Second Lien Intercreditor Agreement in accordance with the terms thereof; and

(A)in the case of all Liens securing Permitted Additional Debt Obligations (whether pursuant to clause (A) or clause (B) above), such Liens shall encumber no asset or property that is not also Collateral securing the Obligations.

(b)Permitted Liens;

(c)Liens securing Indebtedness permitted pursuant to Section 10.1(f), provided that (x) such Liens attach concurrently with or within one year after completion of the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens

US-DOCS\144294102.18

Exhibit 10.1

and (y) such Liens attach at all times only to the assets so financed except (1) such Liens may attach to accessions to the property financed with the proceeds of such Indebtedness and the proceeds and the products thereof and (2) that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender and (3) that if the Lien is to attach to a building or improvement constructed on a parcel of land (whether such land is already owned by a Restricted Subsidiary or acquired but not financed with the proceeds of such Indebtedness permitted pursuant to Section 10.1(f)), (A) such Liens may attach to such parcel of land on which such building or improvement was constructed with the proceeds of the Indebtedness permitted pursuant to Section 10.1(f) and (B) a Lien may also be granted in and attach to any intercompany lease, sublease or license of such land, buildings and/or improvements and any right, title and interest under an intercompany lease, sublease or license of such parcel of land, buildings and/or improvements (whether as lessor, sublessor, licensor, lessee, sublessee or licensee), including any rents, revenues and proceeds arising under such intercompany lease, sublease or license, in case of each of clauses (A) and (B), in order to facilitate the granting of the Lien on the building or improvement constructed with the proceeds of such Indebtedness permitted pursuant to Section 10.1(f);

(d)Liens existing on the Closing Date that are listed on Schedule 10.2;

(e)the modification, replacement, extension or renewal of any Lien permitted by clauses (a) through (d) and clauses (f) and (r) of this Section 10.2 upon or in the same assets theretofor subject to such Lien (or upon or in after-acquired property that is affixed or incorporated into the property covered by such Lien or any proceeds or products thereof) or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except for (1) removals of contingent obligors or (2) to the extent otherwise permitted hereunder) of the Indebtedness secured thereby, to the extent such replacement, extension or renewal is permitted by Section 10.1, and, in all cases, with the same lien priority as the Lien being modified, replaced, extended, or renewed;

(f)Liens on the assets of any Person that becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person) pursuant to a Permitted Acquisition or other permitted Investment, or on assets acquired after the Closing Date to the extent the Liens on such acquired assets secure Indebtedness permitted by Section 10.1(w); provided that (A) in the case of Liens securing Indebtedness incurred by a Restricted Non-Domestic Subsidiary pursuant to Section 10.1(w)(i)(A), (B), or (C) that are used to finance a Permitted Acquisition, such Indebtedness shall not be secured by any assets other than the assets so acquired, and (B) in the case of Liens securing Indebtedness incurred by a Restricted Domestic Subsidiary pursuant to Section 10.1(w)(i)(B) or (C) that is used to finance Permitted Acquisitions in the United States of America such Liens (i) are not created or incurred in connection with, or in contemplation of, such Person becoming such a Restricted Subsidiary or such assets being acquired and (ii) attach at all times only to the same assets to which such Liens attached (and after-acquired property that is affixed or incorporated into the property covered by such Lien), and secure only the same Indebtedness or obligations that such Liens secured, immediately prior to such Permitted Acquisition and any modification, replacement, refinancing, refunding, renewal or extension thereof permitted by Section 10.1(w) (provided that no Indebtedness of any Restricted Non-Domestic Subsidiary permitted to be secured under this paragraph shall be secured by any assets of the Borrower or any Restricted Domestic Subsidiary);

(g)(i) Liens placed on the Stock and Stock Equivalents of any Restricted Non- Domestic Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness incurred pursuant to Section 10.1(w) in connection with such Permitted Acquisition, (ii) other than with respect to Indebtedness incurred under Section 10.1(w) to finance a Permitted Acquisition in the United States, Liens placed upon the assets (including, without limitation, receivables) of a Restricted Subsidiary to

US-DOCS\144294102.18

Exhibit 10.1

secure Indebtedness of such Restricted Subsidiary or a guarantee by such Restricted Subsidiary of any Indebtedness of the Borrower or any other Restricted Subsidiary incurred pursuant to 10.1(w) in connection with a Permitted Acquisition or otherwise; provided that in the case of clause (D) of Section 10.1(w)(i), such Indebtedness shall either be unsecured or secured by a Lien ranking junior to the Lien securing the Obligations, as applicable, (iii) to the extent not otherwise permitted by clauses (i) and
(ii) of this Section 10.2(g), any Liens ranking junior to the Lien securing the Obligations placed upon the assets of any Restricted Domestic Subsidiaries in connection with seller note financing permitted under Section 10.1 and incurred in connection with such Permitted Acquisition and owed solely to the seller or sellers in connection with such Permitted Acquisition; provided, that, such Liens shall extend only to assets or assets of any Subsidiaries acquired pursuant to such Permitted Acquisition and the representative for the holders of such seller note shall have entered into an intercreditor agreement satisfactory to the Administrative Agent (which will be substantially comparable to the Second Lien Intercreditor Agreement with such changes as shall be necessary to reflect that the parties shall not have Liens on the same collateral and such other changes as the Administrative Agent shall reasonably agree) and (iv) to the extent not otherwise permitted by clauses (i), (ii) and (iii) of this Section 10.2(g), any Liens to secure Indebtedness permitted pursuant to Section 10.1(w)(i)(D); provided, that, such Liens shall extend only to assets acquired pursuant to such permitted capital expenditures and, to the extent such Liens are on assets of a Credit Party hereunder, such Liens shall be junior to the Lien securing the Obligations hereunder and the representative for the holders of such Indebtedness shall have entered into an intercreditor agreement satisfactory to the Administrative Agent (which will be substantially comparable to the Second Lien Intercreditor Agreement with such changes as shall be necessary to reflect that the parties shall not have Liens on the same collateral and such other changes as the Administrative Agent shall reasonably agree);

(h)Liens securing Indebtedness or other obligations (i) of the Borrower or a Restricted Subsidiary in favor of a Credit Party, (ii) of any Restricted Subsidiary that is not a Credit Party in favor of any Restricted Subsidiary that is not a Credit Party and (iii) any Non-Domestic Subsidiary in favor of any Non-Domestic Subsidiary;

(i)Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(j)Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 10.5 to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 10.4, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(k)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(l)Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.5;

US-DOCS\144294102.18

Exhibit 10.1

(m)Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(n)Liens that are contractual rights of set-off (and not liens granted in respect of borrowed money) (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(o)Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(p)Liens on insurance policies issued in favor of the Borrower or any Restricted Subsidiary and the proceeds thereof securing the financing of the premiums with respect thereto;

(q)additional Liens so long as the aggregate principal amount of the obligations secured thereby at any time outstanding does not exceed $25,000,000;

(r)additional Liens securing (i) Indebtedness permitted under the first paragraph of Section 10.1; provided that at the time such Indebtedness is incurred, the holders of such Indebtedness shall have entered into the Second Lien Intercreditor Agreement pursuant to which such Liens shall rank junior to any Lien securing Obligations;

(s)Liens in respect of real estate, fixed or capital assets, and personal property relating solely to such assets, owned or acquired by the Borrower or a Restricted Subsidiary (including any Liens on any intercompany lease, sublease or license of any such real estate, fixed or capital assets and any right, title and interest under an intercompany lease, sublease or license of such real estate, fixed or capital assets (whether as lessor, sublessor, licensor, lessee, sublessee or licensee), including any rents, revenues and proceeds arising under such intercompany lease, sublease or license), provided that the Indebtedness secured thereby does not exceed the fair market value of such assets (as determined by the Borrower in good faith) and in no event shall the Indebtedness secured thereby exceed the Maximum Permitted Investment/Lien Amount as calculated immediately prior to the issuance or incurrence of such Indebtedness;

(t)Liens on the Collateral to secure Qualified Refinancing Debt, which Liens shall rank junior to the Liens securing the Obligations and such Liens shall be pari passu with or junior to the Liens securing the Indebtedness refinanced by such Qualified Refinancing Debt, provided that
(i) such junior Liens shall not cover any asset or property that is not Collateral securing the Obligations and (ii) the representative of the Qualified Refinancing Debt shall have become a party to a lien intercreditor agreement (a “Qualified Lien Intercreditor Agreement”) with the Collateral Agent in form and substance reasonably satisfactory to the Collateral Agent (which Qualified Lien Intercreditor Agreement, the Collateral Agent shall enter into upon the Borrower’s request) (the Liens permitted pursuant to this Section 10.2(t) are referred to herein as “Qualified Refinancing Liens”);

(u)Liens placed upon the assets (including, without limitation, receivables) of any Restricted Non-Domestic Subsidiaries to secure any Indebtedness permitted under Section 10.1(aa);

US-DOCS\144294102.18

Exhibit 10.1

(v)other Liens so long as, both immediately before and after giving effect to any such incurrence of Liens, the Consolidated Total Debt to Consolidated EBITDA Ratio is less than or equal to 2.25 to 1.00; and

(w)Liens and deposits to secure any Indebtedness permitted under Section 10.1(c)(ii) and Section 10.1(c)(iii).

In the event that a Lien meets the criteria of more than one of the categories of Liens described in clauses (a) through (w) above, the Borrower may select which such category shall apply to such Lien and may, in its sole discretion, divide the Liens among multiple available categories pursuant to more than one of the above clauses; provided that all Liens outstanding under the Credit Documents will be deemed at all times to have been incurred in reliance only on the exception in clause (a)(i) of this Section 10.2.

10.3Limitation on Fundamental Changes. The Borrower will not, and the Borrower will not permit any of its Restricted Subsidiaries (other than any Dormant Subsidiaries) to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties, except that:

(a)so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) both before and after giving effect to such transaction the Consolidated Total Debt to Consolidated EBITDA Ratio shall, on a Pro Forma Basis, be equal to or less than 5.75 to 1.00, any Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into the Borrower, provided that (i) the Borrower shall be the continuing or surviving Person or (ii) if the Person formed by or surviving any such merger, amalgamation or consolidation is not the Borrower (such other Person, the “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guarantee affirmed that its guarantee thereunder shall apply to any Successor Borrower’s obligations under this Agreement, (D) each Guarantor grantor and each Guarantor pledgor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and Pledge Agreement (and each applicable U.S. Institution Subsidiary, by supplement to the U.S. Institution Subsidiary Collateral Agreement (subject to any exception applicable pursuant to clause (g) of the definition of “Excluded Subsidiary”)), respectively, affirmed that its obligations thereunder shall apply to its Guarantee as affirmed pursuant to clause (C), (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have affirmed that its obligations under the applicable Mortgage shall apply to its Guarantee as affirmed pursuant to clause (C) and (F) the Successor Borrower shall have delivered to the Administrative Agent (x) an officer’s certificate stating that such merger or consolidation and such supplements preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents and (y) if requested by the Administrative Agent, an opinion of counsel to the effect that such merger or consolidation does not violate this Agreement or any other Credit Document and that the provisions set forth in the preceding clauses (C) through (E) preserve the enforceability of the Guarantee and the perfection and priority of the Liens created under the Obligations Security Documents (it being understood that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement);

US-DOCS\144294102.18

Exhibit 10.1

(b)so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into any other Subsidiary of the Borrower; provided that (i) in the case of any merger, amalgamation or consolidation involving (x) one or more Restricted Domestic Subsidiaries, (A) a Restricted Domestic Subsidiary shall be the continuing or surviving Person or (B) the Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Domestic Subsidiary) to become a Restricted Domestic Subsidiary or (y) one or more Restricted Non-Domestic Subsidiaries but no Restricted Domestic Subsidiaries, (A) a Restricted Non-Domestic Subsidiary shall be the continuing or surviving Person or (B) the Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Non-Domestic Subsidiary) to become a Restricted Non-Domestic Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Guarantor) shall execute a Guarantee and the relevant Security Documents in form and substance reasonably satisfactory to the Administrative Agent in order to become a Guarantor and pledgor, mortgagor and grantor, as applicable, thereunder for the benefit of the Obligations Secured Parties, (iii) no Default or Event of Default has occurred and is continuing would result from the consummation of such merger, amalgamation or consolidation and (iv) Borrower shall have delivered to the Administrative Agent an officers’ certificate stating that such merger, amalgamation or consolidation and any such supplements, Guarantee and Security Documents preserve the enforceability of the applicable Guarantee and the perfection and priority of the Liens under the applicable Security Documents;

(c)(x) any Restricted Domestic Subsidiary that is not a Credit Party may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Restricted Domestic Subsidiary and (y) any Restricted Non-Domestic Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Restricted Subsidiary;

(d)any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Credit Party;

(e)any Non-Domestic Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Non-Domestic Subsidiary;

(f)any Restricted Subsidiary may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted Subsidiary is a Credit Party, any assets or business not otherwise disposed of or transferred in accordance with Section
10.4or 10.5 or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, a Credit Party after giving effect to such liquidation or dissolution;

(g)to the extent that no Default or Event of Default would result from the consummation of such disposition, the Borrower and its Restricted Subsidiaries may consummate a merger, amalgamation, dissolution, liquidation, consolidation, disposition, conveyance, sale, lease or assignment the purpose and effect of which is to structure and effect a disposition permitted pursuant to Section 10.4 or an Investment permitted pursuant to Section 10.5;

US-DOCS\144294102.18

Exhibit 10.1

(h)the Borrower may consolidate or merge with or into or wind up into (whether or not the Borrower is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person if:

(i)either: (x) the Borrower is the surviving corporation or (y) the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Borrower or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”),

(ii)the Successor Company, if other than the Borrower, expressly assumes all the obligations of the Borrower under the Credit Documents pursuant to documentation reasonably satisfactory to the Administrative Agent,

(iii)immediately after such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing,

(iv)immediately after giving effect on a Pro Forma Basis to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, the ratio of the Consolidated EBITDA to Consolidated Interest Expense for the Successor Company, the Borrower and its Restricted Subsidiaries would be greater than such ratio for the Borrower and its Restricted Subsidiaries immediately prior to such transaction,

(v)each Guarantor shall have confirmed pursuant to a supplement that its Guarantee shall apply to such Successor Company’s obligations under the Credit Documents,

(vi)each Credit Party shall have confirmed pursuant to a supplement that its Security Documents shall apply to such Successor Company’s obligations under the Credit Documents, and, if applicable, to such Credit Party’s obligations under the Guarantee,

(vii)to the extent any assets of the Person which is merged or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the Security Documents, the Successor Company will take such action as may be reasonably requested by the Administrative Agent to the extent necessary to cause such property and assets to be made subject to the Liens under the Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(viii)the Collateral owned by or transferred to the Successor Company shall:

(a)continue to constitute Collateral under this Agreement and the
Security Documents,

(b)be subject to the Lien in favor of the Collateral Agent for the benefit of the Secured Parties, and

US-DOCS\144294102.18

Exhibit 10.1

(c)not be subject to any Lien other than Permitted Liens or Liens otherwise permitted hereunder, and

(ix)the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel reasonably satisfactory to the Administrative Agent, each stating that such consolidation, merger or transfer and such supplemental Guarantee and Security Documents and other documents, if any, comply with this Agreement and covering such other matters as the Administrative Agent shall reasonably request.

Upon the occurrence of any transaction described in this Section 10.3(h), the successor corporation formed by such transaction shall succeed to, and be substituted for (so that from and after the date of such transaction, the provisions of this Agreement referring to the Borrower shall refer instead to the Successor Company and not to the Borrower), and may exercise every right and power of, and shall have every obligation of, the Borrower under this Agreement and the other Credit Documents with the same effect as if such Successor Company had been named as the Borrower herein.

(i)any (A) Restricted Domestic Subsidiary or any (B) Restricted Non-Domestic Subsidiary may consolidate or merge with or into or wind up into (whether or not such Restricted Subsidiary is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person if:

(i)either: (x) (A) in the case of clause (A) above, such Restricted Domestic Subsidiary is the surviving Person or (B) in the case of clause (B) above, such Restricted Non- Domestic Subsidiary is the surviving Person or (y) the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person (A) in the case of clause
(A) above, organized or existing under the laws of the United States, any state or territory thereof of, the District of Columbia if such Restricted Subsidiary is a Restricted Domestic Subsidiary or
(B) in the case of clause (B) above, not organized or existing under the laws of the United States, any state or territory thereof of, the District of Columbia if such Restricted Subsidiary is a Restricted Non-Domestic Subsidiary (such Person, as the case may be, being herein called the “Successor Restricted Subsidiary”),

(ii)the Successor Restricted Subsidiary, if other than such Restricted Subsidiary, expressly assumes all the obligations (if any) of such Restricted Subsidiary under the Credit Documents pursuant to documentation reasonably satisfactory to the Administrative Agent,

(iii)immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Restricted Subsidiary or any of its Restricted Subsidiaries as a result of such transaction as having been incurred by the Successor Restricted Subsidiary or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing,

(iv)immediately after giving effect on a Pro Forma Basis to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, the ratio of the Consolidated EBITDA to Consolidated Interest Expense for the Borrower and its Restricted Subsidiaries would be greater than such ratio for the Borrower and its Restricted Subsidiaries immediately prior to such transaction,

(v)notwithstanding anything to the contrary contained in any other provision hereof, to the extent any assets of the Person which is merged or consolidated with or into the

US-DOCS\144294102.18

Exhibit 10.1

Successor Restricted Subsidiary are assets of the type which would constitute Collateral under the Security Documents, the Successor Restricted Subsidiary will take such action as may be reasonably requested by the Administrative Agent to the extent necessary to cause such property and assets to be made subject to the Liens under the Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(vi)notwithstanding anything to the contrary contained in any other provision hereof, the Collateral owned by or transferred to the Successor Restricted Subsidiary shall (a) continue to constitute Collateral under this Agreement and the Security Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Secured Parties, and (c) not be subject to any Lien other than Permitted Liens or Liens otherwise permitted hereunder, and

(vii)the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel reasonably satisfactory to the Administrative Agent, each stating that such consolidation, merger or transfer and such supplemental Guarantee and Security Documents and other documents, if any, comply with this Agreement and covering such other matters as the Administrative Agent shall reasonably request.

Upon the occurrence of any transaction described in this Section 10.3(i), the successor corporation formed by such transaction shall succeed to, and be substituted for (so that from and after the date of such transaction, the provisions of this Agreement, referring to the Borrower shall refer instead to the Successor Restricted Subsidiary and not to the Borrower), and may exercise every right and power of, and shall have every obligation of, the Restricted Subsidiary survived by such Successor Restricted Subsidiary under this Agreement and the other Credit Documents with the same effect as if such Successor Restricted Subsidiary had been named as such survived Restricted Subsidiary herein.

10.4Limitation on Sale of Assets. The Borrower will not, and the Borrower will not permit any of its Restricted Subsidiaries to, (i) convey, sell, lease, license, assign, transfer or otherwise dispose of, any of its property, business or assets (including receivables, intellectual property and leasehold interests), whether now owned or hereafter acquired or (ii) sell to any Person (other than the Borrower or a Restricted Subsidiary) any shares owned by it of any Restricted Subsidiary’s Stock and Stock Equivalents, except that:

(a)the Borrower and the Restricted Subsidiaries may sell, transfer or otherwise dispose of (i) inventory, (ii) obsolete or surplus equipment and vehicles in the ordinary course of business, (iii) Permitted Investments and (iv) assets for the purposes of charitable contributions or similar gifts to the extent such assets are not material to the ability of the Borrower and its Restricted Subsidiaries, taken as a whole, to conduct its business in the ordinary course;

(b)the Borrower and the Restricted Subsidiaries may sell, transfer or otherwise dispose of assets (including, without limitation, any Stock or Stock Equivalents in any Restricted Subsidiary whether pursuant to an initial public offering or otherwise) (each of the foregoing, a “Disposition”), for fair value; provided that: (i) after giving effect to any such sale, transfer or disposition, no Default or Event of Default shall have occurred and be continuing, (ii) with respect to any Disposition pursuant to this clause (b) for a purchase price in excess of $10,000,000, the Person making such Disposition shall receive not less than 75% of such consideration in the form of cash or Permitted Investments, and (iii) any non-cash proceeds received are pledged to the Collateral Agent to the extent required under Section 9.12 (provided that such obligation under this clause (iii) shall not be required for so long as the Consolidated Total Debt to Consolidated EBITDA Ratio is less than or equal to 3.0 to 1.0); provided that the amount of (A) any liabilities (as shown on the Borrower’s or

US-DOCS\144294102.18

Exhibit 10.1

such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Obligations (in the case of the Borrower) or the Guarantee (in the case of such Restricted Subsidiary), that are assumed by the transferee of any such assets and for which the Borrower and all of its Restricted Subsidiaries have been validly released by all creditors in writing, (B) any securities or promissory notes or other evidence of indebtedness or similar documentation received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Disposition (provided that the requirement that such amounts be converted into cash within 180 days following the closing of such Disposition shall not be required for so long as the Consolidated Total Debt to Consolidated EBITDA Ratio is less than or equal to 3.0 to 1.0 at the time of such Disposition), and (C) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed 5.0% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non- Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of Section 10.4(b)(ii), and for no other purpose;

(c)(i) the Borrower and the other Credit Parties may make Dispositions (including in connection with any Sale Leasebacks) to the Borrower or any other Credit Party, (ii) any Restricted Domestic Subsidiary that is not a Credit Party may make Dispositions (including in connection with any Sale Leasebacks) to the Borrower or any Restricted Domestic Subsidiary, (iii) any Restricted Non-Domestic Subsidiary may make Dispositions (including in connection with any Sale Leasebacks) to any other Restricted Non-Domestic Subsidiary, (iv) any Restricted Non-Domestic Subsidiary may make Dispositions (including in connection with any Sale Leasebacks) to the Borrower and any Restricted Domestic Subsidiary that is a Credit Party and (v) any Restricted Non- Domestic Subsidiary may make Dispositions (including in connection with any Sale Leasebacks) to a Restricted Domestic Subsidiary that is not a Credit Party and (vi) the Borrower or any Credit Party may make Dispositions (including in connection with any Sale Leaseback) to any Restricted Subsidiary that is not a Credit Party, provided that, if the aggregate proceeds of such Dispositions under clause (vi) exceeds $20,000,000, such Disposition under this clause (vi) shall be consummated for fair value as determined at the time of consummation in good faith by the Borrower or such Credit Party (which such determination may take into account any retained interest or other Investment of the Borrower or such Credit Party in connection with, and any other material economic terms of, such Disposition part of a Sale Leaseback);

(d)the Borrower and any Restricted Subsidiary may effect any (i) transaction permitted by Section 10.3, 10.5 (including, for the avoidance of doubt, Dispositions of cash, Stock or other consideration in connection with Permitted Acquisitions) or 10.6 and (ii) assignment of any intercompany lease, sublease or license and/or any right, title and interest under any intercompany lease, sublease or license, as collateral, to the extent a Lien thereon is also permitted under Section 10.2(b), 10.2(c) or 10.2(s), and (iii) any issuance of or sale of Stock or Stock Equivalents of any Restricted Subsidiary as consideration for any Permitted Acquisition;

(e)the Borrower and the Restricted Subsidiaries may lease, sublease, license or sublicense (on a non-exclusive basis with respect to any intellectual property) real, personal or intellectual property in the ordinary course of business;

US-DOCS\144294102.18

Exhibit 10.1

(f)the Borrower and the Restricted Subsidiaries may effect Dispositions of property (including like-kind exchanges) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property, in each case under Section 1031 of the Code or otherwise;

(g)the Borrower and the Restricted Subsidiaries may effect Dispositions of Investments in joint ventures (regardless of the form of legal entity) to the extent required by, or made pursuant to, customary buy/sell arrangements (including, without limitation, any puts, calls or deadlock buyouts) between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(h)the Borrower and the Restricted Subsidiaries may effect Dispositions listed on Schedule 10.4 (“Scheduled Dispositions”);

(i)the Borrower and the Restricted Subsidiaries may effect transfers of property which constitute a Casualty Event;

(j)(i) the Borrower and the Restricted Subsidiaries may effect Dispositions of delinquent accounts receivable in the ordinary course of business in connection with the collection or compromise thereof and (ii) any Restricted Non-Domestic Subsidiary may effect Dispositions of accounts receivable at a discount in a factoring arrangement or otherwise, provided that the value of such accounts receivable (as determined by the Borrower) Disposed of pursuant to this clause (ii) shall not exceed $25,000,000 for any four consecutive quarter period;

(k)the Borrower and the Restricted Subsidiaries may effect the unwinding of any Hedge Agreement;

(l)the Borrower and the Restricted Subsidiaries may effect a Disposition of any asset between or among the Borrower and/or its Restricted Subsidiaries as a substantially concurrent interim Disposition in connection with a Disposition otherwise permitted pursuant to clauses (a) through (k) above and (n);

(m)any Restricted Subsidiary may effect sales of Student Loans in Permitted Student Loan Securitization Transactions;

(n)the Borrower and the Restricted Subsidiaries may effect Sale Leasebacks (in addition to those permitted under clause (c) above) so long as such transactions are consummated for fair value as determined at the time of consummation in good faith by the Borrower or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of the Borrower or such Restricted Subsidiary in connection with, and any other material economic terms of, such transactions); and

(o)the Borrower and the Restricted Subsidiaries may effect Dispositions of the Stock or assets of any Unrestricted Subsidiary.

Notwithstanding any of the foregoing, the restrictions on Dispositions set forth in this Section 10.4 shall not apply to any Disposition or series of related transactions relating to such Disposition if the aggregate Fair Market Value of such assets subject to the Disposition is less than $10,000,000.

US-DOCS\144294102.18

Exhibit 10.1

10.5Limitation on Investments. The Borrower will not, and the Borrower will not permit any of its Restricted Subsidiaries to, make any Investment except:

(a)extensions of trade credit in the ordinary course of business;

(b)Investments that were Permitted Investments when such Investments were made;

(c)loans and advances to officers, directors and employees of the Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances), (ii) in connection with such Person’s purchase of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof; provided that, to the extent such loans and advances are made in cash, the amount of such loans and advances used to acquire such Stock or Stock Equivalents shall be contributed to the Borrower in cash) and (iii) for purposes not described in the foregoing subclauses (i) and (ii); provided that the aggregate principal amount outstanding pursuant to subclause (iii) shall not exceed $5,000,000;

(d)Investments existing on, or made pursuant to legally binding written commitments in existence on, the Closing Date, as set forth on Schedule 10.5 and any extensions, renewals or reinvestments thereof, so long as the amount of any Investment made pursuant to this clause (d) is not increased at any time above the amount of such Investment set forth on Schedule 10.5;

(e)Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business or upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(f)Investments to the extent that payment for such Investments is made with Stock or Stock Equivalents of Holdings or of the Borrower or, in the case of Permitted Acquisitions, with Stock or Stock Equivalents of a Restricted Non-Domestic Subsidiary;

(g)Investments

(i)by the Borrower or any Restricted Subsidiary in any Credit Party;

(ii)between or among Restricted Domestic Subsidiaries that are not Credit
Parties;

(iii)between or among Restricted Non-Domestic Subsidiaries;

(iv)by Restricted Non-Domestic Subsidiaries in Restricted Domestic Subsidiaries or the Borrower;

(v)consisting of intercompany Investments by the Borrower or any Restricted Domestic Subsidiary in any Restricted Non-Domestic Subsidiary incurred in the ordinary course of business in connection with cash management operations (including with respect to intercompany self-insurance arrangements), or in connection with or for use for general working capital purposes, capital expenditures, to service Indebtedness, to finance acquisitions or Investments or to fund losses at Restricted Subsidiaries; provided that: (A) any intercompany

US-DOCS\144294102.18

Exhibit 10.1

Investment being made by a Credit Party in a Restricted Non-Domestic Subsidiary shall be in the form of, and documented as, a loan or advance (other than such intercompany Investments, including Investments consisting of Stock or Stock Equivalents of such Credit Party (other than Disqualified Stock)); (B) the Borrower or such Restricted Subsidiary making such loan or advance shall comply with Section 9.12 to the extent applicable, and with Section 10.1(b); and (C) the gross aggregate amount of such intercompany Investments made after the Closing Date shall not exceed the sum of (i) $75,000,000, plus (ii) with respect to any Investments from the Borrower or any Restricted Domestic Subsidiary in a Restricted Non-Domestic Subsidiary, (a) such amounts that may from time to time after the Closing Date be paid from Restricted Non-Domestic Subsidiaries to the Borrower and Restricted Domestic Subsidiaries (whether in the form of intercompany loan repayments, dividends, or payments of management fees, royalties or other charges), less (b) amounts of intercompany Investments made by the Borrower or any Restricted Domestic Subsidiary in any Restricted Non-Domestic Subsidiary pursuant to this Section 10.5(g)(v)(C)(ii);

(vi)by Credit Parties in any Restricted Subsidiary that is not a Credit Party, to the extent that the aggregate amount of all Investments made on or after the Closing Date pursuant to this clause (vi), valued at the fair market value (determined by the Borrower acting in good faith) of each such Investment at the time each such Investment was made, is not in excess of (w)
$20,000,000 plus (x) the Applicable Equity Amount at such time plus (y) to the extent the Consolidated Total Debt to Consolidated EBITDA Ratio is not greater than 2.25 to 1.00, both before and after giving effect, on a Pro Forma Basis, to the making of such Investment, the Applicable Amount at such time;

(vii)by Credit Parties in any Restricted Subsidiary that is not a Credit Party so long as such Investment is part of a series of simultaneous Investments by Restricted Subsidiaries in other Restricted Subsidiaries that result in the proceeds of the initial Investment being invested in one or more Credit Parties;

(viii)any Investment permitted under Section 10.4(c); and

(ix)any intercompany hedging arrangements, such as back-to-back hedging agreements, not entered into for speculative purposes.

provided, however, that notwithstanding anything to the contrary in this clause (g), this clause (g) shall not permit a direct or indirect Investment by a Credit Party in a Non-Domestic Subsidiary except pursuant to clauses (g)(v), (vi), (viii) and (ix);

(h)Investments constituting Permitted Acquisitions (including any Foreign
Acquisitions);

(i)Investments constituting non-cash proceeds of Dispositions of assets to the extent permitted by Section 10.4;

(j)Investments made to repurchase or retire Stock or Stock Equivalents of the Borrower or any direct or indirect parent thereof owned by any employee or any stock ownership plan or key employee stock ownership plan of the Borrower (or any direct or indirect parent thereof) in an aggregate amount, when combined with distributions made pursuant to Section 10.6(b), not to exceed
$15,000,000 in any Fiscal Year;

(k)Investments consisting of any Restricted Payments permitted under Section
10.6owed to the Borrower by Restricted Subsidiaries.

US-DOCS\144294102.18

Exhibit 10.1

(l)loans and advances to any direct or indirect holding company of the Borrower in lieu of, and not in excess of the amount of, dividends to the extent permitted to be made to such parent in accordance with Section 10.6(c) or Section 10.6(i);

(m)Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(n)advances of payroll payments to employees in the ordinary course of business;

(o)Guarantee Obligations of (x) the Borrower or any Restricted Subsidiary (i) of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business, (ii) permitted under Section 10.1(aa) with respect to any Indebtedness of Restricted Non-Domestic Subsidiaries, (iii) with respect to any Cash Management Programs of the Borrower or any Restricted Domestic Subsidiary and (iv) permitted under Section 10.1(e) and (y) Restricted Non-Domestic Subsidiaries with respect to any Cash Management Programs of any Restricted Non-Domestic Subsidiary;

(p)Investments held by a Person acquired (including by way of merger or consolidation) after the Closing Date otherwise in accordance with this Section 10.5 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(q)Investments in Hedge Agreements permitted by Section 10.1;

(r)intercompany transfers of creditor positions in respect of Indebtedness outstanding pursuant to Sections 10.1(a), 10.1(b), 10.1(g) or 10.1(i);

(s)other Investments (including but not limited to (A) minority Investments and Investments in Unrestricted Subsidiaries, (B) Investments in joint ventures (regardless of the form of legal entity) or similar Persons that do not constitute Restricted Subsidiaries and (C) Investments in Subsidiaries that are not Credit Parties), which outstanding Investments when aggregated with (i) all aggregate principal amounts paid pursuant to Section 10.7(a)(i) from the Closing Date and (ii) all loans and advances made to any direct or indirect holding company of the Borrower pursuant to Section 10.5(l) in lieu of dividends permitted by Section 10.6(c) and (iii) all dividends paid pursuant to Section 10.6(c), shall not exceed at the time such Investment is made an amount equal to (x) $100,000,000 plus (y) the Applicable Equity Amount at such time plus (z) to the extent the Consolidated Total Debt to Consolidated EBITDA Ratio is not greater than 2.25 to 1.00, both before and after giving effect, on a Pro Forma Basis, to the making of such Investment, the Applicable Amount at the time such Investment is made;

(t)Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(u)Investments arising from the creation, holding or sale of Student Loans made by any Restricted Subsidiary in the ordinary course of business, including, without limitation, the Investment arising from any guarantee by any Restricted Subsidiary of student loans offered pursuant to any student loan program to students of such Restricted Subsidiary;

(v)Investments by the Borrower or any Restricted Subsidiary in any Affiliate of the Borrower that is controlled by Holdings or in Holdings; provided that the aggregate amount of

US-DOCS\144294102.18

Exhibit 10.1

Investments at any time outstanding pursuant to this clause (v), when taken together with the aggregate amount of dividends paid pursuant to Section 10.6(d)(iii)(B), shall not exceed $25,000,000;

(w)Permitted Limited Investments up to the Maximum Permitted Investment/Lien Amount as calculated immediately prior to such Permitted Limited Investments; and

(x)other Investments so long as, both immediately before and after giving effect to any such Investment, the Consolidated Total Debt to Consolidated EBITDA Ratio is less than or equal to 2.25 to 1.00.

In the event that any Investment meets the criteria of more than one of the categories of Investment described in clauses (a) through (x) above, the Borrower may select which such category shall apply to such Investment and may, in its sole discretion, divide the Investment among multiple available categories pursuant to more than one of the above clauses.

10.6Limitation on Restricted Payments. The Borrower will not declare or pay any dividends (other than dividends payable solely in its Stock) or return any capital to its stockholders or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its Stock or Stock Equivalents or the Stock or Stock Equivalents of any direct or indirect parent now or hereafter outstanding, or set aside any funds for any of the foregoing purposes, or permit any of the Restricted Subsidiaries to purchase or otherwise acquire for consideration any Stock or Stock Equivalents of the Borrower, now or hereafter outstanding (all of the foregoing, “Restricted Payments”); provided that, so long as no Default or Event of Default exists or would exist after giving effect thereto:

(a)the Borrower may redeem in whole or in part any of its Stock or Stock Equivalents for another class of its Stock or Stock Equivalents or with proceeds from substantially concurrent equity contributions or issuances of new Stock or Stock Equivalents, provided that such new Stock or Stock Equivalents contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Stock or Stock Equivalents redeemed thereby;

(b)the Borrower may in an aggregate amount, when combined with amounts paid pursuant to Section 10.5(j), not to exceed $15,000,000 in any Fiscal Year (with unused amounts in any Fiscal Year being carried over to succeeding Fiscal Years subject to a maximum of $60,000,000 in any Fiscal Year), repurchase its Stock or Stock Equivalents held by any present or former officer, director or employee (or their respective Affiliates, estates or immediate family members) of the Borrower and its Subsidiaries or any parent thereof, so long as such repurchase is pursuant to, and in accordance with the terms of, or pursuant to, management and/or employee stock plans, stock subscription agreements or shareholder agreements or any other management or employee benefit plan or agreement;

(c)the Borrower may declare and pay dividends and make other Restricted Payments; provided that the amount of all such dividends paid from the Closing Date pursuant to this clause (c), when aggregated with (i) all aggregate principal amounts paid pursuant to Section 10.7(a)(i) from the Closing Date and (ii) (A) all loans and advances made to any direct or indirect holding company of the Borrower pursuant to Section 10.5(l) in lieu of dividends permitted by this clause (c) and (B) all Investments made pursuant to Section 10.5(s), shall not exceed an amount equal to (x) (I) at any time at which the Consolidated Total Debt to Consolidated EBITDA Ratio would be equal to or less than 3.00 to 1.00 but greater than 2.25 to 1.00 (giving effect on a Pro Forma Basis to such dividend) $75,000,000, or (II) at any time at which the Consolidated Total Debt to Consolidated

US-DOCS\144294102.18

Exhibit 10.1

EBITDA Ratio would be equal to or less than 2.25 to 1.00 (giving effect on a Pro Forma Basis to such dividend), $150,000,000) plus (y) the Applicable Equity Amount plus (z) to the extent the Consolidated Total Debt to Consolidated EBITDA Ratio is not greater than 2.25 to 1.00, both before and after giving effect, on a Pro Forma Basis, to the payment of such dividend, the Applicable Amount at the time such dividends are paid;

(d)the Borrower may declare and pay dividends and make other Restricted
Payments:

(i)the proceeds of which shall be used to allow any direct or indirect holding company of the Borrower to pay (A) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of the Borrower or its Subsidiaries, (B) any reasonable and customary indemnification claims made by directors or officers of the Borrower (or any parent thereof) attributable to the ownership or operations of the Borrower and its Restricted Subsidiaries or (C) fees and expenses otherwise due and payable by the Borrower or any of its Restricted Subsidiaries and permitted to be paid by the Borrower or such Restricted Subsidiary under this Agreement;

(ii)the proceeds of which shall be used to pay franchise and excise taxes and other fees, taxes and expenses required to maintain the corporate existence of any direct or indirect holding company of the Borrower that holds (directly or indirectly) no material assets other than Stock in the Borrower;

(iii)(A) to any direct or indirect holding company of the Borrower to finance any Investment permitted to be made by the Borrower or a Restricted Subsidiary pursuant to Section 10.5; provided that (x) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, or at such later date as indicated at the time such Restricted Payment is paid, (y) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets, Stock or Stock Equivalents) to be contributed to the Borrower or such Restricted Subsidiary or (2) the merger (to the extent permitted in Section 10.5) of the Person formed or acquired into the Borrower or any of its Restricted Subsidiaries and (z) the Borrower shall comply with Sections 9.11 and 9.12 to the extent applicable and (B) to Holdings to enable Holdings to make any Investment in any Affiliate of the Borrower that is controlled by Holdings; provided that (x) such dividend shall be made substantially concurrently with the closing of such Investment, or at such later date as indicated at the time such dividend is paid, and (y) the aggregate amount of dividends paid pursuant to this clause (d)(iii)(B), when aggregated with the aggregate amount of outstanding Investments made pursuant to Section 10.5(v), shall not exceed
$25,000,000;

(iv)the proceeds of which shall be used to pay customary costs, fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering or acquisition permitted by this Agreement payable by the Borrower or its Restricted Subsidiaries and permitted to be paid by the Borrower or its Restricted Subsidiaries by this Agreement; and

(v)for any period during which the Borrower is a member of a group filing a consolidated, combined or unitary tax return with a direct or indirect holding company, dividends the proceeds of which will be used to pay Taxes to the extent such Taxes are attributable to the income of the Borrower and its Subsidiaries, in amounts not to exceed the amount of the relevant Taxes (including any penalties and interest) that the Borrower would owe if the Borrower were

US-DOCS\144294102.18

Exhibit 10.1

filing a separate tax return (or a separate consolidated, combined or unitary return with its Subsidiaries that are members of the consolidated, combined or unitary group);

(e)the Borrower or any of the Restricted Subsidiaries may (i) pay cash in lieu of fractional shares in connection with any dividend or distribution, split or combination thereof or any Permitted Acquisition and (ii) honor any conversion of convertible Indebtedness or convertible securities and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness or convertible securities in accordance with its terms;

(f)the Borrower may declare and pay dividends on the Borrower’s common stock and may make other Restricted Payments of up to the greater of (x) 6% per annum of the net proceeds received by or contributed to the Borrower in or from the IPO to the extent such net proceeds are not utilized in connection with other transactions permitted by Section 10.5, 10.6 or 10.7 and (y) 5% per annum of the Market Capitalization;

(g)the Borrower may make Restricted Payments in an amount equal to withholding or similar Taxes payable or expected to be payable by any present or former employee, director, manager or consultant (or their respective Affiliates, estates or immediate family members) and any repurchases of Stock or Stock Equivalents in consideration of such payments including deemed repurchases in connection with the exercise of stock options;

(h)[reserved];

(i)other Restricted Payments so long as, both immediately before and after giving effect to any such Restricted Payment, the Consolidated Total Debt to Consolidated EBITDA Ratio is less than or equal to 2.25 to 1.00;

(j)other Restricted Payments of net cash proceeds from Dispositions so long as, both immediately before and after giving effect to any such Restricted Payment, the Consolidated Total Debt to Consolidated EBITDA Ratio is less than or equal to 2.25 to 1.00;

(k)Notwithstanding anything to the contrary contained in this Section 10 (including Section 10.5 and this Section 10.6), the Borrower will not permit any of its non-wholly- owned Restricted Subsidiaries to, pay any dividends or distributions on any class or series of Stock unless the Borrower or Restricted Subsidiaries receive, or shall have received, or unless any such non- wholly-owned Restricted Subsidiaries shall accrue, an amount at least equal to the pro rata share of such dividends or distributions that would have been paid to the Borrower or any Restricted Subsidiaries if such dividends or distributions were paid based on the direct or indirect percentage ownership interest in such class of Stock held by the Borrower or by the Restricted Subsidiary that holds equity in the Restricted Subsidiary paying such dividend or distribution. For purposes of this Section 10.6(k) only, fees or royalty payments received from (or accrued by) the applicable non- wholly owned Subsidiary by the Borrower or by any Restricted Subsidiary shall also be deemed to be dividends or distributions to the extent the third-party minority owners of such non-wholly owned Subsidiary have a right to receive (and do receive) a payment, in the form of a dividend or distribution, that is not greater than the amount that would be proportional to the fee or royalty payment paid to the Borrower or any Restricted Subsidiaries, based on their respective ownership interests of the third- party minority owners and the Borrower or any Restricted Subsidiaries (whether direct or indirect) in such non-wholly owned Subsidiary; and

US-DOCS\144294102.18

Exhibit 10.1

(l)So long as no Default or Event of Default is continuing or would result therefrom, the Borrower may redeem in whole or in part any of its Stock or Stock Equivalents previously issued to any Person as consideration in connection with a Permitted Acquisition (such Stock or Stock Equivalents, the “Specified Stock Consideration”) for cash; provided that (i) the cash paid to redeem such Specified Stock Consideration, when aggregated with all other cash payments made for such Specified Stock Consideration shall not exceed the value attributed to such Specified Stock Consideration at the time of such Permitted Acquisition (with such adjustments to such valuation to give effect to any applicable currency fluctuations between the date of issuance of such Specified Stock Consideration and the date of redemption), and (ii) the issuance of such Specified Stock Consideration to such Person in connection with such Permitted Acquisition shall be deemed, for all purposes hereunder after such redemption, to have been a cash payment in respect of such Permitted Acquisition made on the date of issuance in an amount equal to the cash paid to redeem such Specified Stock Consideration.

Nothing in this Agreement shall restrict or prohibit the conversion of any Indebtedness, Preferred Stock (including the Qualified Preferred Stock) or Disqualified Stock into common stock of the Borrower from time to time, such conversion shall not constitute a “Restricted Payment” for purposes of this Section 10.6 and such conversion shall be permitted under this Section 10.6.

Notwithstanding anything to the contrary herein, (a) Section 10.6 shall not prohibit the consummation of any redemption, purchase, defeasance, dividend, distribution or other payment, if as of the date of the delivery of irrevocable and legally effective notice or declaration thereof, such redemption, purchase, defeasance, dividend, distribution or other payment would have been permitted under this Section
10.6 and (b) for purposes of compliance with this Section 10.6, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described above, the Borrower shall, in its sole discretion, classify or divide such Restricted Payment (or portion thereof) in any manner that complies with this Agreement.

10.7Limitations on Debt Payments and Amendments.

(a)The Borrower will not, and the Borrower will not permit any of its Restricted Subsidiaries to, prepay, repurchase or redeem or otherwise defease any Permitted Additional Debt that is subordinated to the Obligations; provided, however, without limiting the prepayments, repurchases, redemptions and defeasances permitted pursuant to Section 10.1(z), that so long as no Default or Event of Default shall have occurred and be continuing at the date of such prepayment, repurchase, redemption or other defeasance or would result therefrom, the Borrower or any Restricted Subsidiary may prepay, repurchase or redeem such Permitted Additional Debt:

(i)in an aggregate amount from the Closing Date, when aggregated with (A) the aggregate amount of dividends paid pursuant to Section 10.6(c) from the Closing Date and (B) all (I) Investments made pursuant to Section 10.5(s) and (II) [reserved], not in excess of the sum of
(1) $125,000,000 plus (2) the Applicable Equity Amount at the time of such prepayment, repurchase or redemption plus (3) to the extent the Consolidated Total Debt to Consolidated EBITDA Ratio is not greater than 2.25 to 1.00, both before and after giving effect, on a Pro Forma Basis, to the making of such prepayment, repurchase or redemption, the Applicable Amount at the time of such prepayment, repurchase or redemption;

(ii)with the proceeds of other Permitted Additional Debt; and

US-DOCS\144294102.18

Exhibit 10.1

(iii)in any amount so long as, both immediately before and after giving effect to any such prepayment, repurchase, redemption or defeasance, the Consolidated Total Debt to Consolidated EBITDA Ratio is less than or equal to 2.25 to 1.00.

(b)Notwithstanding anything in this Agreement to the contrary, to the extent that the prepayment, repurchase or redemption pursuant to this Section 10.7 is made from the proceeds of or in exchange for other Indebtedness (other than Indebtedness hereunder) incurred by the Borrower or its Restricted Subsidiaries, such Indebtedness shall be subject to subordination provisions on terms at least as favorable to the Lenders as the Indebtedness being prepaid, repurchased, or redeemed.

(c)The Borrower will not waive, amend or modify any Permitted Additional Debt that is subordinated to the Obligations to the extent that any such waiver, amendment, or modification would be adverse to the Lenders in any material respect.

(d)For the avoidance of doubt, nothing in this Section 10.7 shall restrict the making of any “AHYDO catch-up payment” in respect of any Indebtedness permitted under Section
10.1 and any such “AHYDO catch-up payment” shall not reduce the amounts otherwise available under Section 10.7(a)(i) above.

Notwithstanding anything to the contrary herein, Section 10.7 shall not prohibit the consummation of any prepayment, repurchase, redemption or defeasance, if as of the date of the delivery of irrevocable and legally effective notice thereof, such prepayment, repurchase, redemption or defeasance would have been permitted under this Section 10.7.

10.8Changes in Business. The Borrower and the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Borrower and the Restricted Subsidiaries, taken as a whole, on the Closing Date and other business activities reasonably incidental or related to any of the foregoing.

10.9Financial Covenant. Solely with respect to the Revolving Credit Loans, the Borrower will not permit the Consolidated Senior Secured Debt to Consolidated EBITDA Ratio as of (and only as of) the last day of a Test Period (commencing with the Test Period ending December 31, 2019) to exceed 3.00 to 1.00, provided that, if less than 25% of the Revolving Credit Facility is utilized (whether in the form of Revolving Credit Loans of any currency, Letters of Credit or otherwise) as of the last day of the applicable Test Period, the financial covenant set forth herein shall not apply or be tested as of such date.

10.10Use of Proceeds. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit
(a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, the United Kingdom or in a European Union member state, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

US-DOCS\144294102.18

Exhibit 10.1

SECTION 11. Events of Default. “Event of Default” means the occurrence of any of the following:

11.1Payments. The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Fees or any Unpaid Drawings or of any other amounts owing hereunder or under any other Credit Document.

11.2Representations, Etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made.

11.3Covenants. Any Credit Party shall:

(i)default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(d), Section 9.5 or Section 10, provided that a default as a result of a breach of Section 10.9 shall not constitute an Event of Default with respect to any Term Loans unless and until the Revolving Credit Lenders have declared all amounts outstanding under the Revolving Credit Loans to be immediately due and payable and/or all outstanding Revolving Credit Commitments terminated, in each case in accordance with this Agreement and such declaration has not been rescinded on or before such date; or

(ii)default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or 11.2 or 11.3(i)) contained in this Agreement or any Security Document and such default shall continue unremedied and unwaived for a period of at least 30 days; or

11.4Default Under Other Agreements. (i) The Borrower or any of the Restricted Subsidiaries shall (A) default in any payment with respect to any Indebtedness (other than the Obligations) in excess of $75,000,000 in the aggregate, for the Borrower and such Restricted Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, the effect of which payment default is to cause, or permit the holder or holders of such Indebtedness (or trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity or (B) default in the observance or performance of any agreement or condition relating to any such Indebtedness in excess of $75,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than, with respect to Indebtedness consisting of any Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements), the effect of which default or other event or condition in this clause (B) is to cause, or permit the holder or holders of such Indebtedness (or trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, provided that such default pursuant to this clause (B) shall be cured under this Agreement if the default under such other Indebtedness has been remedied, cured or waived by the holders thereof (or such holders’ agent) in accordance with the terms of such Indebtedness; or (ii) without limiting the provisions of clause (i) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, with respect to Indebtedness consisting of any Hedge Agreements, other than due to a termination event or equivalent event pursuant to the terms of such Hedge Agreements), prior to the stated maturity thereof,

US-DOCS\144294102.18

Exhibit 10.1

provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness.

11.5Bankruptcy, Etc. The Borrower or any Specified Subsidiary shall commence a voluntary case, proceeding or action concerning itself under (i) Title 11 of the United States Code entitled “Bankruptcy,” or (ii) in the case of any Non-Domestic Subsidiary that is a Specified Subsidiary, any domestic or foreign law relating to bankruptcy, judicial management, insolvency, reorganization, administration or relief of debtors in effect in its jurisdiction of incorporation, in each case as now or hereafter in effect, or any successor thereto (collectively, the “Bankruptcy Code”); or an involuntary case, proceeding or action is commenced against the Borrower or any Specified Subsidiary and the petition is not controverted within 30 days after commencement of the case, proceeding or action; or an involuntary case, proceeding or action is commenced against the Borrower or any Specified Subsidiary and the petition is not dismissed within 60 days after commencement of the case, proceeding or action; or a custodian (as defined in the Bankruptcy Code), judicial manager, receiver, receiver manager, trustee, administrator or similar person is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any Specified Subsidiary; or the Borrower or any Specified Subsidiary commences any other voluntary proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, administration or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any Specified Subsidiary; or there is commenced against the Borrower or any Specified Subsidiary any such proceeding or action that remains undismissed for a period of 60 days; or the Borrower or any Specified Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding or action is entered; or the Borrower or any Specified Subsidiary suffers any appointment of any custodian, receiver, receiver manager, trustee, administrator or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any Specified Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any Specified Subsidiary for the purpose of effecting any of the foregoing.

11.6ERISA. (i) (A) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); any Plan shall have an accumulated funding deficiency (whether or not waived); the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof) or (B) any Foreign Plan shall fail to be in material compliance with the terms of such Foreign Plan and applicable law, or any material contribution or other material payment with respect to any Foreign Plan has not been made in full or there is any material funding deficiencies under any Foreign Plan; and (ii) there could result from any event or events set forth in clause (i) (A) or (B) of this Section 11.6 the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability and (iii) such lien, security interest, or liability would or would be reasonably likely to have a Material Adverse Effect.

11.7Guarantee. Any Guarantee provided by any Credit Party or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof and thereof) or any such Guarantor thereunder or any other Credit Party shall deny or disaffirm in writing any such Guarantor’s obligations under the Guarantee.

US-DOCS\144294102.18

Exhibit 10.1

11.8Pledge Agreement. Any Pledge Agreement pursuant to which the Stock or Stock Equivalents of the Borrower or any Subsidiary is pledged or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or any perfection defect arising solely as a result of the failure of the Collateral Agent to maintain any possessory collateral) or any pledgor thereunder or any other Credit Party shall deny or disaffirm in writing any pledgor’s obligations under any Pledge Agreement.

11.9Security Agreement. Any Security Agreement pursuant to which the assets of the Borrower or any Subsidiary are pledged as Collateral, or the U.S. Institution Subsidiary Collateral Agreement, or any material provision of any of the foregoing, shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof) or any grantor thereunder or any other Credit Party shall deny or disaffirm in writing any grantor’s obligations under any Security Agreement or the U.S. Institution Subsidiary Collateral Agreement.

11.10Mortgages. Any Mortgage or any material provision of any Mortgage relating to any material portion of the Collateral shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof) or any mortgagor thereunder or any other Credit Party shall deny or disaffirm in writing any mortgagor’s obligations under any Mortgage.

11.11Judgments. One or more judgments or decrees shall be entered against the Borrower or any of the Restricted Subsidiaries (other than any judgment or decree entered against the Borrower or any of the Restricted Subsidiaries with respect the pending litigation described on Schedule
8.4) involving a liability of $150,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and the Restricted Subsidiaries (to the extent not paid or covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof.

11.12Change of Control. A Change of Control shall occur.

11.13Subordination. Any Indebtedness of, or Lien on assets of, the Borrower or any Restricted Subsidiary that is subject to subordinations provisions cease, for any reason, to be validly subordinated to the Obligations or to the obligations of, and Liens granted by, the Credit Parties under the Guarantee and the other Security Documents, as the case may be.

Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, then, by written notice to the Borrower, (a) the Administrative Agent may take any or all actions described below, and (b) upon the written request of the Required Lenders, the Administrative Agent shall take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any other Secured Party to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i), (ii), (iii), (iv) and (v) below shall occur automatically without the giving of any such notice): (i) declare the Revolving Credit Commitments, Extended Revolving Credit Commitments, if any, and New Term Loan Commitments, if any, terminated, whereupon the Revolving Credit Commitments, Extended Revolving Credit Commitments, if any, and New Term Loan Commitments, if any, of each Lender, shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest and fees in respect of any or all Loans and any or all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) terminate any Letter of Credit that may be terminated in accordance with its terms;

US-DOCS\144294102.18

Exhibit 10.1

(iv)direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.5, it will pay) to the Administrative Agent at the Administrative Agent’s Office such additional amounts of cash, to be held as security for the Borrower’s reimbursement obligations for Drawings that may subsequently occur thereunder, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding; and/or (v) enforce any or all rights and remedies of the Administrative Agent, the Collateral Agent, and the Secured Parties pursuant to the Credit Documents, including any and all rights and remedies against Collateral.

11.14Allocation of Payments. Any amount received by the Administrative Agent or the Collateral Agent from any Credit Party (or from the proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 11.5 shall be applied (subject to the First Lien Intercreditor Agreement, if any):

(i)first, to the payment of all reasonable and documented costs and expenses incurred by the Administrative Agent or Collateral Agent in connection with a collection or a sale of Collateral or otherwise in connection with any Credit Document, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document on behalf of any Credit Party and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

(ii)second, to the Secured Parties, an amount (x) equal to all Obligations (and, for this purpose, “Obligations” includes, solely with respect to any Secured Hedge Agreement entered into by a Restricted Non-Domestic Subsidiary, Secured Obligations (as defined in any Security Agreement and the Pledge Agreement) with respect to such Restricted Non-Domestic Subsidiary) owing to them on the date of any distribution and (y) sufficient to Cash Collateralize all Letter of Credit Outstandings on the date of any distribution, and, if such moneys shall be insufficient to pay such amounts in full and Cash Collateralize all Letter of Credit Outstandings, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof and to Cash Collateralize the Letter of Credit Outstandings; and

(iii)third, any surplus then remaining shall be paid to the applicable Credit Parties or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct;

provided that any amount applied to Cash Collateralize any Letter of Credit Outstandings that has not been applied to reimburse the Letter of Credit Issuer for Unpaid Drawings under the applicable Letters of Credit at the time of expiration of all such Letters of Credit shall be applied by the Administrative Agent in the order specified in clauses (i) through (iii) above. Notwithstanding the foregoing, no amount received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

SECTION 12. The Agents.

12.1Appointment.

(a)Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this

US-DOCS\144294102.18

Exhibit 10.1

Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Section 12 (other than Section 12.9 with respect to the Borrower) are solely for the benefit of the Agents and the Lenders, and no Borrower, Guarantor or any other Credit Party shall have any rights as a third party beneficiary of any such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent.

(b)The Administrative Agent, each Lender and the Letter of Credit Issuer hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Administrative Agent, each Lender and the Letter of Credit Issuer irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any of the Administrative Agent, the Lenders or the Letter of Credit Issuers, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Collateral Agent. Each Lender and Letter of Credit Issuer hereby further authorizes the Administrative Agent and the Collateral Agent, on such Lender or Letter of Credit Issuer’s behalf, to enter into the Debt Allocation Agreement, and each Lender (and Letter of Credit Issuer) agrees to be bound by the terms of the Debt Allocation Agreement.

(c)The Co-Syndication Agents and the Joint Lead Arrangers and Joint Bookrunners, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 12.

12.2Delegation of Duties. The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Credit Documents by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each such agent, sub-agent or attorney-in-fact shall be entitled to the benefits of all provisions of this Section 12 (as though such agent, sub-agent or attorney in-fact were the “Administrative Agent” or “Collateral Agent” as applicable, under the Credit Documents) as if set forth in full herein with respect thereto. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents, sub-agents, or attorneys-in-fact selected by it in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

12.3Exculpatory Provisions. No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or
(b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by the Borrower, any Guarantor, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness,

US-DOCS\144294102.18

Exhibit 10.1

enforceability or sufficiency of this Agreement or any other Credit Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of the Borrower, any Guarantor or any other Credit Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or Affiliate thereof. The Collateral Agent shall not be under any obligation to the Administrative Agent, any Lender or any Letter of Credit Issuer to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party.

12.4Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans; provided that the Administrative Agent and Collateral Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Credit Document or applicable law. For purposes of determining compliance with the conditions specified in Section 6 and 7 on the Closing Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

12.5Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or Collateral Agent, as applicable, has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable.

12.6Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral

US-DOCS\144294102.18

Exhibit 10.1

Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or Collateral Agent hereinafter taken, including any review of the affairs of the Borrower, any Guarantor or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent to any Lender, any Letter of Credit Issuer or any other Secured Party. Each Lender, each Letter of Credit Issuer and each other Secured Party confirms to the Administrative Agent, Collateral Agent and each other Lender and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Administrative Agent or Collateral Agent, any other Lender or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making Loans and other extensions of credit hereunder and under the other Credit Documents and (z) in taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making Loans and other extensions of credit hereunder and under the other Credit Documents is suitable and appropriate for it. Each Lender acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Credit Documents, (ii) that it has, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Credit Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(i)the financial condition, status and capitalization of the Borrower and each other Credit Party;

(ii)the legality, validity, effectiveness, adequacy or enforceability of this Agreement and each other Credit Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Credit Document;

(iii)determining compliance or non-compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition;

(iv)the adequacy, accuracy and/or completeness of the information delivered by the Administrative Agent, Collateral Agent, any other Lender or by any of their respective Related Parties under or in connection with this Agreement or any other Credit Document, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Credit Document.

Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender or any other Secured Party with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower, any Guarantor or any other Credit Party that may come into the possession of the Administrative Agent or Collateral Agent any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

US-DOCS\144294102.18

Exhibit 10.1

12.7Indemnification. The Lenders agree to indemnify the Administrative Agent and the Collateral Agent, each in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective portions of the Total Credit Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Credit Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur, be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing (including at any time following the payment of the Loans), provided that no Lender shall be liable to the Administrative Agent or the Collateral Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s or the Collateral Agent’s, as applicable, gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction; provided, further, that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Credit Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.7. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur, be imposed upon, incurred by or asserted against the Administrative Agent or the Collateral Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing (including at any time following the payment of the Loans), this Section 12.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Loans and all other amounts payable hereunder.

12.8Agents in their Individual Capacity. (a) Each Agent and its Affiliates shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent or Affiliate thereof and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Agent hereunder in its

US-DOCS\144294102.18

Exhibit 10.1

individual capacity. Each Agent and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower, any Guarantor and any other Credit Party or Affiliate thereof as though it were not an Agent hereunder and without any duty to account therefor to the Lenders.

(a)Each Lender understands that each Agent, acting in its individual capacity, and its Affiliates (collectively, such “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to as “Activities”) and may engage in the Activities with or on behalf of one or more of the Credit Parties or their respective Affiliates. Furthermore, each Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Credit Parties and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrower, any Guarantor and any other Credit Party or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Credit Parties or their Affiliates. Each Lender understands and agrees that in engaging in the Activities, an Agent’s Group may receive or otherwise obtain information concerning the Credit Parties or their Affiliates (including information concerning the ability of the Credit Parties to perform their respective Obligations hereunder and under the other Credit Documents) which information may not be available to any of the Lenders that are not members of such Agent’s Group. None of the Agents nor any member of any Agent’s Group shall have any duty to disclose to any Lender or use on behalf of any Lender, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party) or to account for any revenue or profits obtained in connection with the Activities, except that the Agent shall deliver or otherwise make available to each Lender such documents as are expressly required by any Credit Document to be transmitted by the Agent to the Lenders.

(b)Each Lender further understands that there may be situations where members of any Agent’s Group or their respective customers (including the Credit Parties and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lender (including the interests of the Lenders hereunder and under the other Credit Documents). Each Lender agrees that no member of any Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as an Agent being a member of such Agent’s Group, and that each member of an Agent’s Group may undertake any Activities without further consultation with or notification to any Lender. None of (i) this Agreement nor any other Credit Document, (ii) the receipt by the Agent’s Group of information concerning the Credit Parties or their Affiliates (including information concerning the ability of the Credit Parties to perform their respective Obligations hereunder and under the other Credit Documents) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) owing by any Agent or any member of an Agent’s Group to any Lender including any such duty that would prevent or restrict an Agent’s Group from acting on behalf of customers (including the Credit Parties or their Affiliates) or for its own account.

12.9Successor Agents. Each of the Administrative Agent and Collateral Agent may at any time give notice of its resignation to the Lenders, the Letter of Credit Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Default under Section
11.1 or 11.5 is continuing, to appoint a successor, which shall be a bank with an office in the United States,

US-DOCS\144294102.18

Exhibit 10.1

or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the Letter of Credit Issuer, appoint a successor Agent meeting the qualifications set forth above. In addition and without any obligation on the part of the retiring Agent to appoint, on behalf of the Lenders, a successor Agent, the retiring Agent may notify the Borrower and the Lenders that no qualifying Person has accepted appointment as successor Agent and the effective date of such retiring Agent’s resignation. Upon the resignation effective date established in such notice and regardless of whether a successor Agent has been appointed and accepted such appointment, the retiring Agent’s resignation shall nonetheless become effective and (i) the retiring Agent shall be discharged from its duties and obligations as Agent hereunder and under the other Credit Documents and (ii) any payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as the Administrative Agent or Collateral Agent, as the case may be, hereunder, and upon the (i) transfer by the retiring (or retired) Agent to the successor Agent of all sums, Stock, Stock Equivalents and other items of Collateral held under the Security Documents (as applicable), together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Agent hereunder and under the other Credit Documents, and (ii) execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as Agent of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations as Agent hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section 12.9). The fees payable by the Borrower (following the effectiveness of such appointment) to such successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section 12 (including 12.7) and Section 13.5 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent. After any retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Section 12.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent hereunder. Any successor to the Administrative Agent appointed pursuant to this Section 12.9 shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder. After any retiring Collateral Agent’s resignation hereunder as the Collateral Agent, the provisions of this Agreement and the Security Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Security Documents while it was the Collateral Agent hereunder.

Upon the appointment of a successor Administrative Agent pursuant to this Section 12.9, the Lenders from time to time party hereto agree that the successor Administrative Agent shall be entitled to the Register of the resigning Administrative Agent in a form that shall be mutually agreed by such agents at the time of the appointment of the successor Administrative Agent, and each Agent, Credit Party, Lender and other party hereto agrees that the successor Administrative Agent shall be entitled to rely upon such Register without further inquiry and such Register shall be conclusive.

In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender or a Potential Defaulting Lender, the Letter of Credit Issuer may, at any time, upon giving five Business Days’ prior written notice to the Borrower and the Administrative Agent, resign as Letter of Credit Issuer, respectively, effective at the close of business New York time on a date specified in such notice; provided that such resignation by the Letter of Credit Issuer shall have no effect on the validity

US-DOCS\144294102.18

Exhibit 10.1

or enforceability of any Letter of Credit then outstanding or on the obligations of the Borrower or any Lender under this Agreement with respect to any such outstanding Letter of Credit or otherwise to the Letter of Credit Issuer.

12.10Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower or any Guarantor and without limiting the obligation of the Borrower or any Guarantor to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

12.11Security Documents and Guarantee.

(a)Agents under Security Documents and Guarantee. Each Secured Party hereby further authorizes the Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents. Without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be and are hereby authorized to execute and deliver on behalf of the Secured Parties the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement contemplated by Section 10.2(a), Section 10.2(g) and Section 10.2(r) and the Qualified Lien Intercreditor Agreement contemplated by Section 10.2(t). Subject to Section 13.1, without further written consent or authorization from any Secured Party, the Administrative Agent or Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Required Lenders (or such other Lenders as may be required to give such consent under Section 13.1) have otherwise consented or (ii) release any Guarantor from the Guarantee or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 13.1) have otherwise consented.

(b)Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Credit Documents to the contrary notwithstanding, the Borrower, the Agents and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent on behalf of the Secured Parties, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit

US-DOCS\144294102.18

Exhibit 10.1

on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

12.12Other Agents; Arrangers. None of the Lenders or other Persons identified on the facing page of this Agreement or elsewhere as a “co-syndication agent,” “co-documentation agent,” “joint lead arranger,” or “joint bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

12.13Erroneous Payments. If the Administrative Agent (x) notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 12.13 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two
(2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been

US-DOCS\144294102.18

Exhibit 10.1

made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)such Lender shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this clause (b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this clause (b) shall not have any effect on a Payment Recipient’s obligations pursuant to clause (a) or on whether or not an Erroneous Payment has been made.

(c)Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Credit Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d)The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender, as the case may be) under the Credit Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party; provided that this Section 12.13 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Credit Document), the Borrower for the purpose of making a payment on the Obligations.

(e)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 12.13 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.

US-DOCS\144294102.18

Exhibit 10.1

SECTION 13. Miscellaneous.

13.1Amendments and Waivers. Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented, terminated, waived or modified except in accordance with the provisions of this Section 13.1 (or in accordance with Extension Amendments pursuant to Section 2.15, any amendments in accordance with Section 2.10(c), or any Joinder Agreements in accordance with Section 2.14). The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent may, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive in writing, on such terms and conditions as the Required Lenders or the Administrative Agent and/or Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that no such waiver and no such amendment, supplement or modification shall (i) forgive or reduce any portion of any Loan or extend the final scheduled maturity date of any Loan or reduce the stated rate, or waive, reduce, postpone (it being understood that any change to the definition of Consolidated Total Debt to Consolidated EBITDA Ratio or Consolidated Senior Secured Debt to Consolidated EBITDA Ratio or in the component definitions thereof shall not constitute a reduction in the rate and only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate or amend Section 2.8(c)), or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or extend the final expiration date of any Lender’s Commitment or extend the final expiration date of any Letter of Credit beyond the L/C Maturity Date, or increase the aggregate amount of the Commitments of any Lender, or amend or modify any provisions of Section 5.3(a) (with respect to the ratable allocation of any payments only), or make any Loan, interest, Fee or other amount payable in any currency other than expressly provided herein, in each case without the written consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this Section 13.1 or reduce the percentages specified in the definitions of the terms “Required Lenders”, “Required Revolving Credit Lenders”, “Required Revolving Credit Lenders”, or “Required Term Loan Lenders”, consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3) or alter the order of application set forth in the final paragraph of Section 11, in each case without the written consent of each Lender directly affected thereby, or (iii) amend, modify, terminate or waive any provision of Section 12 without the written consent of the then-current Administrative Agent and Collateral Agent or any other former or current Agent to whom Section 12 then applies in a manner that directly affects such Person, or (iv) amend, modify, terminate or waive any provision of Section 3 with respect to any Letter of Credit without the written consent of the applicable Letter of Credit Issuer, or (v) [reserved], or (vi) change any Revolving Credit Commitment to a Term Loan Commitment, or change any Term Loan Commitment to a Revolving Credit Commitment, in each case without the prior written consent of each Lender directly affected thereby, or (vii) release all or substantially all of the Guarantors under the Guarantee (except as expressly permitted by the Guarantee or this Agreement), or release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents or this Agreement), in each case except with the prior written consent of each Lender, or (viii) amend Section 2.9 so as to permit Interest Period intervals greater than six months without regard to availability to Lenders, without the written consent of each Lender directly affected thereby, or (ix) decrease the New Term Loan Repayment Amount, extend any scheduled repayment date or decrease the amount or allocation of any mandatory prepayment to be received by any Term Loan Lender, in each case without the written consent of the Required Term Loan Lenders, unless permitted under this Agreement, or (x) affect the rights or duties of, or any fees or other amounts payable

US-DOCS\144294102.18

Exhibit 10.1

to, any Agent under this Agreement or any other Credit Document without the prior written consent of such Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Notwithstanding the foregoing, the Administrative Agent may, with the consent of Borrower only, amend, modify or supplement this Agreement, the First Lien Intercreditor Agreement, if any, the Second Lien Intercreditor Agreement, if any, or the Qualified Lien Intercreditor Agreement, if any, to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or Letter of Credit Issuer.

The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for the calculation of the minimum vote of the Lenders hereunder requiring any consent of the Lenders).

Notwithstanding the foregoing, in addition to any credit extensions and related Joinder Agreement(s) effectuated without the consent of Lenders in accordance with Section 2.14, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such Credit Facilities in any determination of the Required Lenders and other definitions related to such new Credit Facility.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the affected Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of any Class (“Refinanced Term Loans”) with a replacement term loan tranche (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable ABR Margin and Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable ABR Margin and Applicable Margin for such Refinanced Term Loans, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans of such Class in effect immediately prior to such refinancing.

US-DOCS\144294102.18

Exhibit 10.1

The Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (i) in full, upon the termination of this Agreement and the payment in cash of all Obligations hereunder (except for contingent indemnification obligations in respect of which a claim has not yet been made and except to the extent provided in any applicable intercreditor agreement), (ii) upon the sale or other disposition of such Collateral (including as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Credit Party, to the extent such sale or other disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination (in accordance with the terms of this Agreement) or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with this Section 13.1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the applicable Guarantee (in accordance with the following sentence) and (vi) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Collateral Documents. Any such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Lenders hereby irrevocably agree that a Guarantor shall be released from its Guarantee upon consummation of any transaction not prohibited hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary or otherwise no longer being required to be a Guarantor hereunder. The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender.

13.2Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a)if to the Borrower, the Administrative Agent, the Collateral Agent or the Letter of Credit Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(b)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the Collateral Agent and the Letter of Credit Issuer.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three (3) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and

US-DOCS\144294102.18

Exhibit 10.1

other communications to the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.

13.3No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

13.4Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

13.5Payment of Expenses; Indemnification. The Borrower agree (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of Latham & Watkins LLP and one counsel in each relevant local jurisdiction, (b) to pay or reimburse each Agent for all its reasonable out of pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent, the Collateral Agent and the other Agents (unless there is an actual or perceived conflict of interest in which case each such Person may retain its own counsel), (c) to pay, indemnify, and hold harmless each Letter of Credit Issuer, Lender and Agent from, any and all recording and filing fees and (d) to pay, indemnify, and hold harmless each Letter of Credit Issuer, Lender and Agent and their respective Affiliates, directors, officers, employees and agents from and against any and all other liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable and documented fees, disbursements and other charges of one primary counsel and one local counsel in each relevant jurisdiction to such indemnified Persons (unless there is an actual or perceived conflict of interest or the availability of different claims or defenses in which case each such Person may retain its own counsel), related to the transactions contemplated hereby (including, without limitation, the solicitation of consents, the syndication of the Loans, Commitments, Letters of Credit and other extension of credit made hereunder or the use of the proceeds therefrom (including any refusal by any Letter of Credit Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by the Borrower or any other Credit Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, and any other actions contemplated under that certain (i) Engagement Letter, dated as of October 7, 2019, (ii) Fee Letter, dated as of October 7, 2019 and (iii) Engagement Letter, dated as of September 17, 2023, and entered into by and among the Borrower, certain of the Joint Lead Arrangers and Joint Bookrunners and the other parties named therein) or, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law or to any actual or alleged presence, release or threatened release of Hazardous

US-DOCS\144294102.18

Exhibit 10.1

Materials involving or attributable to the operations of the Borrower, any of their Subsidiaries or any of the Real Estate (all the foregoing in this clause (d), collectively, the “indemnified liabilities”), provided that the Borrower shall have no obligation hereunder to any Agent or any Lender or any of their respective Affiliates, officers, directors, employees or agents with respect to indemnified liabilities to the extent it has been determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from (i) the gross negligence or willful misconduct of the party to be indemnified or any of its Affiliates, officers, directors, employees or agents, (ii) any material breach of any Credit Documents by the party to be indemnified or (iii) any claim not involving an act or omission of the Borrower or any of its Restricted Subsidiaries and that is brought by an indemnitee against another indemnitee (provided that such indemnitee is not an Agent or arranger). No Person entitled to indemnification under clause (d) of this Section 13.5 shall be liable for any damages arising from the use by others of any information or other materials obtained through the Platform or other similar information transmission systems in connection with this Agreement, nor shall any such Person have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Credit Party, its directors, stockholders or creditors or any other Person, whether or not any Person entitled to indemnification under clause (d) of this Section 13.5 is otherwise a party thereto. All amounts payable under this Section 13.5 shall be paid within ten Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expense in reasonable retail. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder. This Section 13.5 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

13.6Successors and Assigns; Participations and Assignments.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit), except that (i) except as expressly permitted by Section 10.3 the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section 13.6) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Lenders and each other Person entitled to indemnification under Section 13.15) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including participations in L/C Obligations) at the time owing to it) with the prior written consent of:

(A)the Borrower (which consent shall not be unreasonably withheld or delayed); provided that, (i) the Borrower shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with applicable law, the

US-DOCS\144294102.18

Exhibit 10.1

Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority and (ii) no consent of the Borrower shall be required
(x) for an assignment to a Lender or an Affiliate or Approved Fund of a Lender (unless increased costs, including any payments pursuant to indemnities under this Agreement, would result therefrom), (y) if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing, or (z) with respect to the initial syndication of the Loans, to the extent the Borrower has previously consented to such assignment in writing; and

(B)of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), and, in the case of Revolving Credit Commitments or Revolving Credit Loans only, the Letter of Credit Issuer, provided that (i) no consent of the Administrative Agent shall be required (x) for an assignment of any Commitment to an assignee that is a Lender with a Commitment of the same Class immediately prior to giving effect to such assignment or (y) for any assignment of any Loans funded by such Lender on the Closing Date, (ii) no consent of the Administrative Agent or the Letter of Credit Issuer shall be required for an assignment of any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

Notwithstanding the foregoing, no such assignment shall be made to a natural person.

(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of a Term Loan Commitment or Term Loan denominated in Dollars, $1,000,000), and increments of
$1,000,000 in excess thereof, unless each of the Borrower and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed), provided that no such consent of the Borrower shall be required if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing; provided, further, that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment;

US-DOCS\144294102.18

Exhibit 10.1

(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form approved by the Administrative Agent (the “Administrative Questionnaire”); and

(E)the assignee must comply with the requirements of Section 5.4(d) or (g), as applicable.

(iii)Subject to acceptance and recording thereof pursuant to clause (b)(iv) of this Section 13.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 13.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 13.6.

(iv)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance and Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender and any payment made by the Letter of Credit Issuer under any Letter of Credit pursuant to the terms hereof from time to time (the “Register”). Further, the Register shall contain the name and address of the Administrative Agent and the Lending Offices through which each such Person acts under this Agreement. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and the Letter of Credit Issuer, at any reasonable time and from time to time upon reasonable prior notice.

(v)Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 13.6 and any written consent to such assignment required by clause (b) of this Section 13.6, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register.

(c)(i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Letter of Credit Issuer, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Participant must comply with Section 5.4(e), and (D) the Borrower, the Administrative Agent, the Letter of Credit Issuer and the other Lenders shall continue to deal solely and directly with such Lender

US-DOCS\144294102.18

Exhibit 10.1

in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (vii) or (ix) of the proviso to Section 13.1 that affects such Participant. Subject to clause (c)(ii) of this Section 13.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11 and 5.4 to the same extent as if it were a Lender and provided that such Participant agrees to be subject to the requirements and limitations of those Sections as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender, provided such Participant agrees to be subject to Section 13.8(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to the Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Credit Documents) to any Person except to the extent such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii)A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11 or 5.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld).

(d)Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 13.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such pledge or assignment or for any other reason, the Borrower hereby agree that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit H-1 or H-2, as the case may be, evidencing the Term Loans and Revolving Credit Loans, respectively, owing to such Lender.

(e)Subject to Section 13.16, the Borrower authorize each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the

US-DOCS\144294102.18

Exhibit 10.1

Borrower and Affiliates in connection with such Lender’s credit evaluation of the Borrower and Affiliates prior to becoming a party to this Agreement.

(f)The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g)SPV Lender. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it shall not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 13.6, any SPV may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions approved by the Borrower and Administrative Agent providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section 13.6(g) may not be amended without the written consent of each SPV. Notwithstanding anything to the contrary in this Agreement, (x) no SPV shall be entitled to any greater rights under Sections 2.10, 2.11 and 5.4 than its Granting Lender would have been entitled to absent the use of such SPV and (y) each SPV agrees to be subject to the requirements of Sections 2.10, 2.11 and 5.4 as though it were a Lender and has acquired its interest by assignment pursuant to clause (b) of this Section 13.6.

(h)Notwithstanding anything to the contrary contained herein, (x) any Lender may, at any time at which no Default has occurred and is continuing, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans or Term Loan Commitments (and in no case any Revolving Credit Loans or Revolving Credit Commitments) to the Borrower or any Subsidiary and (y) the Parent may, from time to time, purchase or prepay Term Loans (other than Revolving Credit Loans), in each case, on a non-pro rata basis through (A) Dutch auction procedures open to all applicable Lenders on a pro rata basis in accordance with customary procedures to be agreed between the Borrower and the Administrative Agent (or other applicable agent managing such auction) or (B) open market purchases; provided that

US-DOCS\144294102.18

Exhibit 10.1

(i)any Loans or Commitments acquired by the Borrower or any Subsidiary shall be retired and cancelled promptly upon the acquisition thereof;

(ii)by its acquisition of Loan or Commitments, an Affiliated Lender shall be deemed to have acknowledged and agreed that:

(A)it shall not have any right to (x) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not then present, (y) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article II), or (z) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against any Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Credit Documents;

(B)except with respect to any amendment, modification, waiver, consent or other action described in clause (i) or (ii) of the second proviso of Section 13.1 or that adversely affects such Affiliated Lender in any material respect differently from other Lenders, the Loans held by an Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Lender vote; and

(C)if a case under Title 11 of the United States Code is commenced against any Credit Party, such Credit Party shall seek (and each Affiliated Lender shall consent) to provide that the vote of any Affiliated Lender (in its capacity as a Lender) with respect to any plan of reorganization of such Credit Party shall not be counted except that such Affiliated Lender’s vote (in its capacity as a Lender) may be counted to the extent any such plan of reorganization proposes to treat the Obligations held by such Affiliated Lender in a manner that is less favorable to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Borrower; each Affiliated Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of Loans and participations therein and any other amounts owed to such Affiliated Lender hereunder or under any other Credit Document and not in respect of any other claim or status such Affiliated Lender may otherwise have), from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (C);

(iii)the aggregate principal amount of Term Loans held at any one time by Affiliated Lenders may not exceed 30% of the aggregate principal amount of all Term Loans outstanding at such time under this Agreement; and

(iv)any such Loans acquired by an Affiliated Lender may, with the consent of the Borrower, be contributed to the Borrower and exchanged for debt or equity securities that are otherwise permitted to be issued at such time.

US-DOCS\144294102.18

Exhibit 10.1

For avoidance of doubt, the foregoing limitations under clause (ii) above shall not be applicable to Affiliated Institutional Lenders.

13.7Replacements of Lenders under Certain Circumstances.

(a)The Borrower shall be permitted to replace any Lender that (i) requests reimbursement for amounts owing pursuant to Section 2.10, 3.5 or 5.4, (ii) is affected in the manner described in Section 2.10(a)(iii) or (iv) and as a result thereof any of the actions described in such Section is required to be taken or (iii) becomes a Defaulting Lender, with a replacement bank or other financial institution, provided that (A) such replacement does not conflict with any Requirement of Law, (B) no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing at the time of such replacement, (C) the replacement bank or institution shall purchase, at par, all Loans and other amounts (other than any disputed amounts) owing to such replaced Lender, pursuant to Section 2.10, 2.11, 3.5 or 5.4, as the case may be, prior to the date of replacement, (D) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (E) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (F) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

(b)If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 13.1 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non- Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent; provided that (i) all Obligations (other than principal and interest) of the Borrower owing to such Non- Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment, each party hereto agrees that such assignment required pursuant to this Section 13.7(b) may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

(c)If (i) an amendment to this Agreement (a “Maturity Date Amendment”) provides for the extension of the maturity date of any Class or Series of Loans or Commitments under this Agreement (which Maturity Date Amendment may also include terms or modifications in addition to the extension of the maturity date) and (ii) one or more Lenders (“Non-Extending Lenders”) holding Loans or Commitments of the same Class or Series as those for which the maturity date is extended by the Maturity Date Amendment do not consent to and join in the Maturity Date Amendment, then the Borrower shall have the right (unless such Non-Extending Lender consents to and joins in the Maturity Date Amendment) to replace any such Non-Extending Lender by requiring such Non-Extending Lender to assign its Loans and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent and such assignee shall be deemed to consent to the Maturity Date Amendment and shall be included in determining the consent of the applicable Lenders; provided that (x) all Obligations (other than principal and interest) of the Borrower owing to such Non-Extending Lender being replaced shall be paid in full to such Non-Extending Lender concurrently with such assignment, and (y) the replacement Lender shall purchase the

US-DOCS\144294102.18

Exhibit 10.1

foregoing by paying to such Non-Extending Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment, each party hereto agrees that such assignment required pursuant to this Section 13.7(c) may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

13.8Adjustments; Set-off.

(a)If any Lender (a “benefited Lender”) shall at any time (other than pursuant to any assignment or participation permitted under Section 13.6) receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion (on the basis of the amount that would be payable or applicable to such Lender and other Lenders pursuant to Section 11.14) than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Notwithstanding the foregoing, no amount received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

(b)After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

13.9Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

13.10Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.11Integration. This Agreement and the other Credit Documents represent the agreement of the Borrower, the Collateral Agent, the Administrative Agent and the Lenders with respect

US-DOCS\144294102.18

Exhibit 10.1

to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Administrative Agent, the Collateral Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents. With the exception of the syndication, cooperation, indemnification, confidentiality, jurisdiction, governing law and waiver of jury trial provisions contained in the Commitment Letter (which syndication, cooperation, indemnification, confidentiality, jurisdiction, governing law, and waiver of jury trial provisions shall remain in full force and effect), all of the Borrower’s, Agents’, Lenders’ and their respective Affiliates’ obligations under the Commitment Letter shall terminate and be superseded by the Credit Documents (together with any other documents, instruments or agreements executed and delivered in connection therewith), and the Borrower, Agents, the Lenders, and their respective Affiliates shall be released from all liability in connection with such terminated and superseded obligations, including, without limitation, any claim for injury or damages, whether consequential, special direct, indirect, punitive or otherwise.

13.12GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

13.13Submission to Jurisdiction; Waivers.    The Borrower irrevocably and
unconditionally:

(a)submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof (provided that the Agents and Lenders reserve the right to bring proceedings against any Credit Party in the courts of any other jurisdiction in connection with the exercise of any rights under any Security Document or the enforcement of any judgment);

(b)consents that any such action or proceeding shall be brought solely in such courts (provided that the Agents and Lenders reserve the right to bring proceedings against any Credit Party in the courts of any other jurisdiction in connection with the exercise of any rights under any Security Document or the enforcement of any judgment) and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 or at such other address of which the Administrative Agent shall have been notified pursuant to Section 13.2;

(d)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

(e)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages; and

(f)hereby irrevocably designates, appoints and empowers the Borrower, in the case of any suit, action or proceeding, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in

US-DOCS\144294102.18

Exhibit 10.1

connection with this Agreement or any other Credit Document. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such Person in care of the Borrower at the Borrower’s address set forth on Schedule 13.2 or at such other address of which the Administrative Agent shall have been notified pursuant to Section 13.2, and such Person hereby irrevocably authorizes and directs the Borrower to accept such service on its behalf.

The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

13.14Acknowledgments. The Borrower hereby acknowledges that:

(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b)(i) the Credit Facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower and the other Credit Parties, on the one hand, and the Administrative Agent, the Lenders, the other Agents and the other Secured Parties on the other hand, and the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Lenders, the other Agents and the other Secured Parties is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for the Borrower, any other Credit Party or any of their respective Affiliates, shareholders, creditors or employees or any other Person; (iii) neither the Administrative Agent, any Lenders, any other Agents or any other Secured Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower, any other Credit Party or any of their respective Affiliates, shareholders, creditors or employees or any other Person with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or other Agent has advised or is currently advising the Borrower, Credit Party or Affiliate, shareholder, creditor or employee or other Person on other matters) and neither the Administrative Agent or other Agent has any obligation to the Borrower, any other Credit Party or any of their respective Affiliates, shareholders, creditors or employees or any other Person with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iv) the Administrative Agent, the Lenders, the other Agents and the other Secured Parties their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Credit Parties and their respective Affiliates, shareholders, creditors or employees or any other Person, and neither the Administrative Agent, nor any Lender, nor any other Agent nor any other Secured Party has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship;
(v)neither the Administrative Agent, nor any Lender, nor any other Agent nor any other Secured Party has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate and (vi) no fiduciary, advisory or agency relationship between the Credit Parties and the Administrative Agent, the Lenders, the other Agents or the other Secured Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Credit Documents, irrespective of whether the Administrative Agent, the Lenders, the other Agents and the other Secured Parties have advised

US-DOCS\144294102.18

Exhibit 10.1

or are advising the Credit Parties on other matters, and the relationship between the Administrative Agent, the Lenders, the other Agents and the other Secured Parties, on the one hand, and the Credit Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor; and

(c)no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, on the one hand, and any Lender, on the other hand.

13.15WAIVERS OF JURY TRIAL. THE BORROWER, EACH AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

13.16Confidentiality. Each Agent and each Lender shall hold all non-public information furnished by or on behalf of the Borrower or any of their Subsidiaries in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Agent or Lender pursuant to the requirements of this Agreement (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and (in the case of a Lender that is a bank) in accordance with safe and sound banking practices and in any event may make disclosure as required or requested by any governmental agency or any governmental or private regulatory agency or authority or representative thereof or pursuant to legal process or applicable law or regulation or
(a) to such Lender’s or Agent’s attorneys, professional advisors, independent auditors, trustees or Affiliates,
(b) to an investor or prospective investor in a Securitization that agrees its access to information regarding the Credit Parties, the Loans and the Credit Documents is solely for purposes of evaluating an investment in a Securitization and who agrees to treat such information as confidential, (c) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for a Securitization and who agrees to treat such information as confidential, (d) to a nationally recognized ratings agency that requires access to information regarding the Credit Parties, the Loans and Credit Documents in connection with ratings issued with respect to a Securitization, (e) to data service providers, including league table providers, that serve the lending industry, if such information is routinely provided by Agents to such data service providers and (f) in connection with the exercise of any remedy hereunder or under any other Credit Document; provided that unless specifically prohibited by applicable law or regulation or court order, each Lender and Agent shall use commercially reasonable efforts to notify the Borrower of any request made to such Lender or Agent by any governmental agency or any governmental or private regulatory agency or authority or representative thereof (other than any such request in connection with a routine examination of such Lender or Agent by such governmental agency or any governmental or private regulatory agency or authority or representative thereof) for disclosure of any such non-public information prior to disclosure of such information; provided, further, that in no event shall any Lender or Agent be obligated or required to return any materials furnished by or on behalf of the Borrower or any Subsidiary. Each Lender and Agent agrees that it will not provide to prospective Transferees or to any pledgee referred to in Section 13.6 or to prospective direct or indirect contractual counterparties in swap agreements to be entered into in connection with Loans made hereunder any of the Confidential Information unless such Person is advised of and agrees to be bound by the provisions of this Section 13.16 or other provisions at least as restrictive as this Section 13.16.

13.17Direct Website Communications.

(a)The Borrower may, at its option, provide to the Administrative Agent any information, documents and other materials that it is obligated to furnish to the Administrative Agent

US-DOCS\144294102.18

Exhibit 10.1

pursuant to the Credit Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any Default or Event of Default or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to the Administrative Agent at the e-mail address as set forth on Schedule 13.2; provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. Nothing in this Section 13.17 shall prejudice the right of the Borrower, the Agents or any Secured Party to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

(b)The Administrative Agent agrees that the receipt of the Communications sent to the Administrative Agent at its e-mail address set forth on Schedule 13.2 shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents, provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the Administrative Agent. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

(c)Notices and other communications to the Lenders, and to any potential Lenders, participants or assignees (i) that becomes a party hereto pursuant to an assignment agreement, joinder agreement or participation letter and (ii) that agrees to be bound by Section 13.16 (each, an “Additional Lender” and, collectively, the “Additional Lenders”) and the Administrative Agent hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”)) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender, any Additional Lender or the Administrative Agent pursuant to Section 2 if such Lender, Additional Lender or the Administrative Agent, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return

US-DOCS\144294102.18

Exhibit 10.1

receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d)THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” EACH AGENT PARTY (AS DEFINED BELOW) DOES NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM, AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMMUNICATIONS OR IN THE PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMMUNICATIONS OR THE
PLATFORM. In no event shall any Agent or any of its Related Parties (collectively, the “Agent Parties” and each an “Agent Party”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or any Agent’s transmission of Communications by electronic communication (including e-mail and Internet or intranet websites, including the Platform), except to the extent the liability of such liability resulted from the gross negligence, bad faith or willful misconduct of an Agent or its Affiliates, officers, directors, employees or agents or a material breach of the Credit Documents by such Agent.

The Borrower and each Lender acknowledge that certain of the Lenders may be “public- side” Lenders (Lenders that do not wish to receive material non-public information with respect to the Borrower, its Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to the Credit Documents or otherwise are being distributed through the Platform, any document or notice that the Borrower has indicated contains only publicly available information with respect to the Borrower may be posted on that portion of the Platform designated for such public-side Lenders. If the Borrower has not indicated whether a document or notice delivered contains only publicly available information, the Administrative Agent shall post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to the Borrower, its Subsidiaries and their securities. Notwithstanding the foregoing, the Borrower shall use commercially reasonable efforts to indicate whether any document or notice contains only publicly available information.

13.18USA PATRIOT Act; Beneficial Ownership Regulation.

(a)Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act.

(b)Promptly following any request therefor, the Borrower shall provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation.

US-DOCS\144294102.18

Exhibit 10.1

13.19Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

13.20Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

13.21Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

US-DOCS\144294102.18

Exhibit 10.1

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

13.22Effect of Amendment and Restatement of the Existing Credit Agreement.

(a)On the Closing Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Credit Agreement shall thereafter be of no further force and effect and shall be deemed replaced and superseded in all respects by this Agreement. The parties hereto acknowledge and agree that (a) this Agreement and the other Credit Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or termination of the “Obligations” incurred under the Existing Credit Agreement or the other Credit Documents as in effect prior to the Closing Date and which remain outstanding as of the Closing Date, (b) the “Obligations” incurred under the Existing Credit Agreement and the other Credit Documents are in all respects continuing (as amended and restated hereby and which are in all respects hereafter subject to the terms herein) and (c) the Liens and security interests as granted under the applicable Credit Documents securing payment of “Obligations” incurred under the Existing Credit Agreement are in all respects continuing and in full force and effect and are reaffirmed hereby except as released or terminated in connection herewith. The Borrowers and the Credit Parties acknowledge and agree that Section 13.5 of the Existing Credit Agreement shall, to the extent applicable immediately prior to the Closing Date, survive for the intended beneficiaries of such provision to the extent such provision applies with respect to any Indemnified Liabilities (under and as defined in Section 13.5 of the Existing Credit Agreement) relating to events and circumstances occurring prior to the Closing Date. As of the Closing Date, the Revolving Credit Loans as defined in the Existing Credit Agreement (such loans, the “Existing Loans”) and Revolving Credit Commitments as defined in the Existing Credit Agreement (such commitments, the “Existing Revolving Commitments”) immediately prior to the Closing Date shall automatically, without any action on the part of any Person, be designated for all purposes of this Agreement and the other Credit Documents as Revolving Credit Loans and Revolving Credit Commitments hereunder. The Administrative Agent shall mark the Register accordingly to provide for such designation of the Existing Loans and Existing Revolving Commitments among the Lenders in this Agreement according to their proportionate shares thereof, as applicable. On the Closing Date, the commitments of each Exiting Lender shall be terminated, all outstanding amounts due under the Existing Credit Agreement and the other Credit Documents (as defined in the Existing Credit Agreement) to such Exiting Lender on the Closing Date shall be paid in full, and each Exiting Lender (i) shall cease to be a Lender under the Existing Credit Agreement and (ii) shall not be a Lender under this Agreement, and each Lender under this Agreement shall not have been deemed to assume the commitments of the Lenders under the Existing Credit Agreement.

(b)On and after the Closing Date, (i) all references to the Existing Credit Agreement or the Credit Agreement in the Credit Documents (other than this Agreement) shall be deemed to refer to the Existing Credit Agreement, as amended and restated hereby, (ii) all references to any section (or subsection) of the Existing Credit Agreement or the Credit Agreement in any Credit Document (but not herein) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, on or after the Closing Date, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be references to the Existing Credit Agreement, as amended and restated hereby.

(c)This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver or other modification, whether or not similar and, except

US-DOCS\144294102.18

Exhibit 10.1

as expressly provided herein or in any other Credit Document, all terms and conditions of the Credit Documents remain in full force and effect unless otherwise specifically amended hereby or by any other Credit Document.

13.23Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the
U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 14. Parallel Debt.

14.1Parallel Debtors. The Borrower irrevocably and unconditionally undertakes (and to the extent necessary undertakes in advance) to pay to the Collateral Agent amounts equal to any amounts owing from time to time by it to any Lender under this Agreement or any Secured Hedge Agreement as and when those amounts are due.

14.2Corresponding Debt. The obligations of the Borrower under Section 14.1 are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of the Borrower to any Lender under this Agreement or under any Secured Hedge Agreement (the “Corresponding Debt”) nor shall the amounts for which the Borrower is liable under Section 14.1 (the “Parallel Debt”) be limited or affected in any way by the Corresponding Debt; provided that:

(a)the Parallel Debt of the Borrower shall be decreased to the extent that its Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and

(b)the Corresponding Debt of the Borrower shall be decreased to the extent its Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and

US-DOCS\144294102.18

Exhibit 10.1

(c)the amount of the Parallel Debt of the Borrower shall at all times be equal to the amount of the Corresponding Debt.

14.3Collateral Agent. For the purpose of this Section 14, the Collateral Agent acts in its own name and on behalf of itself and not as agent, representative or trustee of any other Lender, and its claims in respect of the Parallel Debt shall not be held on trust. The charges and encumbrances granted to the Collateral Agent pursuant to the Dutch Security Documents to secure the Parallel Debt are granted to the Collateral Agent in its capacity as creditor of the Parallel Debt and shall not be held on trust.

14.4Collections. All moneys received or recovered by the Collateral Agent pursuant to this Section 14, and all amounts received or recovered by the Collateral Agent from or by the enforcement of any charge or encumbrance granted to secure the Parallel Debt, shall be applied in accordance with Section 11.14 of this Agreement.

14.5Acknowledgments. Without limiting or affecting the Collateral Agent’s rights against the Borrower (whether under this Section 14 or under any other provision of the Credit Documents), the Borrower acknowledges that (a) nothing in this Section 14 shall impose any obligation on the Collateral Agent to advance any sum to the Borrower or otherwise under this Agreement, except in its capacity as Lender; and

(a) for the purpose of any vote taken under any Credit Document, the Collateral Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Lender.

14.6Simultaneous Maturity. For the avoidance of doubt, the Parallel Debt will become due and payable at the same time the Corresponding Debt becomes due and payable.

14.7No Common Property; Administration Agreement. Each party to this Agreement confirms that, in accordance with this Section 14, a claim of the Collateral Agent against the Borrower in respect of the Parallel Debt does not constitute common property within the meaning of Section 3:166 Dutch Civil Code and that the provisions relating to such common property shall not apply. If, however, it shall be held that such claim of the Collateral Agent does constitute such common property and such provisions do apply, the parties agree that this Agreement shall contain the administration agreement within the meaning of Section 3:168 Dutch Civil Code. Notwithstanding anything to the contrary in this Agreement, Section 14 of this Agreement, and the rights and obligations of the parties under Section 14, shall be governed by, and construed and interpreted in accordance with, the laws of the Netherlands.

SECTION 15. Release of Existing Dormant Subsidiaries.

15.1The Released Credit Parties are hereby released from any and all obligations under the Credit Documents, including, without limitation, any obligations arising under any Guarantees made by any Released Credit Parties, the Obligations and the Secured Obligations (as such term is defined in any applicable Security Document). Upon the request of the Borrower or any Released Credit Party, the Administrative Agent and the Collateral Agent shall, at the sole cost of the Borrower or such Released Credit Party, promptly execute such documents, and take such actions, as may be appropriate or advisable to further confirm the releases described in this Section 15.1, and shall provide such other further assurances thereof as may be reasonably requested by the Borrower or any Released Credit Party from time to time. The Lenders approve of and authorize such actions.

15.2All security interests and Liens that were granted by any Released Credit Party to the Collateral Agent, any other agent or any Lender under the Credit Documents on or prior to the

US-DOCS\144294102.18

Exhibit 10.1

Closing Date are hereby released and terminated and all security interests and Liens that were granted to the Collateral Agent, any other agent or any Lender under the Credit Documents by any Credit Party in any Stock and Stock Equivalents of any Dormant Subsidiary on or prior to the Closing Date is hereby terminated and released. The Administrative Agent and the Collateral Agent fully releases, or shall cause the full release of, all such security interests and Liens granted by any Released Credit Party under the Credit Documents and all such security interests and Liens in the Stock and Stock Equivalent of each Dormant Subsidiary. Upon the request of the Borrower or any Released Credit Party, and at the cost of such Borrower or Released Credit Party, the Administrative Agent and the Collateral Agent shall promptly execute such documents, and take such reasonable actions, as may be appropriate or advisable to further confirm the releases and terminations described in this Section 15.2 including, without limitation, terminations of Uniform Commercial Code financing statements and terminations and cancellations of other notices, filings, registrations, or other recordings thereof, reassignments of collateral, deliveries of collateral, and terminations of control agreements, as may be necessary to fully and completely release and terminate such security interests and Liens. The Lenders approve of and authorize such actions. Upon the Closing Date, the Lenders, the Administrative Agent and the Collateral Agent authorize the Borrower or its designee to file UCC-3 financing statement amendments to terminate any financing statement of record filed with respect to the obligations naming any of the Released Credit Parties as a debtor and the Collateral Agent as the secured party of record.

15.3The Administrative Agent and the Collateral Agent hereby agree to promptly deliver to the Borrower or the Released Credit Parties, or to such persons as may be designated by the Borrower or the Released Credit Parties, all possessory collateral that was pledged or otherwise delivered to the Administrative Agent or the Collateral Agent by the Released Credit Parties or any of them and all possessory collateral constituting or evidencing the Stock and Stock Equivalents of each Dormant Subsidiary that was pledged or otherwise delivered to the Administrative Agent or the Collateral Agent under the Credit Documents prior to the Closing Date. The Lenders approve of and authorize such actions.

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Exhibit 10.1
EXHIBIT B SCHEDULE 1.1(g)
1.National Hispanic University, LLC

2.Exeter Street Illinois LLC

US-DOCS\144359494.19

Exhibit 10.1

SCHEDULE 10.4

All Assets relating to the online proctoring tool known as “Sumadi” and all legal entities relating to such product in the US, the Netherlands and Honduras.

All Assets relating to K-12 educational programs in Mexico meeting the criteria for classification as held for sale under ASC 360-10-45-9, “Long-Lived Assets Classified as Held for Sale” and all legal entities relating to such Assets.

All Assets related to campuses for UPN in Peru.

All Assets and Equity in Subsidiaries that the Borrower has determined are no longer necessary given prior divestitures consummated by Borrower and its Subsidiaries and which are subject to the legal entity rationalization project.

US-DOCS\144359494.19

Exhibit 10.1

SCHEDULE I

SERIES 2028 EXTENDED REVOLVING CREDIT COMMITMENT REDUCTION

Name of Lender	Series 2028 Extended Revolving Credit Commitment
Goldman Sachs Lending Partners LLC	$0
Citibank, N.A.	$20,000,000

US-DOCS\144359494.19

Exhibit 10.1

SCHEDULE II

SERIES 2028 REVOLVING CREDIT COMMITMENTS

Name of Lender	Series 2028 Extended Revolving Credit Commitment	Series 2028 Incremental Revolving Credit Commitment	Total Series 2028 Revolving Credit Commitment
Goldman Sachs Bank USA	$0	$100,000,000	$100,000,000.00
Citibank, N.A.	$20,000,000	$0	$20,000,000.00
The Bank of Nova Scotia	$0	$35,000,000	$35,000,000.00
			Total: $155,000,000.00

US-DOCS\144359494.19

Exhibit 10.1

SCHEDULE III

SERIES 2024 REVOLVING CREDIT COMMITMENTS

Name of Lender	Series 2024 Revolving Credit Commitment
JPMorgan Chase Bank, N.A.	$31,949,152.54
Barclays Bank PLC	$31,949,152.54
Bank of Montreal	$31,949,152.55
Credit Suisse AG, Cayman Islands Branch	$31,949,152.54
Macquarie Capital Funding LLC	$4,915,254.24
Banco de Credito e Inversiones, S.A., Miami Branch	$12,288,135.59
Total	$145,000,000.00

US-DOCS\144359494.19

Exhibit 10.1

SCHEDULE IV

THIRD AMENDMENT DATE EXISTING LETTER OF CREDIT

Letter of Credit issued by JPMorgan Chase Bank, N.A. in the stated amount of $853,000 for the account of the Borrower.

US-DOCS\144359494.19